 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1999
                                                     REGISTRATION NO. 333-63723
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                             REGENCY CENTERS, L.P.
        (EXACT NAME OF PRIMARY REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------
        DELAWARE                     6500                    59-3429602
     (State or other           (Primary Standard          (I.R.S. Employer
      jurisdiction                Industrial             Identification No.)
    of incorporation)         Classification Code)

     REGENCY REALTY
       CORPORATION                  Florida                       6798                 59-3191743
     REGENCY OFFICE
    PARTNERSHIP, L.P.               Delaware                      6500                 59-3402467
      RRC OPERATING
      PARTNERSHIP OF
      GEORGIA, L.P.                 Georgia                       6500                 59-3363127
    RRC FL FIVE, INC.               Florida                       6500                 59-3248289
 RRC ACQUISITIONS, INC.             Florida                       6500                 59-3210155
     (Exact Name of        (State of Incorporation of                                 (IRS Employer
  Additional Registrants    Additional Registrants)                                Identification No.)
  as specified in their                               (Primary Standard Industrial
        Charters)                                         Classification Code)

                      121 WEST FORSYTH STREET, SUITE 200
                          JACKSONVILLE, FLORIDA 32202
                                (904) 356-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                             MARTIN E. STEIN, JR.,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      121 WEST FORSYTH STREET, SUITE 200
                          JACKSONVILLE, FLORIDA 32202
                                (904) 356-7000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
                           CHARLES E. COMMANDER III
                                LINDA Y. KELSO
                                FOLEY & LARDNER
                               200 LAURA STREET
                          JACKSONVILLE, FLORIDA 32202

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

               PRELIMINARY PROSPECTUS DATED JANUARY 11, 1999

PROSPECTUS


                             REGENCY CENTERS, L.P.

                               OFFER TO EXCHANGE
                                  $100,000,000

     REDEEMABLE 7 1/8% NOTES DUE 2005 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING REDEEMABLE 7 1/8% NOTES DUE
                                      2005

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
               NEW YORK CITY TIME, ON     , 1999, UNLESS EXTENDED

  Regency Centers, L.P., a Delaware limited partnership, hereby offers, upon the terms and subject to the conditions set forth in this prospectus and the accompanying Letter of Transmittal, to exchange up to $100,000,000 aggregate principal amount of its redeemable 7 1/8% Notes due 2005 which have been registered under the Securities Act of 1933, as amended (the "New Notes") for a like principal amount of its issued and outstanding redeemable 7 1/8% Notes due 2005 (the "Old Notes" and, together with the New Notes, the "Notes"). Pursuant to the exchange offer, Regency Realty Corporation, a Florida corporation, Regency Office Partnership, L.P., a Delaware limited partnership, RRC Operating Partnership of Georgia, L.P., a Georgia limited partnership, RRC FL Five, Inc., a Florida corporation, and RRC Acquisitions, Inc., a Florida corporation, are also exchanging their guarantee of the payment of the Old Notes for a like guarantee of the New Notes. As of the date of this prospectus, $100,000,000 aggregate principal amount of Old Notes is outstanding. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes (together with the new guarantees) have been registered under the Securities Act of 1933, as amended. The New Notes evidence the same debt as the Old Notes and will be issued and entitled to the same benefits under the indenture relating to the Old Notes.

                                  ------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED BY HOLDERS BEFORE DECIDING WHETHER OR NOT TO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

                                  ------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                   The date of this prospectus is     , 1999.

(Cover continued from previous page)

  Interest on the Notes is payable semiannually on January 15 and July 15 of each year, commencing January 15, 1999. Holders who exchange their Old Notes for New Notes in this exchange offer will receive interest accrued on their Old Notes from January 15, 1999 to the date of issuance of the New Notes together with the accrued interest on their New Notes in one interest payment, payable on July 15, 1999. The Notes are redeemable, in whole or in part, at the option of the issuer at any time at a redemption price equal to the sum of
(i) the principal amount of the Notes or portion thereof being redeemed plus accrued and unpaid interest thereon to the date of redemption and (ii) an amount, computed based on the average of the most recent published yields for Treasury constant maturities plus 0.25%, intended to compensate the holder for any loss of interest over the term of the Notes due to the redemption of the Notes. The Notes are senior unsecured obligations of the issuer and are entitled to the same priority in payment with each other and with the issuer's other unsecured and unsubordinated indebtedness. The issuer's obligations under the Notes are unconditionally guaranteed by the guarantors named above. Because the holders of secured debt may foreclose on the assets of the issuer which secure such debt, thereby reducing the cash flow available for payment of the issuer's unsecured indebtedness, and because the holders of secured debt would have priority over unsecured creditors in the event of the issuer's liquidation, the Notes are effectively subordinated to mortgages and other secured indebtedness of the issuer. As of September 30, 1998, the issuer had outstanding $167.4 million of unsecured, unsubordinated indebtedness including the Notes, all of which ranks without preference, and had $216.8 million of secured indebtedness (including mortgage indebtedness). The issuer has no debt which is subordinated to the Notes.

  The Old Notes originally were issued and sold on July 20, 1998 in a transaction not registered under the Securities Act of 1933, in reliance on the exemptions provided in Section 4(2) of and Rule 144A under the Securities Act of 1933. The issuer is making the exchange offer in reliance on positions of the staff of the Securities and Exchange Commission set forth in certain interpretive letters issued to other parties in other transactions. The issuer has not sought its own interpretive letter, however, and there can be no assurance that the staff of the Securities and Exchange Commission would make a similar determination with respect to this exchange offer. Based upon such positions of the Securities and Exchange Commission staff, the issuer believes that the New Notes issued in this exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than a holder that is a broker-dealer, as set forth below, or an "affiliate" of the issuer within the meaning of Rule 405 under the Securities Act of 1933) without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of such New Notes. Holders of Old Notes accepting the exchange offer are required to represent to the issuer in the Letter of Transmittal that such conditions have been met. Each broker-dealer that receives New Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The issuer will use its reasonable best efforts to make this prospectus available to any such broker-dealer, and to update this prospectus for use in connection with any such resale for such period of time as broker-dealers must deliver a prospectus, up to 180 days after the consummation of the exchange offer.

  The New Notes are new securities for which there currently is no trading market. The issuer does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the Nasdaq quotation system. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and PaineWebber Incorporated have advised the issuer that they currently intend to make a market in the New Notes after this exchange offer as permitted by applicable laws and regulations, although they are not obligated to do so and may discontinue any market making activity at any time without notice. Accordingly, there can be no assurance that a trading market for the New Notes will develop or, if one does develop, that it will be sustained. If an active trading market for the New Notes fails to develop or be sustained, the trading price of the New Notes could be materially adversely affected.

  Any Old Notes not tendered and accepted in this exchange offer will remain subject to the existing restrictions on transfer of the Old Notes, and the issuer will have no further obligations to the holders of such Old Notes to provide for their registration under the Securities Act of 1933, as amended (except as otherwise described herein). It is not expected that a trading market in the Old Notes will develop while they are subject to restrictions on transfer. In addition, a holder's ability to sell untendered Old Notes could be adversely affected to the extent that Old Notes are tendered and accepted in this exchange offer.

  The issuer will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or before 5:00 p.m., New York City time, on the
date the exchange offer expires, which will be       , 1999, unless the
exchange offer is extended by the issuer in its sole discretion. Tenders of Old Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the date the exchange offer expires, as it may be extended. The exchange offer is not conditioned upon any minimum amount of Old Notes being tendered for exchange, but the exchange offer is subject to certain terms and conditions. Old Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The issuer has agreed to pay all of the expenses incurred by it in connection with the exchange offer.

  This prospectus, together with the Letter of Transmittal, is being first
sent to all registered holders of Old Notes on or about        , 1999.

                     INFORMATION INCORPORATED BY REFERENCE

  The documents listed below have been filed by Regency Centers, L.P. or Regency Realty Corporation with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and are incorporated herein by reference:

1. Regency Centers, L.P.'s Registration Statement on Form 10 filed August 7, 1998 (Commission File No. 0-24763) as amended by Form 10/A filed October 20, 1998 and by Form 10/A-2 filed November 25, 1998;

2. Regency Centers, L.P.'s Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 (Commission File No. 1-12298) as amended by Form 10-Q/A filed October 20, 1998, and September 30, 1998 (Commission File No. 0-24763);

3. Regency Realty Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 1-12298);

4. Regency Realty Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (Commission File No. 1-12298);

5. Regency Realty Corporation's Current Report on Form 8-K dated January 12, 1998, as amended by Form 8-K/A dated March 11, 1998 (Commission File No. 1-12298);

6. Regency Realty Corporation's Current Report on Form 8-K dated January 14, 1998 (Commission File No. 1-12298);

7. Regency Realty Corporation's Current Report on Form 8-K dated and filed September 24, 1998 (Commission File No. 1-12298); and

8. Regency Realty Corporation's Current Report on Form 8-K dated and filed October 7, 1998 (Commission File No. 1-12298).

  All documents filed with the Securities and Exchange Commission after the filing of this prospectus by each of the issuer and any guarantor pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and before termination of this exchange offer shall be deemed to be incorporated by reference in this prospectus and be a part hereof from the time of filing of such document.

  Any statement in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that another statement in a subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

                             AVAILABLE INFORMATION

  Regency Centers, L.P. and Regency Realty Corporation will provide without charge to any person to whom a copy of this prospectus is delivered, upon their written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be addressed to Ms. Lesley Stocker, Shareholder Communications, 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202 (telephone: (904) 356-7000).

  Regency Centers, L.P. and Regency Realty Corporation are subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file quarterly and annual reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected at the Public Reference Rooms maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the following regional offices of the Securities and Exchange Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Certain of such information may be accessed electronically at the Securities and Exchange Commission's World Wide Web site at http://www.sec.gov. In addition, Regency Realty Corporation's common stock is listed on the New York Stock Exchange and its reports filed with the Securities and Exchange Commission and other information concerning Regency Realty Corporation can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Regency Realty Corporation also maintains a Web site at www.regencyrealty.com.

  The issuer and the guarantors have filed with the Securities and Exchange Commission a registration statement on Form S-4, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to such registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the issuer and the securities offered hereby, reference is hereby made to such registration statement and such exhibits and schedules, which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission and accessed electronically at the Securities and Exchange Commission's World Wide Web site at the address set forth in the previous paragraph.

                                    SUMMARY

  The following is a summary of certain material information in this prospectus. This summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus or incorporated herein by reference.

                        THE COMPANY AND THE PARTNERSHIP

  Regency Centers, L.P., the issuer of the Notes, is a limited partnership which acquires, owns, develops and manages neighborhood and community shopping centers in the eastern half of the United States. As a result of the formation of Regency Centers, L.P. in 1996 and the subsequent consolidation of substantially all of its neighborhood and community shopping centers in early 1998, Regency Centers, L.P. is the primary entity through which Regency Realty Corporation owns its properties and through which Regency Realty Corporation intends to expand its ownership and operation of properties. Regency Realty Corporation is a real estate investment trust, the common stock of which is traded on the New York Stock Exchange.

                              RECENT DEVELOPMENTS

  On September 23, 1998, Regency Realty Corporation agreed to merge with Pacific Retail Trust, a real estate investment trust owning 67 grocery and drug store anchored shopping centers in the western United States. Regency will account for the merger as a purchase transaction with Regency as the acquiring company. Security Capital Holdings S.A., Regency's largest shareholder, owns 69.9% of Pacific Retail Trust and will own a majority of Regency after the merger.

  In December 1998, RRC FL Seven, Inc. and RRC Acquisitions, Two, Inc. were merged into RRC Acquisitions, Inc., Regency Retail Centers of Ohio, Inc. was merged into Regency Realty Corporation, and Hyde Park Partners, L.P. was merged into Regency Centers, L.P. RRC FL Seven, Inc. and RRC Acquisitions Two, Inc. had no operations and Regency Retail Centers of Ohio, Inc. held a 1.04% interest in Hyde Park Partners, L.P. Each was formerly a wholly-owned subsidiary of Regency. Regency Centers, L.P. will account for the merger of Hyde Park Partners, L.P. as a reorganization of entities under common control. The obligations of RRC FL Seven, Inc., RRC Acquisitions Two, Inc., Regency Retail Centers of Ohio, Inc. and Hyde Park Partners, L.P. as guarantors of the Old Notes were assumed by RRC Acquisitions, Inc. and Regency Realty Corporation.

                                  RISK FACTORS

  Holders of Old Notes who do not exchange their Old Notes for New Notes in this exchange offer will remain subject to the existing restrictions on transfer of the Old Notes and may have more difficulty selling such untendered Old Notes.

  Holders of Notes are also subject to the risks that (i) there is no established trading market for the Notes, (ii) the creditworthiness of the Notes may be adversely affected by a highly leveraged transaction or a change in control of the issuer or Regency Realty Corporation, and (iii) the holders of secured indebtedness of the issuer could foreclose on the assets securing such indebtedness and thereby reduce the cash flow available for payment of the Notes.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER.............  The issuer is offering to exchange up to $100,000,000 aggregate principal amount of its redeemable 7 1/8% Notes
                                 due 2005 which have been registered under the Securities
                                 Act of 1933 for a like aggregate principal amount of its
                                 outstanding redeemable 7 1/8% Notes due 2005.

PROCEDURES FOR TENDERING OLD     See "The Exchange Offer--Procedures for Tendering Old
NOTES..........................  Notes."

CONDITIONS TO THE EXCHANGE       The exchange offer is subject to certain conditions. The
OFFER..........................  exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered for
                                 exchange, but Old Notes may be tendered only in
                                 denominations of $1,000 or integral multiples thereof.

EXPIRATION DATE................  The exchange offer will expire at 5:00 p.m., New York
                                 City time, on     , 1999, or such later date and time to
                                 which it is extended. Any Old Notes not accepted for
                                 exchange for any reason will be returned without expense
                                 to the tendering holder thereof as promptly as
                                 practicable after the expiration or termination of the
                                 exchange offer.

WITHDRAWAL RIGHTS..............  A tender of Old Notes in the exchange offer may be withdrawn at any time before the expiration of the
                                 exchange offer by delivering a written notice of such
                                 withdrawal to First Union National Bank, as exchange
                                 agent, in conformity with certain procedures set forth
                                 below under "The Exchange Offer--Withdrawal Rights."

EXCHANGE AGENT.................  First Union National Bank is serving as exchange agent in connection with the exchange offer.

EFFECT ON HOLDERS OF OLD NOTES.  Upon the acceptance of Old Notes for exchange in the exchange offer, holders of Old Notes will have no further
                                 registration or other rights, except in certain limited
                                 circumstances, under the Registration Rights Agreement
                                 dated July 15, 1998 among the issuer, the guarantors,
                                 Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated
                                 and PaineWebber Incorporated. Holders of Old Notes who do
                                 not tender them in the exchange offer will continue to be
                                 entitled to all the rights applicable thereto (other than
                                 the right to additional interest upon the occurrence of
                                 certain defaults under the registration rights agreement
                                 referenced above) under the Indenture dated as of July
                                 20, 1998 among the issuer, the guarantors and First Union
                                 National Bank, as trustee, which relates to both the Old
                                 Notes and the New Notes, but will continue to be subject
                                 to the restrictions on transfer of the Old Notes provided
                                 for in the Old Notes and in such indenture. See "Risk
                                 Factors--Failure to Exchange Old Notes May Adversely
                                 Affect Holders due to Transfer Restrictions and Lack of
                                 Liquidity."

                                 THE NEW NOTES

  The terms of the New Notes will be identical in all material respects (including principal amount, interest rate, maturity and ranking) to the terms of the Old Notes for which they are exchanged, except that the New Notes will be freely transferable except as described herein. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer" and "Description of Notes."

 NOTES OFFERED.................. Up to $100,000,000 aggregate principal amount of redeemable 7 1/8% Notes due July 15, 2005 registered
                                 under the Securities Act of 1933.

 MATURITY....................... The New Notes will mature on July 15, 2005.

 SCHEDULED INTEREST PAYMENT      January 15 and July 15 of each year, commencing January
 DATES.......................... 15, 1999 for the Old Notes. Holders whose Old Notes are accepted for exchange will receive interest on such Old
                                 Notes accrued from January 15, 1999, to the date of
                                 issuance of the New Notes with such interest payable with
                                 the first interest payment on the New Notes on July 15,
                                 1999. Consequently, holders who exchange their Old Notes
                                 for New Notes will receive the same interest payment
                                 payable on July 15, 1999 that they would have received
                                 had they not accepted the exchange offer.

 OPTIONAL REDEMPTION............ The New Notes will be redeemable, in whole or in part, at the option of the issuer at any time at a redemption
                                 price equal to the sum of (i) the principal amount of the
                                 Notes or portions thereof being redeemed plus accrued and
                                 unpaid interest thereon and (ii) a Make-Whole Amount.

                                 The "Make-Whole Amount" is equal to the excess, if any,
                                 of (i) the aggregate present value as of the date of
                                 redemption or accelerated payment of each dollar of
                                 principal being redeemed or paid and the amount of
                                 interest (exclusive of interest accrued to the date of
                                 redemption or accelerated payment) that would have been
                                 payable in respect of each such dollar if such redemption
                                 or accelerated payment had not been made, determined by
                                 discounting, on a semi-annual basis, such principal and
                                 interest at the reinvestment rate described herein from
                                 the respective dates on which such principal and interest
                                 would have been payable if such redemption or accelerated
                                 payment had not been made, over (ii) the aggregate
                                 principal amount of the Notes being redeemed or paid. See
                                 "Description of Notes--Optional Redemption" and "--
                                 Certain Definitions."

 RANKING........................ The New Notes will be senior unsecured obligations of the issuer and are entitled to the same priority in payment
                                 with each other Note and with the issuer's other
                                 unsecured and unsubordinated indebtedness.

 CERTAIN COVENANTS.............. The indenture for the Notes contains various covenants, including the following:
                                 (1)  Neither the issuer nor any subsidiary will incur any
                                 indebtedness if, immediately after giving effect thereto,
                                 the aggregate principal amount of all outstanding
                                 indebtedness of the issuer and its subsidiaries on a
                                 consolidated basis is greater than 50% of the sum of (i)
                                 total assets (excluding intangibles and accounts
                                 receivable) as of the end of the most recent fiscal
                                 quarter and (ii) the purchase price of any

                      real estate assets or mortgages receivable acquired and
                      the amount of any securities offering proceeds received
                      (to the extent that such proceeds were not used to
                      acquire real estate assets or mortgages receivable or
                      used to reduce indebtedness) by the issuer or any
                      subsidiary since the end of such calendar quarter,
                      including those proceeds obtained in connection with the
                      incurrence of such additional indebtedness.
                      (2)  Neither the issuer nor any subsidiary will incur any
                      indebtedness secured by any encumbrance on the property
                      of the issuer or any subsidiary if, immediately after
                      giving effect to the incurrence of the additional
                      indebtedness, the aggregate amount of all outstanding
                      indebtedness of the issuer and its subsidiaries on a
                      consolidated basis which is secured by an encumbrance on
                      property of the issuer or any subsidiary is greater than
                      40% of the sum of (i) total assets (excluding intangibles
                      and accounts receivable) as of the end of the most recent
                      fiscal quarter and (ii) the purchase price of any real
                      estate assets or mortgages receivable acquired and the
                      amount of any securities offering proceeds received (to
                      the extent that such proceeds were not used to acquire
                      real estate assets or mortgages receivable or used to
                      reduce indebtedness) by the issuer or any subsidiary
                      since the end of such calendar quarter, including those
                      proceeds obtained in connection with the incurrence of
                      such additional indebtedness.
                      (3)  Neither the issuer nor any subsidiary will incur any
                      indebtedness if consolidated income available for debt
                      service for the four consecutive fiscal quarters most
                      recently ended prior to the date of the incurrence of the
                      indebtedness, on a pro forma basis, would be less than
                      1.5 times the annual interest expense on all indebtedness
                      outstanding immediately after the incurrence of the
                      indebtedness.
                      (4)  The issuer and its subsidiaries will not at any time
                      own total unencumbered assets equal to less than 150% of
                      the aggregate outstanding principal amount of the
                      unsecured indebtedness of the issuer and its subsidiaries
                      on a consolidated basis.
GUARANTEES........... The New Notes will be unconditionally guaranteed by
                      Regency Realty Corporation, which is the sole general
                      partner of the issuer and the owner of approximately 96%
                      of the interests in the issuer as of September 30, 1998.
                      The Notes are also jointly and severally guaranteed by
                      Regency Office Partnership, L.P., RRC Operating
                      Partnership of Georgia, L.P., RRC FL Five, Inc., and RRC
                      Acquisitions, Inc., each of which is an affiliate of the
                      issuer. The obligations of each guarantor under its
                      guarantee will be limited so as to avoid it being
                      considered as a fraudulent conveyance under applicable
                      bankruptcy or fraudulent transfer law. See "Description
                      of Notes--Guarantees".

                                 RISK FACTORS

  The following contains a description of the material risks involved in owning Notes and failing to tender Old Notes for exchange. Holders of Old Notes, before deciding whether or not to tender their Old Notes in the exchange offer, and purchasers of Old Notes pursuant to this prospectus, before purchasing any such Old Notes, should carefully consider the matters described below.

FAILURE TO EXCHANGE OLD NOTES MAY ADVERSELY AFFECT HOLDERS DUE TO TRANSFER RESTRICTIONS AND LACK OF LIQUIDITY

  Holders of Old Notes who do not exchange their Old Notes for New Notes in the exchange offer will continue to be subject to the existing restrictions on transfer of the Old Notes as set forth in the legend thereon, and, except in certain limited circumstances applying to Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and PaineWebber Incorporated only, the issuer will have no further obligations to provide for the registration of the Old Notes under the Securities Act of 1933. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the registration provisions of the Securities Act of 1933, as amended, and applicable state securities laws. The issuer does not intend to register the Old Notes under the Securities Act of 1933 (except in such limited circumstances, if applicable).

  To the extent that Old Notes are tendered and accepted in the exchange offer, a holder's ability to sell untendered Old Notes could be adversely affected. The tender of Old Notes pursuant to the exchange offer will reduce the principal amount of Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the untendered Old Notes due to a reduction of liquidity.

ABSENCE OF PUBLIC MARKET COULD ADVERSELY AFFECT RESALE AND PRICE OF NOTES

  The New Notes constitute a new issue of securities with no established trading market. The issuer does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the Nasdaq quotation system. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and PaineWebber Incorporated have advised the issuer that they currently intend to make a market in the New Notes after the exchange offer as permitted by applicable law and regulations, although they are not obligated to do so and may discontinue any market making activity at any time without notice. Accordingly, there can be no assurance that a market for the New Notes will develop or, if one does develop, that it will be sustained. If an active trading market for the New Notes fails to develop or be sustained, the trading price of the New Notes could be materially adversely affected.

DEBT FINANCING AND LEVERAGE BY PARTNERSHIP MAY REDUCE CASH FLOW AVAILABLE FOR PAYMENT OF NOTES

  The issuer is subject to the risks associated with debt financing, including the risk that the cash provided by the issuer's operating activities will be insufficient to meet required payments of principal and interest, the risk of rising interest rates on the issuer's floating rate debt that is not hedged, and the risk that the issuer will not be able to repay or refinance existing indebtedness or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. The issuer does not expect to generate sufficient funds from operations to make balloon principal payments when due on its indebtedness, including the Notes. In the event the issuer is unable to secure refinancing of such indebtedness on acceptable terms, the issuer might be forced to dispose of properties, which might result in losses to the issuer, or to obtain financing at unfavorable terms, either of which might adversely affect the cash flow available to meet debt service obligations. In addition, if a property or properties are mortgaged to secure payment of indebtedness and the issuer is unable to meet required mortgage payments, the mortgage securing the property could be foreclosed upon by, or the property could be otherwise transferred to, the mortgagee with a consequent loss of cash flow to meet debt service obligations.

  Neither Regency Realty Corporation's nor the issuer's organizational documents limit the amount of debt that may be incurred. Regency Realty Corporation has established a policy limiting total indebtedness to 50% of total assets at cost and maintaining a minimum debt service coverage ratio of 2:1. The board of directors of Regency Realty Corporation may amend this policy at any time without the approval of its shareholders or the issuer's limited partners.

  The indenture for the Notes will permit the issuer to incur additional indebtedness, subject to certain limits. The degree to which the issuer is leveraged could have important consequences to holders of the Notes, including affecting the issuer's ability to obtain additional financing in the future to repay the Notes or for working capital, capital expenditures, acquisitions, development or other general corporate purposes and making the issuer more vulnerable to a downturn in its business or the economy generally. The indenture contains financial and operating covenants including, among other things, limitations on the ability of the issuer and its subsidiaries to incur other indebtedness, pay distributions, engage in transactions with affiliates, sell assets and engage in mergers and consolidations and certain acquisitions. If the issuer fails to comply with these covenants, the holders of the Notes will be able to accelerate the maturity of the applicable indebtedness. See "Description of Notes".

  As of September 30, 1998, 36.1% of the issuer's properties were encumbered by debt in the amount of $216.8 million. The issuer also had $167.4 million of unsecured debt outstanding as of September 30, 1998. Substantially all of the issuer's debt is cross-defaulted, but not cross-collateralized. The issuer's line of credit also imposes certain covenants which limit the issuer's flexibility in obtaining other financing, such as limitations on floating rate debt and a prohibition on negative pledge agreements.

INCREASED INTEREST RATES MAY REDUCE PARTNERSHIP'S CASH FLOW

  The issuer is obligated on floating rate debt. If the issuer does not eliminate its exposure to increases in interest rates through interest rate protection or cap agreements, such increases may reduce cash flow and the issuer's ability to service its debt. As of September 30, 1998, the issuer had outstanding debt of $58.6 million subject to floating interest rates, or 15.2% of its total indebtedness as of that date. The issuer was a party to
 30-day LIBOR contracts with respect to $45.9 million of this floating rate debt, which matures on December 31, 1998. In the event of a significant increase in interest rates, the issuer would consider entering into interest rate swap or cap agreements with respect to all or a portion of its remaining floating rate debt. Additionally, the issuer is prohibited by the terms of its unsecured line of credit from incurring other floating rate debt in excess of 25% of the gross asset value of its assets unless it obtains interest rate swaps, caps or collars which prevent the effective interest rate on the portion of such other debt in excess of 25% from increasing above 9% per year.

  Although swap agreements would enable the issuer to convert floating rate liabilities to fixed rate liabilities and cap agreements would enable the issuer to cap its maximum interest rate, they would expose the issuer to the risk that the counterparties to such hedge agreements may not perform, which could increase the issuer's exposure to rising interest rates. Generally, however, the counterparties to the issuer's hedging agreements would be major financial institutions. If the issuer enters into any swap agreements in the future, decreases in interest rates thereafter would increase the issuer's interest expense as compared to the underlying floating rate debt and could result in the issuer's making payments to unwind such agreements, such as in connection with a prepayment of the floating rate debt. Cap agreements would not protect the issuer from increases up to the capped rate.

LOSS OF REVENUES FROM MAJOR TENANT COULD REDUCE FUTURE CASH FLOW OF
PARTNERSHIP

  The issuer derives significant revenues from certain anchor tenants that occupy more than one center. The issuer could be adversely affected in the event of the bankruptcy or insolvency of, or a downturn in the business of, any of it major tenants, or in the event that any such tenant does not renew its leases as they expire or renews at lower rental rates. Vacated anchor space not only would reduce rental revenues if not retenanted at the same rental rates but also could adversely affect the entire shopping center because of the loss of the departed anchor tenant's customer drawing power. Loss of customer drawing power also can occur through the exercise of the right that most anchors have to vacate and prevent retenanting by paying rent for the balance of the lease term, or the departure of an anchor tenant that owns its own property. In addition, in the event that certain major tenants cease to occupy a property, such an action may result in certain other tenants having the right to terminate their leases at the affected property, which could adversely affect the future income from such property.

  Tenants may seek the protection of the bankruptcy laws, which could result in the rejection and termination of their leases and thereby cause a reduction in the cash flow available for debt service by the issuer. Such reduction could be material if a major tenant files bankruptcy.

PARTNERSHIP COULD BE ADVERSELY AFFECTED BY POOR MARKET CONDITIONS WHERE PROPERTIES ARE GEOGRAPHICALLY CONCENTRATED

  As of September 30, 1998, 62.0% of the issuer-owned GLA was located in Florida and Georgia. The issuer's performance is therefore dependent on the economic conditions in such markets. The issuer could be adversely affected by such geographic concentration if market conditions, such as an oversupply of space or a reduction in demand for real estate, in such areas become more competitive relative to other geographic areas.

RAPID GROWTH THROUGH ACQUISITIONS PLACES STRAIN ON PARTNERSHIP'S RESOURCES

  The issuer has pursued extensive growth opportunities. The issuer invested $346.0 million in acquisitions during 1997 and has invested an additional $317.2 million as of September 30, 1998. This expansion has placed significant demands on its operational, administrative and financial resources. At the time of its initial public offering in 1993, Regency Realty Corporation had 102 employees and assets of $150 million. However, as of December 31, 1997, Regency, through the issuer, had 360 employees, an increase of 350%, and assets of $827 million, an increase of 550%.

  In addition, the acquisition of properties using borrowed funds increases the issuer's ratio of total indebtedness to total assets at cost, although the issuer has historically maintained a ratio of less than 50% in accordance with its internal policy. You can expect the continued growth of the issuer's real estate portfolio to continue to place a significant strain on the issuer's operational, administrative and financial resources. The issuer's future performance and its ability to repay the Notes depends in part on its ability to successfully attract and retain qualified management personnel to manage its growth and operations.

PARTNERSHIP STRUCTURE MAY LIMIT FLEXIBILITY TO MANAGE ASSETS

  The issuer is Regency Realty Corporation's primary property-owning vehicle. From time to time, the issuer acquires properties in exchange for limited partnership interests. This acquisition structure may permit limited partners who contribute properties to the partnership to defer some, if not all, of the income tax that they would incur if they sold the property. Properties contributed to the issuer may have unrealized gain attributable to the difference between the fair market value and adjusted tax basis in such properties prior to contribution. As a result, the sale of such properties could cause adverse tax consequences to the limited partners who contributed such properties. Generally, the issuer has no obligation to consider the tax consequences of its actions to any limited partner. However, the issuer may acquire properties in the future subject to material restrictions on refinancing or resale designed to minimize the adverse tax consequences to the limited partners who contribute such properties. These restrictions could significantly reduce the issuer's flexibility to manage its assets by preventing it from reducing mortgage debt or selling a property when such a transaction might be in the issuer's best interest in order to reduce interest costs or dispose of an under-performing property.

REAL ESTATE INVESTMENTS ARE SUBJECT TO RISKS WHICH MAY REDUCE CASH FLOW

  VALUE OF REAL ESTATE DEPENDENT ON NUMEROUS FACTORS. Real property investments are subject to varying degrees of risk. Real estate values are affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of space or a reduction in demand for real estate in an area), the quality and philosophy of management, competition from other available space, and the ability of the owner to provide adequate maintenance and insurance and to control variable operating costs. Shopping centers, in particular, may be affected by changing perceptions of retailers or shoppers regarding the safety, convenience and attractiveness of the shopping center and by the overall climate for the retail industry generally. Real estate values are also affected by such factors as government regulations, interest rate levels, the availability of financing and potential liability under, and changes in, environmental, zoning, tax and other laws. As substantially all of the issuer's income is derived from rental income from real property, the issuer's income and cash flow would be adversely affected if a significant number of the issuer's tenants were unable to meet their obligations to the issuer, or if the issuer were unable to lease on economically favorable terms a significant amount of space in its properties. In the event of default by a tenant, the issuer may experience delays in enforcing, and incur substantial costs to enforce, its rights as landlord.

  Equity real estate investments are relatively illiquid and therefore may tend to limit the ability of the issuer to react promptly in response to changes in economic or other conditions. In addition, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment.

  If the issuer's cash flow is adversely affected by reduced real estate values, the issuer may not have the ability to satisfy its obligations under the Notes.

  DIFFICULTIES AND COSTS ASSOCIATED WITH RENTING UNLEASED AND VACATED
SPACE. The ability of the issuer to rent unleased or vacated space will be affected by many factors, including certain covenants restricting the use of other space at a property found in certain leases with shopping center tenants. If the issuer is able to relet vacated space, there is no assurance that rental rates will be equal to or in excess of current rental rates. In addition, the issuer may incur substantial costs in obtaining new tenants, including leasing commissions and tenant improvements. The issuer also may have difficulty maintaining existing or obtaining new tenants if other space at a property is vacated.

  If the issuer is unable to rent unleased or vacated space, the issuer's cash flow, and consequently its ability to pay the Notes, may be adversely affected.

  RESTRICTIONS ON, AND RISKS OF, UNSUCCESSFUL DEVELOPMENT ACTIVITIES. The issuer intends to selectively pursue development activities as opportunities arise. Such development activities generally require various government and other approvals, the receipt of which cannot be assured. The issuer will incur risks associated with any such development activities. These risks include the risk that development opportunities explored by the issuer may be abandoned; the risk that construction costs of a project may exceed original estimates, possibly making the project unprofitable; lack of cash flow during the construction period; and the risk that occupancy rates and rents at a completed project will not be sufficient to make the project profitable. In case of an unsuccessful development project, the issuer's loss could exceed its investment in the project. Also, there are competitors seeking properties for development, some of which may have greater resources than the issuer.

  If the issuer sustains material losses due to an unsuccessful development project, its cash flow will be reduced and the creditworthiness of the Notes may be adversely affected.

UNINSURED LOSS MAY ADVERSELY AFFECT PARTNERSHIP'S ABILITY TO PAY NOTES

  The issuer carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to its properties with policy specifications and insured limits customarily carried for similar properties.

The issuer believes that the insurance carried on its properties is adequate in accordance with industry standards. There are, however, certain types of losses (such as from hurricanes, wars or earthquakes) which may be uninsurable, or the cost of insuring against such losses may not be economically justifiable. Should an uninsured loss occur, the issuer could lose both the invested capital in and anticipated revenues from the property, and would continue to be obligated to repay any recourse mortgage indebtedness on the property. In that event, the issuer's cash flow available to pay the Notes could be reduced.

REGENCY FACES COMPETITION FROM NUMEROUS SOURCES

  The ownership of shopping centers is highly fragmented, with less than 10% owned by real estate investment trusts. Regency Realty Corporation faces competition from other real estate investment trusts in the acquisition, ownership and leasing of shopping centers as well as from numerous small owners. Regency competes in the development of shopping centers with other real estate investment trusts engaged in development activities as well as with local, regional and national real estate developers.

  Regency competes in the acquisition of properties through proprietary research that identifies opportunities in markets with high barriers to entry and higher-than-average population growth and household income. Regency seeks to maximize rents per square foot by establishing relationships with supermarket chains that are first or second in their markets and leasing non-anchor space in multiple centers to national or regional tenants. Regency competes in the development of properties by applying its proprietary research methods to identify development and leasing opportunities and by pre-leasing an average of 85% of a center before beginning construction.

  There can be no assurance, however, that other real estate owners or developers will not utilize similar research methods and target the same markets and anchor tenants that Regency targets, and that such entities may successfully control these markets and tenants to the exclusion of Regency. If Regency cannot successfully compete in its targeted markets, its cash flow, and therefore its ability to pay the Notes, may be adversely affected.

HIGHLY LEVERAGED TRANSACTION OR CHANGE IN CONTROL MAY ADVERSELY AFFECT CREDITWORTHINESS OF NOTES

  The indenture for the Notes contains provisions that are intended to protect holders of the Notes against adverse effects on the creditworthiness of the Notes in the event of a highly leveraged transaction or a significant corporate transaction (such as the acquisition of securities, merger, the sale of assets or otherwise) involving the issuer or Regency Realty Corporation. However, the indenture does not contain provisions which protect holders of Notes against adverse effects of a change in control per se, such as the sale of Regency stock or the election of directors of Regency. Accordingly, there can be no assurance that the issuer or Regency will not enter into such a transaction and thereby adversely affect the issuer's ability to meet its obligations under the Notes or Regency's obligation under its guarantee. Moreover, there can be no assurance that a significant corporate transaction such as an acquisition which complies with the indenture provisions will not adversely affect the creditworthiness of the Notes.

EFFECTIVE SUBORDINATION OF NOTES MAY REDUCE AMOUNTS AVAILABLE FOR PAYMENT OF
NOTES

  The Notes will be unsecured. Because the holders of secured debt may foreclose on the assets of the issuer which secure such debt, thereby reducing the cash flow available for payment of the issuer's unsecured indebtedness, and because the holders of secured debt would have priority over unsecured creditors in the event of the issuer's liquidation, the Notes will be effectively subordinated to any secured indebtedness of the issuer. The indenture for the Notes permits the issuer to enter into additional mortgages and incur secured indebtedness provided certain conditions are met. See "Description of Notes--Covenants". Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the issuer, the holders of any mortgages and secured indebtedness will be entitled to proceed against the collateral that secures such secured indebtedness, and such collateral will not be available for satisfaction of any amounts owed under the issuer's unsecured indebtedness, including the Notes.

  The guarantees of the Notes by the guarantors are unsecured obligations of the guarantors, and (i) are effectively subordinated to mortgage and other secured indebtedness of the guarantors and (ii) rank equally with the guarantors' other unsecured and unsubordinated indebtedness.

MANAGEMENT OF PARTNERSHIP BY REGENCY MAY REDUCE CREDITWORTHINESS OF NOTES

  The issuer must rely upon Regency Realty Corporation as general partner to manage the affairs and business of the issuer. In addition to the risks described above that relate to the issuer, Regency is subject to certain other risks that may affect its financial and other conditions, including particularly adverse consequences if Regency fails to qualify as a real estate investment trust for federal income tax purposes. The powers of Regency as general partner of the issuer include the power to cause the issuer to take actions which help Regency maintain its qualification as a real estate investment trust even though such actions may adversely affect the creditworthiness of the Notes, including for example, causing the issuer to incur indebtedness to enable Regency to fulfill the shareholder distribution requirements necessary to maintain its real estate investment trust qualification. The powers of Regency as general partner of the issuer also include the power to determine whether and when to sell any property owned by the issuer, subject to any specific agreements limiting the power of sale that the issuer may have entered into with the contributor or contributors of such properties. If Regency fails to qualify as a real estate investment trust, the adverse tax consequences could also reduce its ability to satisfy its obligations under its guarantee.

CONCENTRATION OF OWNERSHIP OF REGENCY COMMON STOCK MAY ADVERSELY IMPACT REGENCY'S OPERATIONS

  Security Capital Holdings S.A. (together with its parent company, Security Capital U.S. Realty, "SC-USREALTY") owned 11,720,216 shares of common stock of Regency Realty Corporation as of September 30, 1998, constituting 37.5% (including convertible securities on a fully diluted basis) of Regency's common stock outstanding on that date. SC-USREALTY is Regency's single largest shareholder and has participation rights entitling it to maintain its percentage ownership of the common stock. SC-USREALTY has the right to nominate a proportionate number of the directors of Regency's board of directors, rounded down to the nearest whole number, based upon its ownership of outstanding shares of common stock, but not to exceed 49% of the board. Although certain standstill provisions preclude SC-USREALTY from increasing its percentage interest in Regency for a period of at least five years (subject to certain exceptions) and SC-USREALTY is subject to certain limitations on its voting rights with respect to its shares of common stock during that time, SC-USREALTY nonetheless has substantial influence over Regency's affairs. If the standstill period or any standstill extension term terminates, SC-USREALTY could be in a position to control the election of the board or the outcome of any corporate transaction or other matter submitted to the shareholders for approval.

  Regency has agreed with SC-USREALTY to certain limitations on Regency's operations, including restrictions relating to (i) incurrence of total indebtedness exceeding 60% of the gross book value of Regency's consolidated assets, (ii) investments in properties other than certain shopping centers in specified states in the eastern United States, and (iii) certain other matters, including limitations on (a) the amount of assets that it owns indirectly through other entities, (b) the amount of assets managed by third parties, (c) the amount of passive income produced by Regency and (d) entering into joint ventures or similar arrangements. These restrictions, which are intended to permit SC-USREALTY to comply with certain requirements of the Internal Revenue Code of 1986, as amended, and other countries' tax laws applicable to foreign investors, limit somewhat Regency's flexibility to structure transactions that might otherwise be advantageous to Regency or the issuer. Although Regency does not believe that the limitations imposed on its activities will materially impair its ability to conduct its business, there can be no assurance that these limitations will not adversely affect Regency's or the issuer's operations, including causing a reduction in the cash flow available for payment of the Notes, in the future.

  Upon consummation of the merger of Pacific Retail Trust into Regency, SC-USREALTY will own 52.3% of Regency's common stock on a fully diluted basis. A proposed amendment to Regency's Articles of Incorporation will permit SC-USREALTY to increase its ownership of Regency common stock after the merger to up to 60% on a fully diluted basis. See "--Prohibitions on Investments by Non-U.S. Investors Limits Ability to Raise Capital."

PROHIBITIONS ON INVESTMENTS BY NON-U.S. INVESTORS LIMITS ABILITY TO RAISE
CAPITAL

  Section 5.14 of the Articles of Incorporation of Regency Realty Corporation presently invalidates any issuance or transfer of shares that would (1) result in 5% or more of the fair market value of Regency's outstanding capital stock being held by non-U.S. persons (as defined in Regency's Articles of Incorporation), excluding SC-USREALTY and its affiliates, or (2) result in 50% or more of such fair market value being held by non-U.S. persons, including SC-USREALTY and its affiliates. SC-USREALTY has the right to waive any of these restrictions. At the request of SC-USREALTY, Regency's Board of Directors has proposed amendments to Section 5.14, subject to consummation of the Pacific Retail Trust merger, to expressly permit SC-USREALTY and its affiliates to increase their ownership limit to 60% of Regency's common stock on a fully diluted basis, even though Regency will cease to be a domestically controlled real estate investment trust as a result of the merger. In order to enable continuing maintenance of Regency's status as a domestically controlled real estate investment trust in the future once ownership by non-U.S. persons drops below 50% by value of Regency's outstanding capital stock, the proposed amendments to Section 5.14 of Regency's Articles also will invalidate issuances and transfers of shares thereafter by persons other than SC-USREALTY and its affiliates that would (1) result in 4.9% or more of the fair market value of Regency's outstanding capital stock being held by non-U.S. persons, other than SC-USREALTY and its affiliates, or (2) result in 50% or more of such fair market value being held by non-U.S. persons, including SC-USREALTY and its affiliates (who will be presumed to be non-U.S. persons).

  The transfer restrictions summarized above will limit Regency's ability to raise capital from non-U.S. persons and therefore may reduce the capital available for payment of the Notes.


COSTS OF ENVIRONMENTAL REMEDIATION COULD REDUCE PARTNERSHIP'S CASH FLOW

  Under various federal, state and local laws, ordinances and regulations, an owner or manager of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or borrow using such property as collateral. Any of these developments could reduce the cash flow available for payment of the Notes.

  The issuer has approximately 22 properties and three guarantors of the Notes own an aggregate of 4 additional properties that will require or are currently undergoing varying levels of environmental remediation. These remediations are not expected to have a material financial effect on the issuer or the guarantors due to financial statement reserves and various state-regulated programs that shift the responsibility and cost for remediation to the state.

                            CONSOLIDATED RATIOS OF
                           EARNINGS TO FIXED CHARGES

  The issuer's ratios of earnings to fixed charges for the nine months ended September 30, 1998 and the years ended December 31, 1997, 1996, 1995 and 1994 were 2.2, 2.4, 1.7, 1.0 and 1.0 respectively.

  The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to net income from operations, excluding non-recurring gains and losses from the sale of operating real estate. Fixed charges consist of interest costs (whether expensed or capitalized) and amortization of deferred debt costs.

  Prior to Regency Realty Corporation's initial public offering in November 1993, Regency's predecessor, The Regency Group, Inc., was privately held, and its properties were encumbered by significantly higher levels of indebtedness bearing interest at higher rates than the levels and rates applicable to Regency and the issuer. Regency's predecessor had net losses for the period from January 1, 1993 to November 4, 1993, and for the years ended December 31, 1992, 1991 and 1990, and earnings were not adequate to cover fixed charges during such periods. The ratios of earnings to fixed charges for such periods are not meaningful in light of the equity provided by Regency's initial public offering and the concurrent refinancing of the predecessor's mortgage debt.

                        THE PARTNERSHIP AND THE COMPANY

  Regency Centers, L.P. ("the Partnership") is a limited partnership which acquires, owns, develops and manages neighborhood and community shopping centers in targeted infill markets in the eastern half of the United States. As a result of the formation of the Partnership in 1996 and the subsequent consolidation of substantially all of its neighborhood and community shopping centers in early 1998, the Partnership is the primary entity through which Regency Realty Corporation ("Regency" or the "Company") owns its properties and through which the Company intends to expand its ownership and operation of properties. Regency is a real estate investment trust, the common stock of which is traded on the New York Stock Exchange.

                                USE OF PROCEEDS

  The Partnership will not receive any cash proceeds from the issuance of the New Notes in this exchange offer. The Partnership received net proceeds of $98.8 million from the sale of the Old Notes which were used to retire the outstanding indebtedness under the Partnership's line of credit. The line of credit accrues interest at a rate equal to the London Interbank Offered Rate plus 0.875% and, subject to extension or renewal, matures in May 2000.

                            SELECTED FINANCIAL DATA

  The following table sets forth Selected Financial Data on a historical basis for the nine months ended September 30, 1998 and September 30, 1997 and for the five years ended December 31, 1997, and on a pro forma basis for the nine months ended September 30, 1998, and the year ended December 31, 1997. for the Partnership and the commercial real estate business of The Regency Group, Inc. ("TRG" or "Regency Properties"), the predecessor of the Company. This information should be read in conjunction with the Consolidated Financial Statements of the Partnership (including the related notes thereto) incorporated by reference in this Prospectus. The historical Selected Financial Data for the Regency Properties as of November 5, 1993 has been derived from audited financial statements. The data presented for the nine-month periods ended September 30, 1998 and September 30, 1997 are derived from unaudited financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary to present fairly the data for such periods. The results for the nine-month period ended September 30, 1998 are not necessarily indicative of the results to be expected for the full fiscal year.

                                                                  REGENCY CENTERS, L.P.
                                 -------------------------------------------------------------------------------------------
                          NINE MONTHS ENDED
                            SEPTEMBER 30,                              YEAR ENDED DECEMBER 31,                       PERIOD
                     ------------------------------  --------------------------------------------------------------  ENDED
                     PRO FORMA                       PRO FORMA                                                      DEC. 31,
                        1998       1998      1997      1997         1997          1996         1995        1994       1993
                     ----------  --------  --------  ---------  ------------  ------------ ------------ ----------- --------
                         (UNAUDITED)          (UNAUDITED)
                         -----------          -----------
                                                                 (IN THOUSANDS OF DOLLARS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Revenues:
 Rental revenue....  $  183,060  $ 73,695  $ 47,177  $229,000   $     67,221  $     24,899 $     14,362 $    10,209 $   954
 Management,
  leasing &
  brokerage fees...       8,068     8,023     6,289     9,449          7,997         3,444        2,426       2,332     534
 Equity in income
  of investments in
  real estate
  partnerships ....         511       511        20        33             33            70            4          17       3
                     ----------  --------  --------  --------   ------------  ------------ ------------ ----------- -------
   Total revenues..     191,639    82,229    53,486   238,482         75,251        28,413       16,792      12,558   1,491
                     ----------  --------  --------  --------   ------------  ------------ ------------ ----------- -------
Operating expenses:
 Operating,
  maintenance &
  real estate
  taxes............      42,263    17,036    12,033    53,082         17,139         7,211        4,130       3,279     406
 General and
  administrative...      18,383    10,638     7,761    20,611          9,964         6,049        4,895       4,531     736
 Depreciation and
  amortization ....      35,415    14,068     8,408    42,078         11,905         4,345        2,573       1,895     167
                     ----------  --------  --------  --------   ------------  ------------ ------------ ----------- -------
   Total operating
    expenses.......      96,061    41,742    28,202   115,771         39,008        17,605       11,598       9,705   1,309
                     ----------  --------  --------  --------   ------------  ------------ ------------ ----------- -------
 Interest expense,
  net of interest
  income...........      30,423    13,183     9,728    65,055         12,679         5,866        4,398       2,276     (74)
                     ----------  --------  --------  --------   ------------  ------------ ------------ ----------- -------
 Income (loss)
  before minority
  interest and gain
  on sale of real
  estate
  investments......      65,155    27,304    15,556    57,656         23,564         4,942          796         577     256
Minority interest..        (808)     (390)     (566)   (1,236)          (505)          --           --          --      --
Gain on sale of
 real estate
 investments and
 other income......       1,401    10,737       --        --             451           --           --          --      --
                     ----------  --------  --------  --------   ------------  ------------ ------------ ----------- -------
 Net income........      65,748    37,651    14,990    56,420         23,510         4,942          796         577     256
 Preferred
  distributions....      (6,639)   (1,733)      --     (8,695)           --            --           --          --      --
                     ----------  --------  --------  --------   ------------  ------------ ------------ ----------- -------
 Net income for
  unit holders.....  $   59,109  $ 35,918  $ 14,990  $ 47,725   $     23,510  $      4,942 $        796 $       577 $   256
                     ==========  ========  ========  ========   ============  ============ ============ =========== =======
 Earnings per unit:
  Basic............  $      .95  $   1.34  $   0.67  $   1.12   $       1.20  $       0.19 $       0.04 $      0.09 $  0.07
                     ==========  ========  ========  ========   ============  ============ ============ =========== =======
  Diluted..........  $      .94  $   1.31  $   0.63  $   1.09   $       1.12  $       0.19 $       0.04 $      0.09 $  0.07
                     ==========  ========  ========  ========   ============  ============ ============ =========== =======
OTHER DATA:
Consolidated ratio
 of earnings to
 fixed charges.....         2.9       2.2       2.2       1.7            2.4           1.7          1.0         1.0     n/a
BALANCE SHEET DATA:
Real estate
 investments at
 cost..............  $2,121,156  $966,658       n/a       n/a   $    636,787  $    257,066 $    149,735 $    92,649 $41,484
Total assets.......   2,132,226   972,235       n/a       n/a        641,149       258,184      145,997      90,404  40,262
Total debt.........     736,723   384,210       n/a       n/a        193,587       107,982       55,686      56,998   2,521
                      REGENCY
                     PROPERTIES
                     ----------
                       PERIOD
                       ENDED
                      NOV. 5,
                      1993(1)
                     ----------
OPERATING DATA:
Revenues:
 Rental revenue....   $ 3,938
 Management,
  leasing &
  brokerage fees...     2,247
 Equity in income
  of investments in
  real estate
  partnerships ....        18
                     ----------
   Total revenues..     6,203
                     ----------
Operating expenses:
 Operating,
  maintenance &
  real estate
  taxes............     2,275
 General and
  administrative...     2,835
 Depreciation and
  amortization ....       963
                     ----------
   Total operating
    expenses.......     6,073
                     ----------
 Interest expense,
  net of interest
  income...........     1,766
                     ----------
 Income (loss)
  before minority
  interest and gain
  on sale of real
  estate
  investments......    (1,636)
Minority interest..       126
Gain on sale of
 real estate
 investments and
 other income......     2,725
                     ----------
 Net income........     1,215
 Preferred
  distributions....       --
                     ----------
 Net income for
  unit holders.....   $ 1,215
                     ==========
 Earnings per unit:
  Basic............       n/a
                     ==========
  Diluted..........       n/a
                     ==========
OTHER DATA:
Consolidated ratio
 of earnings to
 fixed charges.....       n/a
BALANCE SHEET DATA:
Real estate
 investments at
 cost..............       n/a
Total assets.......       n/a
Total debt.........       n/a

-------
(1) Such Combined Financial Statements have been prepared to reflect the historical combined operations of the Regency Properties associated with the ownership of the properties and the management, leasing, acquisition, development and brokerage business acquired by the Company from TRG on November 5, 1993 in connection with Regency's initial public offering completed November 5, 1993.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Old Notes, the Partnership and the guarantors of the Notes (the "Issuers") entered into the Registration Rights Agreement dated July 15, 1998 (the "Registration Rights Agreement") among the Issuers and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and PaineWebber Incorporated (the "Initial Purchasers") pursuant to which the Issuers agreed, among other things, to file and to use their reasonable efforts to cause to become effective with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the exchange of the Old Notes for notes with terms identical in all material respects to the terms of the Old Notes.

  The exchange offer is being made to satisfy the contractual obligations of the Issuers under the Registration Rights Agreement. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act") and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and will not provide for any additional interest in connection therewith. In that regard, the Registration Rights Agreement provides that, if the exchange offer is not consummated by March 17, 1999, then the per annum interest rate applicable to the Old Notes will increase by 0.5% for the period from the occurrence of such registration default until such time as the default is cured. Upon consummation of the exchange offer, holders of Old Notes will not be entitled to any additional interest with respect thereto or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Failure to Exchange Old Notes May Adversely Affect Holders due to Transfer Restrictions and Lack of Liquidity."

  The exchange offer is not being made to, nor will the Issuers accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person whose Old Notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Notes by book-entry transfer at DTC.

  NO BOARD OF DIRECTORS OF ANY ISSUER MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), the Issuers will accept for exchange Old Notes that are validly tendered on or before the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on       , 1999; provided, however, that if the Issuers,
in their sole discretion, have extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

  As of the date of this Prospectus, $100,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Notes at the addresses set forth in the security register with respect to Old Notes maintained by First Union National Bank, as trustee (the "Trustee"). The Issuers' obligation to accept Old Notes for exchange in the Exchange Offer is subject to certain conditions as set forth under "Certain Conditions to the Exchange Offer" below.

  The Issuers expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open for up to an additional 30 days, and thereby delay acceptance of any Old Notes, by giving oral or written notice of such extension to First Union National Bank, as the exchange agent (the "Exchange Agent") and notice of such extension to the holders as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuers (subject to the rights of holders to withdraw their tendered Old Notes). Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer. The Issuers also expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." The Issuers will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

  Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.

PROCEDURES FOR TENDERING OLD NOTES

 Book-Entry Transfer

  In order for Old Notes to be validly tendered in the Exchange Offer, a tendering holder that is a participant in the DTC system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Notes. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer promptly after the date of this Prospectus. Financial institution participants in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for transfer. The exchange for the Old Notes so tendered will only be made, however, after timely book-entry confirmation (as defined in the next paragraph) of such transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next paragraph) or a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal on or before the Expiration Date.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC. The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Issuers may enforce the Letter of Transmittal against such participant.

 Procedures Other than Book-Entry Transfer

  If any Old Notes have been reissued in certificated form, then in order for certificated Old Notes to be validly tendered in the Exchange Offer, the Exchange Agent must receive (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and other required documents, and (ii) the certificates of such Old Notes at one of the addresses set forth below under "Exchange Agent." THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF EACH HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUERS.

  Signature guarantees on a Letter of Transmittal are unnecessary unless (i) a certificate for the Old Notes is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal. In the case of (i) or (ii) above, the endorsement or signature on the Letter of Transmittal must be guaranteed by a firm or other entity identified in Commission Rule 17Ad-15 as an "eligible guarantor institution," including (as such terms are defined therein), (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless surrendered on behalf of an Eligible Institution.

 Determination of Validity

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination shall be final and binding. The Issuers reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes the acceptance of which might, in the judgment of the Issuers or their counsel, be unlawful. The Issuers also reserve the absolute right in their sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuers determine. Neither the Issuers, the Exchange Agent nor any other person is under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will any of them incur any liability for failure to give such notification.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  If the Letter of Transmittal or any Old Notes or separate written instruments of transfer or exchange are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of the person's authority to so act.

 Representations of Tendering Participants

  By tendering, each holder will represent to the Issuers that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) neither the holder nor any other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any other person is engaged in or intends to participate in a distribution of such New Notes and (iv) neither the holder nor any other person is an "affiliate," as defined under Rule 405 of the Securities Act, of either of the Issuers. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time on or before the Expiration Date. For a withdrawal to be effective, a written notice (which may be a facsimile transmission) of withdrawal must be received by the Exchange Agent at the address set forth in the Letter of Transmittal. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), include a statement that such holder is withdrawing its election to have such Old Notes exchanged and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Issuers that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, before the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the DTC account to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer, such Old Notes will be credited to an account maintained with such book-entry transfer facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or before the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuers will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Issuers will be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent.

  In all cases, delivery of New Notes in exchange for Old Notes that are tendered and accepted for exchange in the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or Agent's Message in lieu thereof, and
(iii) any other documents required by the Letter of Transmittal. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfers into the Exchange Agent's account at DTC, such non-exchanged Old Notes will be credited to an account maintained with DTC for the benefit of the holder of such Old Note) as promptly as practicable after the expiration or termination of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, the Issuers will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, such acceptance or issuance would violate applicable law or any interpretation of the staff of the Commission.

  In addition, the Issuers will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the indenture governing the Notes under the Trust Indenture Act of 1939, as amended.

  If the Issuers determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, the Issuers may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange).

EXCHANGE AGENT

  First Union National Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth in the Letter of Transmittal. Questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent, addressed as set forth in the Letter of Transmittal.

  DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH IN THE LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH IN THE LETTER OF TRANSMITTAL DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The principal solicitation of acceptances of the Exchange Offer is being made by mail; however, additional solicitations may be made by telecopy, telephone, in person or by other means by officers and regular employees of the Issuers and their affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Issuers will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers.

TRANSFER TAXES

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuers to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                             DESCRIPTION OF NOTES

  The Old Notes have been issued and the New Notes are to be issued under an Indenture, dated as of July 20, 1998 (the "Indenture"), among the Partnership, the Guarantors and the Trustee. The statements under this caption relating to the Notes and the Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise indicated, references under this caption to sections, "(S)" or articles are references to the Indenture. Where reference is made to particular provisions of the Indenture or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference. The Indenture has been filed as an exhibit to the Partnership's Registration Statement on Form 10 and is incorporated by reference herein. Copies of the Indenture are also available at the corporate trust office of the Trustee.

GENERAL

  The Notes (including the Old Notes and the New Notes) will be unsecured obligations of the Partnership, are limited to $100.0 million aggregate principal amount and will mature on July 15, 2005. The Notes bear interest at 7 1/8% per annum from their original date of issue or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1999, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding January 1 or July 1, as the case may be. The Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rate per annum shown above plus 2%. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. ((S)(S) 301, 308 and 311)

  The New Notes will bear interest from their date of issuance. The Partnership will issue the New Notes promptly after expiration of the Exchange Offer and acceptance of the Old Notes tendered for the New Notes. Holders of Old Notes whose Old Notes are accepted for exchange will receive interest on such Old Notes accrued from January 15, 1999 to the date of issuance of the New Notes, with such interest payable with the first interest payment on the New Notes. Consequently, holders who exchange their Old Notes for New Notes will receive the same interest payment on July 15, 1999 (the first interest payment date with respect to the New Notes) that they would have received had they not accepted the Exchange Offer.

  The New Notes will, to the extent described herein, be fully and unconditionally guaranteed by Regency Realty Corporation, Regency Office Partnership, L.P., RRC Operating Partnership of Georgia, L.P., RRC FL Five, Inc., and RRC Aquisitions, Inc. (the "Guarantors"). Such guarantees of the New Notes (the "New Guarantees") will be unsecured and unsubordinated obligations of the Guarantors.

  Principal of and premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer and exchange, at the office or agency of the Partnership maintained for that purpose in the Borough of Manhattan, The City of New York, provided that at the option of the Partnership, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Until otherwise designated by the Partnership, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Registrar. ((S)(S) 301, 305 and 1002)

  Payments by the Partnership in respect of the Notes (including principal, premium, if any, and interest) will be made in immediately available funds.

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

  Notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. Notes will not be issued in bearer form.

  Global Notes. The New Notes will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the

Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below under "--Exchanges of Book-Entry Notes for Certificated Notes."

  Exchanges of Book-Entry Notes for Certificated Notes. A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless
(i) DTC (x) notifies the Partnership that it is unwilling or unable to continue as Depositary for the Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Partnership thereupon fails to appoint a successor Depositary, (ii) the Partnership, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Note Registrar to reflect a decrease in the principal amount of the relevant Global Note.

  Certain Book-Entry Procedures. The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of such settlement system and are subject to changes by it from time to time. The Partnership takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

  DTC has advised the Partnership as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  DTC has advised the Partnership that its current practice, upon the issuance of the Global Note, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Note to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

  AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE NOTES. Except in the limited circumstances described above under "--Exchanges of Book-Entry Notes for Certificated Notes", owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or Holders of the Global Note (or any Note represented thereby) under the Indenture or the Notes.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

  Payments of the principal of, premium, if any, and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Partnership, the Guarantors, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Partnership expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. The Partnership also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name". Such payment will be the responsibility of such participants.

  Interests in the Global Note will trade in DTC's settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Partnership that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Notes, the Global Notes will be exchanged for legended Notes in certificated form and distributed to DTC's participants.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Partnership, the Guarantors, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

OPTIONAL REDEMPTION

  The Notes may be redeemed at any time, at the option of the Partnership, in whole or in part from time to time, at a redemption price (the "Redemption Price") equal to the sum of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Notes (or portion thereof). ((S) 1101)

  If notice has been given as provided in the Indenture and funds for the redemption of any Note (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Note will be to receive payment of the Redemption Price. ((S)
1107)

  Notice of any optional redemption of any Note (or any portion thereof) will be given to Holders at their addresses, as shown in the security register for such Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed. ((S) 1105)

  The Partnership will notify the Trustee at least 60 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of such Notes to be redeemed and their redemption date. If less than all of the Notes are to be redeemed at the option of the Partnership, the Trustee shall select, in such manner as it shall deem fair and appropriate, such Notes to be redeemed in whole or in part. ((S)(S) 1103 and 1104)

  All Notes redeemed in full by the Partnership as aforesaid shall be canceled forthwith and may not be reissued or resold.

GUARANTEES

  The Guarantors will, jointly and severally, on an unsubordinated basis, unconditionally guarantee the due and punctual payment of principal of (and premium, if any) and interest on the New Notes, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call for redemption or otherwise. If the Partnership defaults in the payment of the principal of (and premium, if any) or interest on, the New Notes, the Guarantors shall be required promptly to make such payment in full, without the necessity of action by the Trustee or the holder of any Notes. In the event of a guarantor insolvency, a creditor may avoid an intercorporate guarantee in its entirety under federal and state bankruptcy and fraudulent transfer law if the guarantee impaired the guarantor's financial condition and was given without receiving reasonably equivalent value in return. The indenture limits recovery under each Guarantee to the highest amount that would not render the Guarantee void against creditors under such laws. Accordingly, in the event of a Guarantor insolvency, recovery against an individual Guarantor other than Regency is unlikely.

  The New Guarantees are unsecured obligations of the Guarantors and will be effectively subordinated to mortgage and other secured indebtedness of the Guarantors.

  The Indenture provides that no Guarantor may, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into such Guarantor or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless: (1) in a transaction in which such Guarantor does not survive or in which such Guarantor sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to such Guarantor is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of such Guarantor's obligations under the Indenture; (2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Guarantor or a subsidiary thereof as a result of such transaction as having been Incurred by such Guarantor or such subsidiary thereof at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; and (3) certain other conditions are met.

  The New Guarantees will remain in effect with respect to each Guarantor until the entire principal of, premium, if any, and interest on the Notes shall have been paid in full or the New Notes shall have been defeased and discharged as described under Clause (A) under "--Defeasance".

COVENANTS

  The Indenture contains, among others, the following covenants:

 LIMITATION ON INDEBTEDNESS

  The Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication)

(i) Total Assets as of the end of the calendar quarter covered in the Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Trustee (or such reports of the Company if filed by the Partnership with the Trustee in lieu of filing its own reports) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired and the amount of any securities offering proceeds received (to the extent that the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness) by the Partnership or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Indebtedness. ((S) 1008)

  In addition to the foregoing limitation on the incurrence of Indebtedness, neither the Partnership nor any Subsidiary may incur any Indebtedness secured by any Encumbrance upon any of the property of the Partnership or any Subsidiary if, immediately after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Partnership and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of the Partnership or any Subsidiary is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Trustee (or such reports of the Company if filed by the Partnership with the Trustee in lieu of filing its own reports) prior to the incurrence of the additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired and the amount of any securities offering proceeds received (to the extent that the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness) by the Partnership or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Indebtedness. ((S) 1008)

  The Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Partnership and its Subsidiaries on a consolidated basis. ((S) 1008)

  In addition to the foregoing limitations on the incurrence of Indebtedness, the Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5 to 1, on a pro forma basis, after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom and calculated on the assumption that (i) such indebtedness and any other Indebtedness incurred by the Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including Indebtedness to refinance other Indebtedness, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Indebtedness by the Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period), (iii) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with appropriate adjustments with respect to the acquisition being included in the pro forma calculation, and (iv) in the case of any acquisition or disposition by the Partnership or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment Indebtedness had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. ((S) 1008)

  For purposes of the foregoing provisions regarding the limitation on the incurrence of Indebtedness, Indebtedness shall be deemed to be "incurred" by the Partnership or a Subsidiary whenever the Partnership and its Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

 PROVISION OF FINANCIAL INFORMATION

  Whether or not the Partnership is required to be subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, the Partnership shall file with the Commission the annual reports, quarterly reports and other documents which the Partnership would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Partnership were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Partnership would have been required so to file such documents if the Partnership were so required. The Partnership shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Partnership files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Partnership were required to be subject to such Sections and
(b) if filing such documents by the Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. ((S) 1010)

 EXISTENCE

  Except as permitted under "--Merger, Consolidation or Sale", the Partnership and the Guarantors will be required to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence, rights and franchises; provided, however, that the Partnership and the Guarantors shall not be required to preserve any right or franchise if the Partnership or the Guarantors, as applicable, determine that the preservation thereof is no longer desirable in the conduct of their business and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes. ((S) 1004)

 MAINTENANCE OF PROPERTIES

  The Partnership and the Guarantors will be required to cause all properties used or useful in the conduct of their respective businesses or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Partnership or the Guarantor, as applicable, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Partnership and the Guarantors shall not be prevented from discontinuing the operation or maintenance of any of their respective properties if such discontinuance is, in the judgment of the Partnership or the applicable Guarantor, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Notes. ((S) 1005)

 INSURANCE

  The Partnership and the Guarantors will be required to, and to cause each of their respective subsidiaries to, keep all of their insurable properties insured against loss or damage with insurers of recognized responsibility in commercially reasonable amounts and types. ((S) 1007)

 PAYMENT OF TAXES AND OTHER CLAIMS

  The Partnership and the Guarantors will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Partnership, any Guarantor or any subsidiary or upon the income, profits or property of the Partnership, any Guarantor or any subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Partnership, any Guarantor or any subsidiary; provided, however, that neither the Partnership nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. ((S) 1006)

MERGER, CONSOLIDATION OR SALE

  The Partnership may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Partnership, (ii) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets, (iii) acquire, or permit any Subsidiary to acquire, directly or indirectly, Capital Stock or other ownership interests of any other Person such that such Person becomes a Subsidiary of the Partnership and (iv) purchase, lease or otherwise acquire, or permit any Subsidiary to purchase, lease or otherwise acquire, (a) all or substantially all of the property and assets of any Person as an entirety or
(b) any existing business (whether existing as separate entity, subsidiary, division, unit or otherwise) of any Person, unless: (1) in a transaction in which the Partnership does not survive or in which the Partnership sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Partnership is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Partnership's obligations under the Indenture; (2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Partnership or a Subsidiary as a result of such transaction as having been Incurred by the Partnership or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Partnership (or other successor entity to the Partnership) is equal to or greater than that of the Partnership immediately prior to the transaction; and (4) certain other conditions are met. ((S) 801)

PAYING AGENTS

  The Partnership has initially appointed the Trustee, acting through its corporate trust office in Jacksonville, Florida, as Paying Agent. The Partnership may vary or terminate the appointment of any paying agent, including the Paying Agent, and/or appoint additional Paying Agents, provided that as long as any Notes remain outstanding, the Partnership will maintain a Paying Agent and a transfer agent in Jacksonville, Florida, or the Borough of Manhattan, The City of New York. The Partnership will cause the Trustee to notify the holders of Notes, in the manner described under "--Notices" below, of any variation or termination of any Paying Agent and of any changes in the specified offices.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. ((S) 101)

  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time the Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from the Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, the Person becoming a Subsidiary or that acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Annual Service Charge" for any period means the aggregate interest expense for the period in respect of, and the amortization during the period of any original issue discount of, Indebtedness of the Partnership and its Subsidiaries and the amount of dividends which are payable during the period in respect of any Disqualified Stock.

  "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of the Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

  "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest expense on Indebtedness of the Partnership and its Subsidiaries; (ii) provision for taxes of the Partnership and its Subsidiaries based on income; (iii) amortization of debt discount;
(iv) provisions for gains and losses on properties and property depreciation and amortization; (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for the period; and (vi) amortization of deferred charges.

  "Consolidated Net Worth" of any Person means the consolidated equity of such Person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person; provided that, with respect to the Partnership, adjustments following the date of the Indenture to the accounting books and records of the Partnership in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Partnership by another Person shall not be given effect to.

  "Disqualified Stock" means, with respect to any Person, any Capital Stock of the Person which by the terms of that Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of that Person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the Stated Maturity of the Notes; provided, however, that equity interests whose holders have (or will have after the expiration of an initial holding period) the right to have such equity interests redeemed for cash in an amount determined by the value of the Common Stock do not constitute Disqualified Stock.

  "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuation losses, net, as reflected in the financial statements of the Partnership and its Subsidiaries for the period determined on a consolidated basis in accordance with GAAP.

  "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind, except any mortgage, lien, charge, pledge or security interest of any kind which secures debt of any Guarantor owed to the Partnership.

  "Indebtedness" of the Partnership or any Subsidiary means any indebtedness of the Partnership or such Subsidiary, as applicable, whether or not contingent, in respect of (i) borrowed money or indebtedness evidenced by bonds, notes, debentures or similar instruments, (ii) borrowed money or indebtedness evidenced by bonds, notes, debentures or similar instruments secured by any Encumbrance existing on property owned by the Partnership or any Subsidiary, (iii) reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the amount of all obligations of the Partnership or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock and (v) any lease of property by the Partnership or any Subsidiary as lessee which is reflected on the Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iv) above, that any such items (other than letters of credit) would appear as a liability on the Partnership's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another person (other than the Partnership or any Subsidiary) (it being understood that Indebtedness shall be deemed to be incurred by the Partnership or any Subsidiary whenever the Partnership or the Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

  "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determining by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

  "Person" means any individual, corporation, limited liability company, joint venture, partnership, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

  "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Partnership.

  "Subsidiary" means a corporation, partnership or other entity a majority of the voting power of the voting equity securities or the outstanding equity interests of which are owned, directly or indirectly, by the Partnership or by one or more other Subsidiaries of the Partnership. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

  "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

  "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding intangibles).

  "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

  "Unsecured Indebtedness" means Indebtedness which is (i) not subordinated to any other Indebtedness and (ii) not secured by any Encumbrance upon any of the properties of the Partnership or any Subsidiary.

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due; (b) failure to pay any interest on any Note when due, continued for 30 days; (c) failure to perform or comply with the provisions described under "--Merger, Consolidation or Sale"; (d) failure to perform any other covenant or agreement of the Partnership or the Guarantors under the Indenture or the Notes continued for 60 days after written notice to Holders by the Trustee or Holders of at least 25% in aggregate principal amount of Outstanding Notes; (e) default under the terms of any instrument evidencing or securing Indebtedness by the Partnership or any Guarantor having an outstanding principal amount of $5.0 million individually or in the aggregate, which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due; (f) the rendering of a final judgment or judgments (not subject to appeal) against the Partnership or any Guarantor in an amount in excess of $5.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (g) certain events of bankruptcy, insolvency or reorganization affecting the Partnership or any Guarantor. ((S) 501) Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. ((S) 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. ((S) 512)

  If an Event of Default (other than an Event of Default described in Clause
(g) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in Clause (g) above occurs, the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. ((S) 502) For information as to waiver of defaults, see "--Modification and Waiver".

  No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. ((S) 507) However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note. ((S) 508)

  The Partnership will be required to furnish to the Trustee quarterly a statement as to the performance by the Partnership of certain of its obligations under the Indenture and as to any default in such performance. ((S) 1011)

SATISFACTION AND DISCHARGE OF THE INDENTURE

  The Indenture will cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer and exchange and the Partnership's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payment of principal and interest on the Notes, (iv) rights, obligations and immunities of the Trustee under the Indenture and (v) rights of the Holders of the Notes as beneficiaries of the Indenture with respect to any property deposited with the Trustee payable to all or any of them), if (x) the Partnership will have paid or caused to be paid the principal of and interest on the Notes as and when the same will have become due and payable or
(y) all outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation.

DEFEASANCE

  The Indenture provides that, at the option of the Partnership, (A) if applicable, the Partnership will be discharged from any and all obligations in respect of the Outstanding Notes or (B) if applicable, the Partnership may omit to comply with certain restrictive covenants, that such omission shall not be deemed to be an Event of Default under the Indenture and the Notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Notes. With respect to Clause (B), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things (i) with respect to Clause (A), the Partnership has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to Clause (B), the Partnership has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing; (iii) the Partnership has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied. (Article Thirteen)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Partnership, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of (or the premium), or interest on, any Note, (c) change the place or currency of payment of principal of (or premium), or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Note, (e) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified. ((S) 902)

  The Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Partnership with certain restrictive provisions of the Indenture. ((S) 1012) Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase. ((S) 513)

NOTICES

  The Trustee will cause all notices to the holders of the Notes to be mailed by first class mail, postage prepaid to the address of each holder as it appears in the register of Notes. Any notice so mailed will be conclusively presumed to have been received by the holders of the Notes. PROSPECTIVE PURCHASERS SHOULD NOTE THAT UNDER NORMAL CIRCUMSTANCES DTC WILL BE THE ONLY "HOLDER" OF THE NOTES AS THAT TERM IS USED HEREIN AND IN THE INDENTURE. See "--Form, Denomination, Transfer, Exchange and Book-Entry Procedures".

GOVERNING LAW

  The Indenture and the Notes are governed by the laws of the State of New
York.

THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. ((S)(S) 601 and 603)

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Partnership, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Partnership or any affiliate; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. ((S) 608)

                  INFORMATION WITH RESPECT TO THE GUARANTORS

  Regency, a Florida corporation, commenced operations as a real estate investment trust in 1993 with the completion of its initial public offering, and was the successor to the real estate business of The Regency Group, Inc. which had operated since 1963. Regency is the sole general partner of the Partnership and owned approximately 96% of the interest in the Partnership as of September 30, 1998. As of September 30, 1998, Regency was obligated on $311.3 million secured debt and $167.4 million unsecured debt.

  RRC FL Five, Inc., a Florida corporation, is a wholly-owned subsidiary of Regency which owns a single shopping center with 102,876 square feet of GLA. RRC FL Five, Inc. was formed in June 1994. As of September 30, 1998, RRC FL Five, Inc. was obligated on $8.6 million of secured debt.

  RRC Acquisitions, Inc., a Florida corporation formed in November 1993, is a wholly-owned subsidiary of Regency. RRC Acquisitions, Inc. owns two shopping centers with an aggregate of 436,273 square feet of GLA and also holds acquisition contracts for Regency and the Partnership. As of September 30, 1998, RRC Acquisitions, Inc. had no long-term debt.

  RRC Operating Partnership of Georgia, L.P. is a Georgia limited partnership formed in February 1996 to own a single shopping center with 94,290 square feet of GLA. The Partnership is the sole general partner of RRC Operating Partnership of Georgia, L.P. and has a 16% general partnership interest in RRC Operating Partnership of Georgia, L.P. As of September 30, 1998, RRC Operating Partnership of Georgia, L.P. was obligated on $3.5 million of unsecured debt.

  Regency Office Partnership, L.P. is a Delaware limited partnership formed in November 1996, in which Regency owns a 1% limited partner's interest and the Partnership owns a 99% general partner's interest. Regency Office Partnership, L.P. owns two shopping centers with an aggregate of 454,010 square feet of GLA. As of September 30, 1998, Regency Office Partnership, L.P. had no long term debt.

  Each of the Guarantors is also a guarantor of the Partnership's $300 million unsecured line of credit.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of the material U.S. federal income tax considerations applicable to the Notes and to the exchange of Old Notes for New Notes as well as a general summary of certain of the material federal income tax considerations regarding Regency. To the extent that the following discussion constitutes matters of law of legal conclusions, they are based upon the opinion of Foley & Lardner. This summary is based on current law, is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, persons who are not citizens or residents of the United States , persons who own Notes as part of a conversion transaction, as part of a hedging transaction or as a position in a straddle for tax purposes and persons who own 10% or more of the stock of Regency ) subject to special treatment under the federal income tax laws. This summary does not give a detailed discussion of any state, local, or foreign tax considerations. This summary is qualified in its entirety by the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change (which change may apply retroactively).

  As used in this section, the term "Company" refers to Regency and all qualified subsidiaries (a wholly-owned subsidiary which is not treated as a separate entity for federal income tax purposes) but excludes Regency Realty Group, Inc. and its subsidiaries (the "Management Company") (which are treated as separate entities for federal income tax purposes, although their results are consolidated with those of Regency for financial reporting purposes).

EXCHANGE OF NOTES

  It is the opinion of Foley & Lardner that the exchange of Old Notes for New Notes in the Exchange Offer should not be treated as an "exchange" for U.S. federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes and because the exchange will occur by operation of the terms of the Old Notes. As a result, there should be no federal income tax consequences to holders exchanging Old Notes for New Notes in the Exchange Offer, and a holder will have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

  EACH HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR IN DETERMINING THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES TO THE PARTICULAR HOLDER OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES.

UNITED STATES HOLDERS

 Payments of Interest

  Interest on a Note will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner that is (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to United States federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

 Purchase, Sale and Retirement of the Notes

  A United States Holder's tax basis in a Note will generally be its cost. Upon the sale or retirement of a Note, a United States Holder will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and the holder's tax basis of the Note. Long-term capital gain of a non-corporate United States Holder is generally subject to a maximum tax rate of 20% in respect of property held for more than one year.

 United States Alien Holders

  For purposes of this discussion, a "United States Alien Holder" is any holder of a Note who is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of income or gain from a Note.

  Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

    (i) payments of principal and interest by the Partnership or any of its paying agents to any holder of a Note that is a United States Alien Holder will not be subject to United States federal withholding tax if, in the case of interest, (a) the beneficial owner of the Note does not actually or constructively own 10% or more of the capital or profits interest of the Partnership, (b) the beneficial owner of the Note is not a controlled foreign corporation that is related to the Partnership through stock ownership, and (c) either (A) the beneficial owner of the Note certifies to the Partnership or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the Partnership or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

    (ii) a United States Alien Holder of a Note will not be subject to United States federal withholding tax on any gain realized on the sale of a Note; and

    (iii) a Note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the capital or profits interest of the Partnership and (b) the income on the Note would not have been effectively connected with a United States trade or business of the individual at the individual's death.

  Recently finalized Treasury regulations (the "Final Withholding Regulations"), that are generally effective with respect to payments after December 31, 1999, would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Final Withholding Regulations also would require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and
(y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.

BACKUP WITHHOLDING AND INFORMATION REPORTING

 United States Holders

  In general, information reporting requirements will apply to payments of principal and interest on a Note and the proceeds of the sale of a Note before maturity within the United States to non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

 United States Alien Holders

  Under current law, information reporting on IRS Form 1099 and backup withholding will not apply to payments of principal and interest made by the Partnership or a paying agent to a United States Alien Holder on a Note; provided, the certification described in clause (i)(c) under "United States Alien Holders" above is received and provided further that the payor does not have actual knowledge that the holder is a United States person. The Partnership or a paying agent, however, may report (on IRS Form 1042S) payments of interest on Notes. See the discussion above with respect to the rules under the Final Withholding Regulations.

  Payments of the proceeds from the sale by a United States Alien Holder of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is (i) a United States person, (ii) a controlled foreign corporation for United States tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or (iv) with respect to payments made after December 31, 1999, a foreign partnership, if at any time during its tax year one or more of its partners are U.S. persons (as defined in U.S. Treasury regulations) who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a United States trade or business, information reporting may apply to such payments. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

TAX CONSIDERATIONS REGARDING REGENCY

  Regency made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1993. Regency believes that it has been organized and operated in such a manner as to qualify for taxation as a REIT under the Code for such taxable year and all subsequent taxable years to date, and Regency intends to continue to operate in such a manner in the future. However, no assurance can be given that Regency will operate in a manner so as to qualify or remain qualified as a REIT.

  The following sets forth only a summary of the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders.

  A REIT is defined in the Code as a corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons (determined without reference to any rules of attribution);
(6) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, directly or indirectly, by or for "five or fewer" individuals (as defined in the Code to include certain entities); and (7) which meets certain income and asset tests. Conditions (1) to (4), inclusive, must be met during the entire taxable year and condition
(5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

QUALIFICATION AS A REIT

  It is the opinion of Foley & Lardner that (1) Regency has qualified as a REIT for its taxable years ended December 31, 1993 through December 31, 1997,
(2) Regency has been organized in conformity with the requirements for qualification and taxation as a REIT and (3) Regency's method of operation has enabled it and will continue to enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by Regency as to factual matters including, but not limited to, those concerning its business and properties, and certain matters relating to Regency's manner of operation. Foley & Lardner is not aware of any facts or circumstances that are inconsistent with these representations and assumptions. The qualification and taxation as a REIT depends upon Regency's ability to meet, through actual annual operating results, the various income, asset, distribution, stock ownership and other tests for qualification as a REIT set forth in the Code, the results of which will not be reviewed by nor be under the control of Foley & Lardner. Accordingly, no assurance can be given that the actual results of Regency's operation for any particular taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. For a discussion of the tax consequences of failure to qualify as a real estate investment trust, see "-- Failure to Qualify."

TAXATION OF REGENCY

  As a REIT, Regency generally is not subject to federal corporate income tax on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from an investment in a corporation. However, Regency will be subject to federal income tax in the following circumstances. First, Regency will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, Regency may be subject to the "corporate alternative minimum tax" on its items of tax preference. Third, if Regency has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by Regency by foreclosure or otherwise on default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Fourth, if Regency has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if Regency should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which Regency fails the 75% or 95% test, multiplied by a fraction intended to reflect Regency's profitability. Sixth, if Regency should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, it will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if during the 10-year period (the "Recognition Period") beginning on the first day of the first taxable year for which Regency qualified as a REIT, Regency recognizes gain on the disposition of any asset held by

Regency as of the beginning of such Recognition Period, then, to the extent of the excess of (a) the fair market value of such asset as of the beginning of such Recognition Period over (b) Regency's adjusted basis in such asset as of the beginning of such Recognition Period (the "Built-in Gain"), such gain will be subject to tax at the highest regular corporate rate. Because Regency initially acquired its properties in connection with its initial public offering in fully taxable transactions, it is not anticipated that Regency will own any assets with substantial Built-in Gain. Eighth, if Regency acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in Regency's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation ("carry-over basis"), and Regency recognizes gain on the disposition of such asset during the Recognition Period beginning on the date on which such asset was acquired by Regency, then, to the extent of the Built-in Gain, such gain will be subject to tax at the highest regular corporate rate. The result described above with respect to the recognition of Built-in Gain during the Recognition Period assumes Regency will make an election in accordance with Notice 88-19 issued by the Internal Revenue Service ("IRS").

  In addition, the Management Company is taxed on its income at regular corporate rates.

FAILURE TO QUALIFY

  If Regency fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Regency will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Regency fails to qualify will not be deductible by Regency nor will they be required to be made. Unless entitled to relief under specific statutory provisions, Regency will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether Regency would be entitled to such statutory relief.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account in the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making or other trading activities. The Issuers will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale for a period of up to 180 days after the consummation of the Exchange Offer. The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or in a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For period of 180 days after the consummation of the Exchange Offer the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

  The Company has agreed in the Registration Rights Agreement to indemnify each broker-dealer reselling New Notes pursuant to this Prospectus, and their officers, directors and controlling persons, against certain liabilities in connection with the offer and sale of the New Notes, including liabilities under the Securities Act, or to contribute to payments that such broker-dealers may be required to make in respect thereof.

                                 LEGAL MATTERS

  The legality of the securities offered hereby and certain tax matters described under "Federal Income Tax Consequences" have been passed upon by Foley & Lardner, Jacksonville, Florida.

                                    EXPERTS

  The consolidated financial statements of the Partnership as of December 31, 1997 and 1996 and for each of the three years in the three-year period ended December 31, 1997, the consolidated financial statements of Regency Realty Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the financial statements of each of RRC Operating Partnership of Georgia, L.P., Regency Office Partnership, L.P., RRC Acquisition, Inc., and RRC FL Five, Inc. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 (or the period beginning at inception, if shorter) have been incorporated by reference or included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference or included herein, and upon the authority of said firm as experts in accounting and auditing.

  The financial statements of Pacific Retail as of December 31, 1997 and 1996, and for each of the years in the two-year period ended December 31, 1997, and the period from Pacific Retail's inception through December 31, 1995 and the financial statement schedule included in the Registration Statement on Form S-4 filed by Regency Centers, L.P. have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             REGENCY CENTERS, L.P.

                                    INDEX TO
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

Pro forma Condensed Consolidated Balance Sheet as of September 30, 1998...  P-3
Notes to Pro Forma Condensed Consolidated Balance Sheet...................  P-4
Pro Forma Consolidated Statements of Operations for the nine month period ended September 30, 1998 and the year ended December 31, 1997............  P-6
Notes to Pro Forma Consolidated Statements of Operations..................  P-8
PACIFIC RETAIL TRUST: UNAUDITED PRO FORMA FINANCIAL INFORMATION
Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998... P-15
Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1998.......................................... P-16
Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997.................................................. P-17
Notes to Pro Forma Condensed Consolidated Statements of Operations........ P-18

                             REGENCY CENTERS, L.P.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed consolidated balance sheet is based upon the September 30, 1998 historical consolidated balance sheet of Regency Centers, L.P. (the Partnership), incorporated by reference herein, and the pro forma consolidated balance sheet of Pacific Retail Trust (Pacific Retail) contained elsewhere herein. The pro forma balance sheet is presented as if Regency Realty Corporation had completed its merger with Pacific Retail subsequent to period end, and concurrently contributed all of Pacific Retail's assets to the Partnership in exchange for general partnership units. In addition, the pro forma balance sheet considers that the Partnership had completed the acquisition of two additional shopping centers subsequent to period end.

  The following unaudited pro forma consolidated statements of operations are based upon the historical consolidated statements of operations for the nine-month period ended September 30, 1998 and the year ended December 31, 1997 of the Partnership, incorporated by reference herein, and Pacific Retail contained elsewhere herein. These statements are presented as if Regency Realty Corporation had completed its merger with Pacific Retail, and as if the Partnership had acquired all of its properties as of January 1, 1997. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Partnership's registration statement on Form 10 and quarterly report on Form 10-Q filed for the period ended September 30, 1998 and also in conjunction with the Pacific Retail financial statements included elsewhere herein.

  The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations of the Partnership would have been at September 30, 1998 or December 31, 1997 assuming the transactions had been completed as set forth above, nor does it purport to represent the financial position or results of operations of the Partnership in future periods.

                             REGENCY CENTERS, L.P.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                           PARTNERSHIP PACIFIC RETAIL
                           HISTORICAL    PRO FORMA    ADJUSTMENTS       PRO FORMA
                           ----------- -------------- -----------       ---------
         ASSETS
Real estate investments,
 at cost.................   $917,898     1,059,083       61,200 (a)
                                                         12,558 (b)     2,050,739
Construction in progress.     23,947        21,657          --             45,604
  Less: accumulated
   depreciation..........     30,092        35,942       35,942 (b)        30,092
                            --------     ---------     --------         ---------
    Real estate rental
     property, net.......    911,753     1,044,798      109,700         2,066,251
                            --------     ---------     --------         ---------
Investments in real
 estate partnerships.....     24,813           --           --             24,813
                            --------     ---------     --------         ---------
  Net real estate
   investments...........    936,566     1,044,798      109,700         2,091,064
                            --------     ---------     --------         ---------
Cash and cash
 equivalents.............     13,069           389       (7,500)(b)         5,958
Tenant receivables, net
 of allowance for
 uncollectible accounts..     13,331        12,604          --             25,935
Deferred costs, less
 accumulated
 amortization............      3,721         5,317       (5,317)(c)         3,721
Other assets.............      5,548        10,529      (10,529)(c)         5,548
                            --------     ---------     --------         ---------
    Total Assets.........   $972,235     1,073,637       86,354         2,132,226
                            ========     =========     ========         =========
LIABILITIES AND PARTNERS'
         CAPITAL
Notes payable............   $338,279        97,063          --            435,342
Acquisition and
 development line of
 credit..................     45,931       211,500       43,950 (a)       301,381
                            --------     ---------     --------         ---------
  Total debt.............    384,210       308,563       43,950           736,723
Accounts payable and
 other liabilities.......     23,726        16,188          --             39,914
Tenant's security and
 escrow deposits.........      2,419         3,408          --              5,827
                            --------     ---------     --------         ---------
  Total liabilities......    410,355       328,159       43,950           782,464
                            --------     ---------     --------         ---------
Limited partners'
 interest in consolidated
 partnerships............      7,470           --           --              7,470
                            --------     ---------     --------         ---------
Series A preferred units.     78,800           --           --             78,800
Total stockholders'
 equity..................        --        726,132     (726,132)(b)           --
General and Limited
 partnership units.......    475,610        19,346      768,536 (a)(b)  1,263,492
                            --------     ---------     --------         ---------
  Total partners'
   capital...............    554,410       745,478       42,404         1,342,292
                            --------     ---------     --------         ---------
    Total liabilities and
     partners' capital...   $972,235     1,073,637       86,354         2,132,226
                            ========     =========     ========         =========


   See accompanying notes to pro forma condensed consolidated balance sheet.

                             REGENCY CENTERS, L.P.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              SEPTEMBER 30, 1998
                                  (UNAUDITED)
                                (IN THOUSANDS)

(a) Acquisitions of Shopping Centers:

    In January 1998, the Partnership entered into an agreement to acquire 32 shopping centers from various entities comprising the Midland Group. The Partnership has acquired 20 Midland shopping centers fee simple and 12 through joint ventures prior to September 30, 1998 containing 2.2 million square feet for approximately $220.4 million. Those shopping centers are included in the Partnership's September 30, 1998 balance sheet.

    Subsequent to September 30, 1998, the Partnership expects to acquire the un-owned interests in two of the joint venture properties for $20.7 million. In addition, during 1998, the Partnership expects to pay $4.6 million in additional costs related to joint venture investments and other transaction costs related to acquiring the various shopping centers from Midland, and during 1999 and 2000 expects to pay contingent consideration of $23.0 million. The following table represents the properties under development which the Partnership expects to acquire from Midland upon completion of construction during 1998. These properties are not included in these pro forma condensed consolidated financial statements.

                                                             EXPECTED
                                                            ACQUISITION PURCHASE
                                                               DATE      PRICE
                                                            ----------- --------
      Nashboro............................................. December-98 $ 7,260
      Crooked Creek........................................ December-98  13,471
                                                                        -------
                                                                        $20,731
                                                                        =======

    In addition, the Partnership acquired one other shopping center for an aggregate purchase price of $19.2 million which is reflected in the pro forma balance sheet. The shopping center, Hinsdale Lake Commons, was acquired on October 21, 1998 using funds drawn on the Line.

    Also, on December 30, 1998 Hyde Park Partners, L.P., a subsidiary of Regency Realty Corporation, was merged into the Partnership. The Partnership assumed $24,750 in notes payable and issued $17.3 million in partnership units to Regency Realty Corporation in exchange for this property.

(b) Merger of Pacific Retail and Regency Realty Corporation

    Pacific Retail will be merged with and into Regency Realty Corporation (Regency), with Regency being the surviving entity. Each issued and outstanding Pacific Retail Common Share will be exchanged for 0.48 shares of Regency Common Stock, and each issued and outstanding Pacific Retail Preferred Share will be converted into 0.48 shares of a corresponding series of Regency Preferred Stock. Concurrent with that merger Regency will contribute all the acquired properties to the Partnership in exchange for general partnership units.

    The total cost to acquire Pacific Retail is $1,106,291 based on the value of Regency shares and partnership units expected to be issued including the assumption of $328,159 outstanding debt and other liabilities of Pacific Retail, and estimated closing costs of $7,500. The price per share and partnership unit used to determine the purchase price is $23.325 based upon the five day average of the closing stock price of Regency's common stock as listed on the New York Stock Exchange immediately before, during and after the date the terms of the merger were agreed to and announced to the public.

                             REGENCY CENTERS, L.P.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                (IN THOUSANDS)

    The following summarizes the total costs expected to be paid by Regency related to the merger:

                            PACIFIC RETAIL
                              SHARES AND            REGENCY SHARES  REGENCY
                                UNITS      EXCHANGE   AND UNITS      VALUE   ACQUISITION
                             OUTSTANDING    RATIO       ISSUED     PER SHARE    COSTS
                            -------------- -------- -------------- --------- -----------
   Common stock............     64,059       0.48       30,748      $23.325  $  717,205
   Preferred stock.........      3,130       0.48        1,502      $23.325      35,043
   Partnership units.......      1,641       0.48          788      $23.325      18,373
                                ------                  ------               ----------
                                68,830                  33,038                  770,621
                                ======                  ======
   Pacific Retail outstanding debt assumed..................................    308,563
   Other Pacific Retail liabilities assumed.................................     19,596
   Estimated closing costs..................................................      7,500
                                                                             ----------
   Total acquisition costs.................................................. $1,106,280
                                                                             ==========

    The following summarizes the adjustment necessary to record the merger of Pacific Retail and Regency under purchase accounting, followed by the concurrent contribution of assets to the Partnership.

   ASSETS
    Pacific Retail assets at historical cost....................... $1,073,637
    Adjust Pacific Retail real estate investments to fair value....     12,558
    Remove Pacific Retail accumulated depreciation.................     35,942
    Adjust Pacific Retail other assets under purchase accounting...    (15,846)
                                                                    ----------
     Total purchase price..........................................  1,106,291
    Adjust for cash paid for closing costs.........................     (7,500)
                                                                    ----------
                                                                    $1,098,791
                                                                    ==========
   LIABILITIES AND PARTNERS' CAPITAL
    Pacific Retail liabilities and stockholders' equity at
     historical cost............................................... $1,073,637
    Remove Pacific Retail stockholders' equity.....................   (726,132)
    Adjust for general partnership units issued to Regency.........    751,286
                                                                    ----------
                                                                    $1,098,791
                                                                    ==========

(c) To adjust deferred and other assets under purchase accounting.

                             REGENCY CENTERS, L.P.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

                               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                          ----------------------------------------------------------------------
                                      MIDLAND      ACQUISITION   PACIFIC     OTHER         PRO
                          HISTORICAL PROPERTIES    PROPERTIES    RETAIL   ADJUSTMENTS     FORMA
                          ---------- ----------    -----------   -------  -----------    -------
Revenues:                                 (e)            (f)
 Minimum rent...........   $59,556     3,960          7,498      75,393       (697) (j)  145,710
 Percentage rent........       714       --             388       1,002         (8) (j)    2,096
 Recoveries from
  tenants...............    13,425       549          1,642      19,705        (67) (j)   35,254
 Management, leasing and
  brokerage fees........     8,023       --                          45        --          8,068
 Equity in income of
  investments in real
  estate partnerships...       511       --             --          --         --            511
                           -------     -----          -----      ------     ------       -------
                            82,229     4,509          9,528      96,145       (772)      191,639
                           -------     -----          -----      ------     ------       -------
Operating expenses:
 Depreciation and
  amortization..........    14,068       817  (g)     2,000  (g) 18,074       (453) (j)
                                                                               909  (m)   35,415
 Operating and
  maintenance...........    10,025       286            825      12,087       (122) (j)   23,101
 General and
  administrative........    10,638       233            438       7,099        (25) (j)   18,383
 Real estate taxes......     7,010       494          1,116      10,623        (81) (j)   19,162
                           -------     -----          -----      ------     ------       -------
                            41,741     1,830          4,379      47,883        228        96,061
                           -------     -----          -----      ------     ------       -------
Interest expense
 (income):
 Interest expense.......    14,523     2,646  (h)     4,788  (i) 15,216     (4,830) (k)   32,343
 Interest income........   (1,339)       --             --         (581)       --         (1,920)
                           -------     -----          -----      ------     ------       -------
                            13,184     2,646          4,788      14,635     (4,830)       30,423
                           -------     -----          -----      ------     ------       -------
 Income before minority
  interest and gain on
  sale of real estate
  investments...........    27,304        33            361      33,627      3,830        65,155
Gain on sale of real
 estate investments.....    10,737       --             --          --      (9,336) (j)    1,401
Minority interest.......      (390)      --             --         (427)         9          (808)
                           -------     -----          -----      ------     ------       -------
 Net income.............    37,651        33            361      33,200     (5,497)       65,748
Preferred distributions.    (1,733)      --             --       (1,764)    (3,142) (l)   (6,639)
                           -------     -----          -----      ------     ------       -------
 Net income for unit
  holders...............   $35,918        33            361      31,436     (8,639)       59,109
                           =======     =====          =====      ======     ======       =======
Net income per unit
 (note (n)):
 Basic..................   $  1.34                                                       $  0.95
                           =======                                                       =======
 Diluted................   $  1.31                                                       $  0.94
                           =======                                                       =======

   See accompanying notes to pro forma consolidated statements of operations.

                             REGENCY CENTERS, L.P.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)


                                             FOR THE YEAR ENDED DECEMBER 31, 1997
                          ---------------------------------------------------------------------------------
                                       BRANCH    MIDLAND     ACQUISITION   PACIFIC     OTHER
                          HISTORICAL PROPERTIES PROPERTIES   PROPERTIES    RETAIL   ADJUSTMENTS   PRO FORMA
                          ---------- ---------- ----------   -----------   -------  -----------   ---------
Revenues:                             (d)         (e)          (f)
 Minimum rent...........   $53,330     3,596      16,482       18,464       93,199    (4,136)(j)   180,935
 Percentage rent........       898       167         --           676        1,233       --          2,974
 Recoveries from
  tenants...............    12,993       751       2,240        4,484       25,171      (548)(j)    45,091
 Management, leasing and
  brokerage fees........     7,997     1,060         --           --           392       --          9,449
 Equity in income of
  investments in real
  estate partnerships...        33       --          --           --           --        --             33
                           -------     -----      ------       ------      -------    ------       -------
                            75,251     5,574      18,722       23,624      119,995    (4,684)      238,482
                           -------     -----      ------       ------      -------    ------       -------
Operating expenses:
 Depreciation &
  amortization..........    11,905       972       2,994 (g)    4,781 (g)   21,069      (855)(j)
                                                                                       1,212 (m)    42,078
 Operating and
  maintenance...........    10,688       595       1,194        2,349       15,698    (1,260)(j)    29,264
 General and
  administrative........     9,964       683       1,042        1,181        7,790       (49)(j)    20,611
 Real estate taxes......     6,451       404       1,635        2,694       13,081      (447)(j)    23,818
                           -------     -----      ------       ------      -------    ------       -------
                            39,008     2,654       6,865       11,005       57,638    (1,399)      115,771
                           -------     -----      ------       ------      -------    ------       -------
Interest expense
 (income):
 Interest expense.......    13,614     1,517      10,353 (h)   11,917 (i)   35,542    (6,439)(k)    66,504
 Interest income........      (935)      (33)        --           --          (481)      --         (1,449)
                           -------     -----      ------       ------      -------    ------       -------
                            12,679     1,484      10,353       11,917       35,061    (6,439)       65,055
                           -------     -----      ------       ------      -------    ------       -------
 Income before minority
  interest and gain on
  sale of real estate
  investments...........    23,564     1,436       1,504          702       27,296     3,154        57,656
Gain on sale of real
 estate investments.....       451       --          --           --           --       (451)(j)       --
Minority interest.......      (505)     (313)        --           --          (430)       12        (1,236)
                           -------     -----      ------       ------      -------    ------       -------
 Net income.............    23,510     1,123       1,504          702       26,866     2,715        56,420
Preferred distributions.       --        --          --           --        (2,195)   (6,500)(l)    (8,695)
                           -------     -----      ------       ------      -------    ------       -------
 Net income for unit
  holders...............   $23,510     1,123       1,504          702       24,671    (3,785)       47,725
                           =======     =====      ======       ======      =======    ======       =======
Net income per unit
 (note (n)):
 Basic..................   $  1.20                                                                 $  1.12
                           =======                                                                 =======
 Diluted................   $  1.12                                                                 $  1.09
                           =======                                                                 =======


   See accompanying notes to pro forma consolidated statements of operations.

                             REGENCY CENTERS, L.P.

           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                     AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

(d) Reflects pro forma results of operations for the Branch Properties for the period from January 1, 1997 to March 7, 1997 (acquisition date).

(e) Reflects revenues and certain expenses for the Midland Properties for the period from January 1, 1998 to the earlier of the respective acquisition date of the property or September 30, 1998 and for the year ended December 31, 1997.

                                               FOR THE PERIOD ENDED SEPTEMBER 30, 1998
                                        ------------------------------------------------------
                                                              OPERATING   REAL
                            ACQUISITION MINIMUM  RECOVERIES      AND     ESTATE  GENERAL AND
        PROPERTY NAME          DATE      RENT   FROM TENANTS MAINTENANCE TAXES  ADMINISTRATIVE
        -------------       ----------- ------- ------------ ----------- ------ --------------
   Garner Festival (1).....   9/30/98   $  --       $--         $--       $--        $--
   Windmiller Farms........   7/15/98      621        97          37        77         34
   Franklin Square.........   4/29/98      414        56          52        31         32
   St. Ann Square..........   4/17/98      217        44          18        35         12
   East Point Crossing.....   4/29/98      268        52          16        35         17
   North Gate Plaza........   4/29/98      234        33          18        27         10
   Worthington Park........   4/29/98      281        68          22        40         19
   Beckett Commons.........    3/1/98      113         7           6        14          4
   Cherry Grove Plaza......    3/1/98      239        11          13        22         21
   Bent Tree Plaza.........    3/1/98      137        11           7        59          8
   West Chester Plaza......    3/1/98      130        12          13        42          7
   Brookville Plaza........    3/1/98       95         5           5         8          4
   Lake Shores Plaza.......    3/1/98      123        10           5        16          6
   Evans Crossing..........    3/1/98      116         4           5         8          6
   Statler Square..........    3/1/98      164        15          13         1          8
   Kernersville Plaza......    3/1/98      120         4           8         8          8
   Maynard Crossing........    3/1/98      272        38          13        15         15
   Shoppes at Mason........    3/1/98      116        27          15        33          6
   Lake Pine Plaza.........    3/1/98      152        13          10         8          9
   Hamilton Meadows........    3/1/98      148        42          10        15          7
                                        ------      ----        ----      ----       ----
                                        $3,960      $549        $286      $494       $233
                                        ======      ====        ====      ====       ====

  --------
  (1) The property was under development until the date of acquisition, thus there are no revenues and expenses to be recorded in the statement of operations.

                             REGENCY CENTERS, L.P.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

                                                FOR THE YEAR ENDED DECEMBER 31, 1997
                                        ----------------------------------------------------
                                                RECOVERIES  OPERATING   REAL
                            ACQUISITION MINIMUM    FROM        AND     ESTATE  GENERAL AND
        PROPERTY NAME          DATE      RENT    TENANTS   MAINTENANCE TAXES  ADMINISTRATIVE
        -------------       ----------- ------- ---------- ----------- ------ --------------
   Garner Festival (1).....   9/30/98   $   --    $  --      $  --     $  --      $  --
   Windmiller Farms........   7/15/98     1,157      181         69       143         64
   Franklin Square.........   4/29/98     1,270      171        158        94         98
   St. Ann Square..........   4/17/98       741      149         60       119         42
   East Point Crossing.....   4/29/98       821      159         50       107         51
   North Gate Plaza........   4/29/98       718      100         56        84         32
   Worthington Park........   4/29/98       862      208         67       124         59
   Beckett Commons.........    3/1/98       687      140         38        83         47
   Cherry Grove Plaza......    3/1/98     1,445      175         85       131        105
   Bent Tree Plaza.........    3/1/98       786      130         64        59         48
   West Chester Plaza......    3/1/98       807       70         72        84         45
   Brookville Plaza........    3/1/98       571       42         34        50         30
   Lake Shores Plaza.......    3/1/98       759      156         55        96         32
   Evans Crossing..........    3/1/98       613       84         34        50         33
   Statler Square..........    3/1/98       913       76         43        54         60
   Kernersville Plaza......    3/1/98       605       58         29        51         33
   Maynard Crossing........    3/1/98     1,367      133         78        95        104
   Shoppes at Mason........    3/1/98       644       56         61        65         38
   Lake Pine Plaza.........    3/1/98       827       93         54        51         46
   Hamilton Meadows........    3/1/98       889       59         87        95         75
                                        -------   ------     ------    ------     ------
                                        $16,482   $2,240     $1,194    $1,635     $1,042
                                        =======   ======     ======    ======     ======

  --------
  (1) The property was under development until the date of acquisition, thus there are no revenues and expenses to be recorded in the statement of operations.

                             REGENCY CENTERS, L.P.

           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                     AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)


(f) Reflects revenue and certain expenses of the Acquisition Properties for the periods from January 1, 1998 and 1997 to the respective acquisition date of the property.

                                                    FOR THE PERIOD ENDED SEPTEMBER 30, 1998
                                        ---------------------------------------------------------------
                                                           RECOVERIES  OPERATING   REAL
                            ACQUISITION MINIMUM PERCENTAGE    FROM        AND     ESTATE  GENERAL AND
        PROPERTY NAME          DATE      RENT      RENT     TENANTS   MAINTENANCE TAXES  ADMINISTRATIVE
        -------------       ----------- ------- ---------- ---------- ----------- ------ --------------
   Bloomingdale Square.....   2/11/98   $   214   $   5      $   53     $   25    $   24     $   21
   Silverlake..............    6/3/98       346     --           60         36        36         18
   Highland Square.........   6/17/98       516      51          86         46        79         60
   Shoppes @104............   6/19/98       620     --          133         72        79         28
   Fleming Island..........   6/30/98       346     --          288         39       192         36
   Pike Creek..............    8/4/98     1,172     116         108        135        83         47
   Hinsdale Lake Commons...  10/21/98     1,289       7         379        216       148         67
   Hyde Park...............  12/30/98     2,995     209         535        256       475        161
                                        -------   -----      ------     ------    ------     ------
                                        $ 7,498   $ 388      $1,642     $  825    $1,116     $  438
                                        =======   =====      ======     ======    ======     ======
                                                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                        ---------------------------------------------------------------
                                                           RECOVERIES  OPERATING   REAL
                            ACQUISITION MINIMUM PERCENTAGE    FROM        AND     ESTATE  GENERAL AND
        PROPERTY NAME          DATE      RENT      RENT     TENANTS   MAINTENANCE TAXES  ADMINISTRATIVE
        -------------       ----------- ------- ---------- ---------- ----------- ------ --------------
   Oakley Plaza............   3/14/97   $   142   $ --       $   14     $   13    $   13     $    8
   Mariner's Village.......   3/25/97       185       6          37         45        33          7
   Carmel Commons..........   3/28/97       297      11          63         38        35         22
   Mainstreet Square.......   4/15/97       193     --           34         42        30         15
   East Port Plaza.........   4/25/97       543     --          107         96        65         33
   Rivermont Station.......   6/30/97       642     --          124         65        56         34
   Lovejoy Station.........   6/30/97       306     --           63         36        29          9
   Tamiami Trails..........   7/10/97       508     --          163        124        66         30
   Garden Square...........   9/19/97       671     --          232        144        99         50
   Boynton Lakes Plaza.....   12/1/97     1,159     --          391        267       250         80
   Pinetree Plaza..........  12/23/97       279     --           51         50        37         21
   Bloomingdale Square.....   2/11/98     1,863      43         459        215       209        184
   Silverlake..............    6/3/98       819     --          142         85        85         43
   Highland Square.........   6/17/98     1,122     111         187         99       171        130
   Shoppes @104............   6/19/98     1,332     --          285        154       170         60
   Fleming Island..........   6/30/98       698     --          581         79       388         72
   Pike Creek..............    8/4/98     1,980     196         182        228       140         80
   Hinsdale Lake Commons...  10/21/98     1,743      10         513        292       200         90
   Hyde Park...............  12/30/98     3,982     299         856        277       618        213
                                        -------   -----      ------     ------    ------     ------
                                        $18,464   $ 676      $4,484     $2,349    $2,694     $1,181
                                        =======   =====      ======     ======    ======     ======

                             REGENCY CENTERS, L.P.

           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                     AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)
(g) Depreciation expense is based on the estimated useful life of the properties acquired. For properties under construction, depreciation expense is calculated from the date the property is placed in service through the end of the period. In addition, the nine month period ended September 30, 1998 and year ended December 31, 1997 calculations reflect depreciation expense on the properties from January 1, 1997 to the earlier of the respective acquisition date of the property or September 30, 1998.

                            BUILDING AND  YEAR BUILDING               DEPRECIATION
        PROPERTY NAME       IMPROVEMENTS BUILT/RENOVATED USEFUL LIFE   ADJUSTMENT
        -------------       ------------ --------------- ------------ ------------
   Bloomingdale Square.....   $ 13,189        1987            30         $   51
   Silverlake Shopping
    Center.................      7,584        1988            31            103
   Highland Square.........      9,049        1960            20            208
   Shoppes @104............      6,439        1990            33             91
   Fleming Island..........      4,773        1994            37             64
   Pike Creek..............     18,082        1981            24            446
   Hinsdale Lake Commons...     14,976        1986            29            382
   Hyde Park...............     33,734        1995            38            655
                                                                         ------
   Acquisition Properties
    pro forma depreciation
    adjustment.............                                              $2,000
                                                                         ======
                                          Ranging from   Ranging from
   Midland Properties......   $151,636    1986 to 1996       29 to 40    $  817
                                                                         ======
                                     FOR THE YEAR ENDED DECEMBER 31, 1997
                            ------------------------------------------------------
                            BUILDING AND  YEAR BUILDING               DEPRECIATION
        PROPERTY NAME       IMPROVEMENTS BUILT/RENOVATED USEFUL LIFE   ADJUSTMENT
        -------------       ------------ --------------- ------------ ------------
   Oakley Plaza............   $  6,428        1988            31         $   41
   Mariner's Village.......      5,979        1986            29             47
   Carmel Commons..........      9,335        1979            22            101
   Mainstreet Square.......      4,581        1988            31             43
   East Port Plaza.........      8,179        1991            34             76
   Rivermont Station.......      9,548        1996            39            121
   Lovejoy Station.........      5,560        1995            38             73
   Tamiami Trails..........      7,598        1987            30            133
   Garden Square...........      7,151        1991            34            151
   Boynton Lakes Plaza.....      9,618        1993            36            244
   Pinetree Plaza..........      3,057        1982            25            120
   Bloomingdale Square.....     13,189        1987            30            440
   Silverlake Shopping
    Center.................      7,584        1988            31            245
   Highlands Square........      9,049        1960            20            452
   Shoppes @104............      6,439        1990            33            195
   Fleming Island..........      4,773        1994            37            129
   Pike Creek..............     18,082        1981            24            753
   Hinsdale Lake Commons...     14,976        1986            29            516
   Hyde Park...............     33,734        1995            38            900
                                                                         ------
   Acquisition Properties
    pro forma depreciation
    adjustment.............                                              $4,781
                                                                         ======
                                          Ranging from   Ranging from
   Midland Properties......   $151,636    1986 to 1996       29 to 40    $2,994
                                                                         ======

                             REGENCY CENTERS, L.P.

           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                     AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)


(h) To reflect interest expense on the Line required to complete the acquisition of the Midland Properties at the interest rate afforded the Partnership at September 30, 1998 (6.525%) and the assumption of $97.0 million of debt. For properties under construction, interest expense is calculated from the date the property is placed in service through the end of the period.

   Pro forma interest adjustment for the three month period ended
    September 30, 1998................................................  $ 2,646
                                                                        =======
   Pro forma interest adjustment for the year ended December 31, 1997.  $10,353
                                                                        =======

(i) To reflect interest expense on the Line or notes payable required to complete the acquisition of the Acquisition Properties at the interest rate afforded the Partnership at September 30, 1998 (6.525%). The nine month period ended September 30, 1998 and year ended December 31, 1997 calculation reflects interest expense on the properties from January 1, 1997 to the respective acquisition date of the property.

   Pro forma interest adjustment for the nine-month period ended
    September 30, 1998................................................  $ 4,788
                                                                        =======
   Pro forma interest adjustment for the year ended December 31, 1997.  $11,917
                                                                        =======

(j) In December, 1997, the Partnership sold one office building for $2.6 million and recognized a gain on the sale of $451,000. During the first quarter of 1998, the Partnership sold three office buildings and a parcel of land for $26.7 million, and recognized a gain on the sale of $9.3 million. The adjustments to the pro forma statements of operations reflect the reversal of the revenues and expenses from the office buildings generated during 1997 and 1998, including the gains on the sale of the office buildings as if the sales had been completed on January 1, 1997. The Partnership believes that excluding the results of operations and gains related to the office buildings sold is necessary for an understanding of the continuing operations of the Partnership.

(k) To reflect (i) interest expense and loan cost amortization on the $100 million debt offering offset by (ii) the reduction of interest expense on the Line and mortgage loans from the proceeds of the debt offering, the issuance of the preferred units and the proceeds from the sale of the office buildings referred to in note (j).

   Pro forma interest adjustment for the nine-month period ended
    September 30, 1998............................................... $(4,830)
                                                                      =======
   Pro forma interest adjustment for the year ended December 31,
    1997............................................................. $(6,439)
                                                                      =======

(l) To reflect the distribution on the offering of preferred units at an assumed annual rate of 8.125% for the nine-month period ended September 30, 1998 and year ended December 31, 1997.

(m) To increase depreciation expense as a result of the adjustment of real estate investments to fair market value for Pacific Retail merger:

                                             FOR THE NINE      FOR THE YEAR
                                             MONTHS ENDED          ENDED
                                          SEPTEMBER 30, 1998 DECEMBER 31, 1997
                                          ------------------ -----------------
   Adjustment to record real estate
    investments at fair market value.....      $48,500            48,500
   Allocation to land....................       (9,700)           (9,700)
                                               -------            ------
   Allocation to building................       38,800            38,800
   Estimated useful life in years........           32                32
                                               -------            ------
   Depreciation expense..................      $   909             1,212
                                               =======            ======

                             REGENCY CENTERS, L.P.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

(n) The following summarizes the calculation of basic and diluted earnings per unit for the nine-month period ended September 30, 1998 and the year ended December 31, 1997:

                                               FOR THE NINE      FOR THE YEAR
                                               MONTHS ENDED          ENDED
                                            SEPTEMBER 30, 1998 DECEMBER 31, 1997
                                            ------------------ -----------------
   Basic Earnings Per Unit (EPU)
    Calculation:
     Weighted average common units
      outstanding
       Partnership........................        23,872             15,327
       Partnership units issued to Regency
        for contribution of Pacific Retail
        assets............................        34,007             22,541
                                                 -------            -------
     Total Basic Units....................        57,879             37,868
                                                 =======            =======
     Net income for unit holders..........       $59,109            $47,725
     Less: dividends paid on Class B
      common stock........................         4,033              5,140
                                                 -------            -------
     Net income for Basic and Diluted EPU.       $55,076            $42,585
                                                 =======            =======
   Basic EPU..............................       $  0.95            $  1.12
                                                 =======            =======
   Diluted Earnings Per Unit (EPU)
    Calculation:
   Weighted average common units
    outstanding for Basic EPU.............        57,879             37,868
   Incremental units to be issued under
    common stock options using the
    Treasury method.......................           --                  80
   Contingent units for the acquisition of
    real estate...........................           418                955
                                                 -------            -------
       Total Diluted Units................        58,297             38,903
                                                 =======            =======
   Diluted EPU............................       $  0.94            $  1.09
                                                 =======            =======

                             PACIFIC RETAIL TRUST

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed consolidated balance sheet is based upon the historical consolidated balance sheet of Pacific Retail Trust (the Company) as of September 30, 1998. The following unaudited pro forma condensed consolidated statements of operations of the Company are based upon the historical consolidated statements of operations for the nine-month period ended September 30, 1998 and the year ended December 31, 1997. These statements are presented as if the Company had acquired all of its properties as of January 1, 1997.

  The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations of the Company would have been at September 30, 1998 or December 31, 1997 assuming the transactions had been completed as set forth above, nor does it purport to represent the financial position or results of operations of the Company in future periods.

                              PACIFIC RETAIL TRUST

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                             HISTORICAL  ADJUSTMENTS PRO FORMA
                                             ----------  ----------- ----------
                  ASSETS
                  ------
Real estate investments, at cost...........  $1,059,083      --       1,059,083
Construction in progress...................      21,657      --          21,657
  Less: accumulated depreciation...........      35,942      --          35,942
                                             ----------      ---     ----------
    Real estate rental property, net.......   1,044,798      --       1,044,798
                                             ----------      ---     ----------
Cash and cash equivalents..................         389      --             389
Tenant receivables, net of allowance for
 uncollectible accounts....................      12,604      --          12,604
Deferred costs, less accumulated amortiza-
 tion......................................       5,317      --           5,317
Other assets...............................      10,529      --          10,529
                                             ----------      ---     ----------
    Total assets...........................  $1,073,637      --      $1,073,637
                                             ==========      ===     ==========
   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------
Mortgage loans payable.....................  $   97,063      --          97,063
Acquisition and development line of credit.     211,500      --         211,500
                                             ----------      ---     ----------
    Total debt.............................     308,563      --         308,563
Accounts payable and other liabilities.....      16,188      --          16,188
Tenant's security and escrow deposits......       3,408      --           3,408
                                             ----------      ---     ----------
    Total liabilities......................     328,159      --         328,159
                                             ----------      ---     ----------
Minority interest..........................      19,346      --          19,346
                                             ----------      ---     ----------
Preferred stock............................      31,303      --          31,303
Common stock and additional paid in capi-
 tal.......................................     706,086      --         706,086
Distributions in excess of net income......     (11,257)     --         (11,257)
                                             ----------      ---     ----------
    Total stockholders' equity.............     726,132      --         726,132
                                             ----------      ---     ----------
      Total liabilities and stockholders'
       equity..............................  $1,073,637      --       1,073,637
                                             ==========      ===     ==========

                              PACIFIC RETAIL TRUST

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                          FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                          ------------------------------------------------------------
                                                  ACQUISITION
                             HISTORICAL           PROPERTIES             PRO FORMA
                          -----------------    -----------------      ----------------
Revenues:
  Minimum rent..........   $          70,735                4,658 (a)            75,393
  Percentage rent.......               1,002                  --                  1,002
  Recoveries from
   tenants..............              18,764                  941 (a)            19,705
  Management, leasing
   and brokerage fees...                  45                  --                     45
                           -----------------      ---------------      ----------------
                                      90,546                5,599                96,145
                           -----------------      ---------------      ----------------
Operating expenses:
  Depreciation and
   amortization.........              17,058                1,016 (b)            18,074
  Operating and
   maintenance..........              11,198                  889 (a)            12,087
  General and
   administrative.......               6,937                  162 (a)             7,099
  Real estate taxes.....              10,194                  429 (a)            10,623
                           -----------------      ---------------      ----------------
                                      45,387                2,496                47,883
                           -----------------      ---------------      ----------------
Interest expense (in-
 come):
  Interest expense......              11,594                3,622 (c)            15,216
  Interest income.......                (581)                 --                   (581)
                           -----------------      ---------------      ----------------
                                      11,013                3,622                14,635
                           -----------------      ---------------      ----------------
  Income before minority
   interest.............              34,146                 (519)               33,627
Minority interest.......                (579)                 152                  (427)
                           -----------------      ---------------      ----------------
  Net income............              33,567                 (367)               33,200
Preferred distributions.              (1,764)                 --                 (1,764)
                           -----------------      ---------------      ----------------
  Net income for common
   shareholders.........   $          31,803                 (367)               31,436
                           =================      ===============      ================
Net income per share
 (note (e)):
  Basic.................   $            0.50                           $           0.49
                           =================                           ================
  Diluted...............   $            0.49                           $           0.48
                           =================                           ================


   See accompanying notes to pro forma consolidated statements of operations.

                              PACIFIC RETAIL TRUST

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                         FOR THE YEAR
                                                   ENDED DECEMBER 31, 1997
                                                --------------------------------
                                                           ACQUISITION     PRO
                                                HISTORICAL PROPERTIES     FORMA
                                                ---------- -----------   -------
Revenues:
  Minimum rent.................................  $60,869     32,330 (a)   93,199
  Percentage rent..............................    1,233        --         1,233
  Recoveries from tenants......................   16,899      8,272 (a)   25,171
  Management, leasing and brokerage fees.......      392        --           392
                                                 -------     ------      -------
                                                 79,393      40,602      119,995
                                                 -------     ------      -------
Operating expenses:
  Depreciation and amortization................   14,715      6,354 (b)   21,069
  Operating and maintenance....................    9,727      5,971 (a)   15,698
  General and administrative...................    6,542      1,248 (a)    7,790
  Real estate taxes............................   10,012      3,069 (a)   13,081
                                                 -------     ------      -------
                                                  40,996     16,642       57,638
                                                 -------     ------      -------
Interest expense (income):
  Interest expense.............................   11,667     23,875 (c)   35,542
  Interest income..............................     (481)       --          (481)
                                                 -------     ------      -------
                                                  11,186     23,875       35,061
                                                 -------     ------      -------
  Income before minority interest..............   27,211         85       27,296
Minority interest..............................     (490)        60         (430)
                                                 -------     ------      -------
Net income.....................................   26,721        145       26,866
Preferred distributions........................   (2,195)       --        (2,195)
                                                 -------     ------      -------
Net income for common shareholders.............  $24,526        145       24,671
                                                 =======     ======      =======
Net income per share (note (e)):
  Basic........................................  $  0.61                 $  0.61
                                                 =======                 =======
  Diluted......................................  $  0.61                 $  0.60
                                                 =======                 =======




   See accompanying notes to pro forma consolidated statements of operations.

                             PACIFIC RETAIL TRUST

      NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                     AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  (a) Reflects revenues and certain expenses for the Acquisition Properties for the period from January 1, 1998 to the earlier of the respective acquisition date of the property or September 30, 1998, and for the year ended December 31, 1997.

                                               FOR THE PERIOD ENDED SEPTEMBER 30, 1998
                                               ---------------------------------------
   PROPERTY               ACQUISITION MINIMUM   RECOVERIES  OPERATING AND     REAL      GENERAL AND
    NAME                     DATE       RENT   FROM TENANTS  MAINTENANCE  ESTATE TAXES ADMINISTRATIVE
   --------               ----------- -------- ------------ ------------- ------------ --------------
Twin Peaks..............    1/15/98   $    231   $    32       $    25      $     8       $     8
Woodman--Van Nuys.......    1/30/98         78        10            22           12             5
Pine Lake Village.......     3/6/98        327        62            47           24            12
Sammamish Highlands.....     3/6/98        348       100            71           31            14
Inglewood Plaza.........     3/6/98         71        19            15            6             2
Oakbrook Plaza..........    3/30/98        180        44            10           14             9
Diablo Plaza............    5/14/98        434       191            69           76            29
Thomas Lake.............    5/21/98        400        65            26           37             7
Sherwood Market Center..    7/15/98        700       157            97           83            20
Murrayhill Marketplace..    7/15/98        878        93           280           51            22
Cherry Park Market......    7/15/98        518        77            97           30            15
Sunnside 205............    7/15/98        493        91           130           57            19
                                      --------   -------       -------      -------       -------
                                      $  4,658   $   941       $   889      $   429       $   162
                                      ========   =======       =======      =======       =======
                                                FOR THE YEAR ENDED DECEMBER 31, 1997
                                               ---------------------------------------
   PROPERTY               ACQUISITION MINIMUM   RECOVERIES  OPERATING AND     REAL      GENERAL AND
    NAME                     DATE       RENT   FROM TENANTS  MAINTENANCE  ESTATE TAXES ADMINISTRATIVE
   --------               ----------- -------- ------------ ------------- ------------ --------------
Market @ Preston Forest.    3/11/97   $    259   $    90       $    49      $    51       $    21
North Hills.............     4/7/97        619       133            89          127            29
West Park Plaza.........     4/9/97        219        72            49           32             9
Woodside Central........     4/9/97        344        99            64           24            13
South Point Plaza.......     4/9/97        410       174           125           55            18
Walker Center...........     4/9/97        293       104            61           29            12
Heritage Plaza..........     7/1/97      1,196       259           296          123            44
Friars Mission..........    7/31/97      1,531       314           140           71            74
Morningside Plaza.......     8/1/97        930       146            44           48             4
Pima Crossing...........    9/22/97      2,031       578           312          252            53
El Camino...............    9/29/97      1,259       401           129          143            49
San Leandro.............    10/1/97        726       240           138           46            43
Rona Plaza..............   10/10/97        479        81            76           24            25
Sequoia Station.........   11/19/97      3,244       743           442          292             4
Loehmann's Plaza........   12/18/97      1,206       325           348          137            75
Arden Square............   12/23/97      1,219       276           189           80            43
Newland Center..........   12/30/97      2,092       435           424          167            90
Plaza Hermosa...........     1/1/98      1,113       658           291          107            72
Twin Peaks..............    1/15/98      2,678       386           313          100            95
Woodman--Van Nuys.......    1/30/98      1,092       362           772          166            73
Pine Lake Village.......     3/6/98      1,259       321           154          165            59
Sammamish Highlands.....     3/6/98      1,380       491           193          190            70
Inglewood Plaza.........     3/6/98        324        94            43           38            13
Oakbrook Plaza..........    3/30/98        636       136           112           27            33
Diablo Plaza............    5/14/98      1,266       449           263          223           124
Thomas Lake.............    5/21/98        359        31            41            4             6
Sherwood Market Center..    7/15/98      1,283       297           150          158            34
Murrayhill Marketplace..    7/15/98      1,769       360           444          101            25
Cherry Park Market......    7/15/98        131        20            17            1             3
Sunnside 205............    7/15/98        983       197           203           88            35
                                      --------   -------       -------      -------       -------
                                      $ 32,330   $ 8,272       $ 5,971      $ 3,069       $ 1,248
                                      ========   =======       =======      =======       =======

                              PACIFIC RETAIL TRUST

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  (b) Depreciation expense is based on an estimated life of up to forty years for the buildings and ten years for the improvements of the properties acquired. In addition, the nine month period ended September 30, 1998 and year ended December 31, 1997 calculations reflect depreciation expense on the properties from January 1, 1997 to the earlier of the respective acquisition date of the property or September 30, 1998.

                                        FOR THE PERIOD ENDED SEPTEMBER 30, 1998
                                       -----------------------------------------
   PROPERTY                            BUILDING AND  YEAR BUILDING  DEPRECIATION
    NAME                               IMPROVEMENTS BUILT/RENOVATED  ADJUSTMENT
   --------                            ------------ --------------- ------------
Twin Peaks............................   $ 24,726        1988         $    16
Woodman--Van Nuys.....................      5,920        1992              14
Pine Lake Village.....................     10,326        1989              47
Sammamish Highlands...................      7,391        1992              36
Inglewood Plaza.......................      1,830        1985               8
Oakbrook Plaza........................      5,926        1982              42
Diablo Plaza..........................      7,362        1982              71
Thomas Lake...........................      9,940        1998             103
Sherwood Market Center................     14,860        1995             187
Murrayhill Marketplace................     14,664        1988             183
Cherry Park Market....................     15,934        1997             201
Sunnside 205..........................      8,585        1988             108
                                                                      -------
  Acquisition Properties pro forma de-
   preciation adjustment..............                                $ 1,016
                                                                      =======

                                         FOR THE YEAR ENDED DECEMBER 31, 1997
                                       -----------------------------------------
   PROPERTY                            BUILDING AND  YEAR BUILDING  DEPRECIATION
    NAME                               IMPROVEMENTS BUILT/RENOVATED  ADJUSTMENT
   --------                            ------------ --------------- ------------
Market @ Preston Forest...............   $ 10,645        1990         $    50
North Hills...........................     18,540        1995             135
West Park Plaza.......................      4,619        1996              36
Woodside Central......................      8,624        1993              62
South Point Plaza.....................      9,753        1997              68
Walker Center.........................      6,244        1987              52
Heritage Plaza........................     25,672        1981             305
Friars Mission........................     25,781        1989             405
Morningside Plaza.....................     12,832        1996             246
Pima Crossing.........................     24,341        1996             511
El Camino.............................      9,675        1995             259
San Leandro...........................      7,724        1982             164
Rona Plaza............................      4,243        1989              86
Sequoia Station.......................     17,709        1996             403
Loehmann's Plaza......................      8,225        1983             228
Arden Square..........................      7,290        1994             226
Newland Center........................     11,704        1985             341
Plaza Hermosa.........................      9,255        1984             247
Twin Peaks............................     24,726        1988             393
Woodman--Van Nuys.....................      5,920        1992             166
Pine Lake Village.....................     10,326        1989             285
Sammamish Highlands...................      7,391        1992             213
Inglewood Plaza.......................      1,830        1985              50
Oakbrook Plaza........................      5,926        1982             170
Diablo Plaza..........................      7,362        1982             212
Thomas Lake...........................      9,940        1998              51
Sherwood Market Center................     14,860        1995             374
Murrayhill Marketplace................     14,664        1988             366
Cherry Park Market....................     15,934        1997              34
Sunnside 205..........................      8,585        1988             216
                                                                      -------
  Acquisition Properties pro forma de-
   preciation adjustment..............                                $ 6,354
                                                                      =======

                             PACIFIC RETAIL TRUST

      NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                     AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  (c) To reflect interest expense on the Line required to complete the acquisition of the Acquisition Properties at the interest rate afforded the Company at September 30, 1998 (6.87%). The nine month period ended September 30, 1998 and year ended December 31, 1997 calculation reflects interest expense on the properties from January 1, 1997 to the respective acquisition date of the property.

   Pro forma interest adjustment for the nine-month period ended
    September 30, 1998............................................... $  3,622
                                                                      ========
   Pro forma interest adjustment for the year ended December 31,
    1997............................................................. $ 23,875
                                                                      ========

  (d) The following summarizes the calculation of basic and diluted earnings per share for the nine-month period ended September 30, 1998 and the year ended December 31, 1997:

                                              FOR THE NINE      FOR THE YEAR
                                              MONTHS ENDED          ENDED
                                           SEPTEMBER 30, 1998 DECEMBER 31, 1997
                                           ------------------ -----------------
Basic Earnings Per Share (EPS) Calcula-
 tion:
  Weighted average common shares outstand-
   ing....................................        64,045            40,173
                                                ========          ========
  Proforma net income for Basic EPS.......      $ 31,436          $ 24,671
                                                ========          ========
Basic EPS.................................      $   0.49          $   0.61
                                                ========          ========
  Proforma net income for Basic EPS.......        31,436            24,671
  Add: minority interest for operating
   partnership units......................           427               430
                                                --------          --------
  Proforma net income for Diluted EPS.....        31,863            25,101
                                                ========          ========
Diluted Earnings Per Share (EPS) Calcula-
 tion:
  Weighted average common shares outstand-
   ing for Basic EPS......................        64,045            40,173
  Operating partnership units.............         1,641             1,641
  Incremental shares to be issued under
   common stock options using the Treasury
   method.................................           215                95
                                                --------          --------
    Total Diluted Shares..................        65,901            41,909
                                                ========          ========
Diluted EPS...............................      $   0.48          $   0.60
                                                ========          ========

                         INDEX TO FINANCIAL STATEMENTS

RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.
Introduction .............................................................   F-3
Independent Auditors' Report..............................................   F-4
Balance Sheets as of September 30, 1998 (unaudited) and December 31, 1997
 and 1996.................................................................   F-5
Statements of Operations for the nine months ended September 30, 1998 and
 1997 (unaudited) and the
 year ended December 31, 1997 and for the period from February 22, 1996
 (inception) to December 31, 1996 ........................................   F-6
Statements of Changes in Partners' Capital for the nine months ended
 September 30, 1998 (unaudited) and the year ended December 31, 1997 and
 for the period from February 22, 1996 (inception) to December 31, 1996...   F-7
Statements of Cash Flows for the nine months ended September 30, 1998 and
 1997 (unaudited) and the
 year ended December 31, 1997 and for the period from February 22, 1996
 (inception) to December 31, 1996.........................................   F-8
Notes to Financial Statements.............................................   F-9
REGENCY OFFICE PARTNERSHIP, L.P.
Independent Auditors' Report..............................................  F-11
Balance Sheets as of September 30, 1998 (unaudited) and December 31, 1997 and 1996.................................................................  F-12
Statements of Operations for the nine months ended September 30, 1998 and
 1997 (unaudited) and the years ended December 31, 1997, 1996, and 1995 ..  F-13
Statements of Changes in Partners' Capital for the nine months ended
 September 30, 1998 (unaudited) and the years ended December 31, 1997,
 1996, and 1995...........................................................  F-14
Statements of Cash Flows for the nine months ended September 30, 1998 and
 1997 (unaudited) and the years ended December 31, 1997, 1996, and 1995...  F-15
Notes to Financial Statements.............................................  F-16
RRC FL FIVE, INC.
Independent Auditors Report...............................................  F-19
Balance Sheets as of September 30, 1998 (unaudited) and December 31, 1997 and 1996.................................................................  F-20
Statements of Operations for the nine months ended September 30, 1998 and
 1997 (unaudited) and the years ended December 31, 1997, 1996 and 1995....  F-21
Statements of Stockholder's Equity for the nine months ended September 30,
 1998 (unaudited) and the years ended December 31, 1997, 1996 and 1995....  F-22
Statements of Cash Flows for the nine months ended September 30, 1998 and
 1997 (unaudited) and the years ended December 31, 1997, 1996 and 1995....  F-23
Notes to Financial Statements.............................................  F-24
RRC ACQUISITIONS, INC.
Independent Auditors Report...............................................  F-27
Balance Sheets as of September 30, 1998 (unaudited) and December 31, 1997.  F-28

Statements of Operations for the nine months ended September 30, 1998
 (unaudited) and the year ended December 31, 1997.........................  F-29
Statements of Stockholder's Equity for the nine months ended September 30,
 1998 (unaudited) and the year ended December 31, 1997....................  F-30
Statements of Cash Flows for the nine months ended September 30, 1998
 (unaudited) and the year ended December 31, 1997.........................  F-31
Notes to Financial Statements.............................................  F-32


PACIFIC RETAIL TRUST: CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Accountants.........................................  F-34
Consolidated Balance Sheets as of December 31, 1997 and 1996..............  F-35
Consolidated Statements of Operations for the years ended December 31,
 1997 and 1996............................................................  F-36
Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1997 and 1996.........................................  F-37
Consolidated Statements of Cash Flows for the years ended December 31,
 1997 and 1996............................................................  F-38
Notes to Consolidated Financial Statements................................  F-39
Report of Independent Accountants.........................................  F-51
Balance Sheet as of December 31, 1995.....................................  F-52
Statement of Operations for the period from April 27, 1995 (Inception) to
 December 31, 1995........................................................  F-53
Statement of Shareholders' Equity for the period from April 27, 1995
 (Inception) to December 31, 1995.........................................  F-54
Statement of Cash Flows for the period from April 27, 1995 (Inception) to
 December 31, 1995........................................................  F-55
Notes to Financial Statements ............................................  F-56
Consolidated Balance Sheet as of September 30, 1998 (Unaudited)...........  F-64
Consolidated Statements of Operations for the nine months ended September
 30, 1998 and 1997 (Unaudited)............................................  F-65
Consolidated Statement of Changes in Shareholders' Equity for the nine months ended September 30, 1998 (Unaudited)..............................  F-66
Consolidated Statements of Cash Flows for the nine months ended September
 30, 1998 and 1997 (Unaudited)............................................  F-67
Notes to Consolidated Financial Statements................................  F-68

                                  INTRODUCTION

  The accompanying financial statements of RRC Operating Partnership of Georgia, L.P., a 16%-owned subsidiary of the Issuer ("RRC Operating"), Regency Office Partnership, L.P., a 99%-owned subsidiary of the Issuer ("Regency Office"), and RRC FL, Inc. ("FL Five") and RRC Acquisitions, Inc.
("Acquisitions"), both of which are wholly-owned subsidiaries of Regency, are included herein. RRC Operating, Regency Office FL Five Acquisitions are Guarantors of the Notes.

  The financial statements of Regency are incorporated herein by reference.

                         INDEPENDENT AUDITORS' REPORT

The Partners
RRC Operating Partnership of Georgia, L.P.:

  We have audited the accompanying balance sheets of RRC Operating Partnership of Georgia, L.P. as of December 31, 1997 and 1996, and the related statements of operations, partners' capital, and cash flows for the year ended December 31, 1997, and for the period from February 22, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RRC Operating Partnership of Georgia, L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997, and for the period from February 22, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Jacksonville, Florida
September 15, 1998

                   RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                            -------------------
                                         SEPTEMBER 30, 1998   1997      1996
                                         ------------------ --------- ---------
                                            (UNAUDITED)
                 ASSETS
Cash and cash equivalents, restricted
 for tenants' security deposits.........     $   21,441        17,178    18,401
Property and buildings, at cost
  Land..................................      1,123,200     1,123,200 1,123,200
  Buildings and improvements............      4,424,504     4,399,773 4,341,599
                                             ----------     --------- ---------
                                              5,547,704     5,522,973 5,464,799
  Less accumulated depreciation.........        290,700       206,224    90,882
                                             ----------     --------- ---------
    Net property and buildings..........      5,257,004     5,316,749 5,373,917
                                             ----------     --------- ---------
Other assets:
  Accounts receivable and other assets..         46,808        51,375    49,406
  Deferred leasing costs, less
   accumulated amortization.............         25,655         6,800       --
                                             ----------     --------- ---------
    Total other assets..................         72,463        58,175    49,406
                                             ----------     --------- ---------
                                             $5,350,908     5,392,102 5,441,724
                                             ==========     ========= =========
   LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Notes payable (note 3)................     $3,484,916     3,484,916 4,436,737
  Accounts payable and other
   liabilities..........................        341,011       229,887   198,676
  Tenants' security deposits............         21,441        17,178    18,401
                                             ----------     --------- ---------
    Total liabilities...................      3,847,368     3,731,981 4,653,814
Partners' capital (note 2)..............      1,503,540     1,660,121   787,910
                                             ----------     --------- ---------
                                             $5,350,908     5,392,102 5,441,724
                                             ==========     ========= =========


                See accompanying notes to financial statements.

                   RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

                            STATEMENTS OF OPERATIONS

                                    NINE MONTHS
                                  ENDED SEPTEMBER                 PERIOD FROM
                                        30,         YEAR ENDED   FEBRUARY 22,
                                 ----------------- DECEMBER 31, TO DECEMBER 31,
                                   1998     1997       1997          1996
                                 --------- ------- ------------ ---------------
                                    (UNAUDITED)
Revenues:
  Rental income................. $ 511,089 512,280   682,922        565,040
  Tenant reimbursements and
   other income.................    87,343  76,874   102,778        107,200
                                 --------- -------   -------        -------
    Total revenues..............   598,432 589,154   785,700        672,240
                                 --------- -------   -------        -------
Expenses:
  Depreciation and amortization.    88,761  86,399   115,342         90,882
  Direct operating expenses
   (note 5).....................    71,198  93,231   126,252         95,210
  Real estate taxes.............    45,753  43,356    59,823         51,653
  Interest......................   164,924 195,038   276,652        257,540
                                 --------- -------   -------        -------
    Total expenses..............   370,636 418,024   578,069        495,285
                                 --------- -------   -------        -------
    Net income.................. $ 227,796 171,130   207,631        176,955
                                 ========= =======   =======        =======


                See accompanying notes to financial statements.

                   RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL

                                             LIMITED      REGENCY
                                            PARTNERS   CENTERS, L.P.   TOTAL
                                            ---------  ------------- ---------
Balance at February 22, 1996 (inception)    $     --     $     --    $     --
Contribution of real estate................   525,333          --      525,333
Net contributions (distributions)..........   (16,845)     102,467      85,622
Net income.................................       --       176,955     176,955
                                            ---------    ---------   ---------
Balance, December 31, 1996.................   508,488      279,422     787,910
Net contributions (distributions)..........   (48,467)     713,047     664,580
Net income.................................       --       207,631     207,631
                                            ---------    ---------   ---------
Balance, December 31, 1997.................   460,021    1,200,100   1,660,121
Net contributions (distributions)
 (unaudited)...............................   (38,079)    (346,298)   (384,377)
Net income (unaudited).....................       --       227,796     227,796
                                            ---------    ---------   ---------
Balance, September 30, 1998 (unaudited).... $ 421,942    1,081,598   1,503,540
                                            =========    =========   =========



                See accompanying notes to financial statements.

                   RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

                            STATEMENTS OF CASH FLOWS

                                  NINE MONTHS                      PERIOD FROM
                              ENDED SEPTEMBER 30,    YEAR ENDED  FEBRUARY 22, TO
                              --------------------  DECEMBER 31,  DECEMBER 31,
                                1998       1997         1997          1996
                              --------  ----------  ------------ ---------------
                                  (UNAUDITED)
Cash flows from operating
 activities:
 Net income.................  $227,796     171,130      207,631      176,955
Adjustments to reconcile net
 income to
 net cash provided by
 operating activities:
 Depreciation and
  amortization..............    88,761      86,399      115,342       90,882
 Deferred leasing costs.....   (23,140)     (2,900)      (6,800)         --
 Changes in assets and
  liabilities:
  Accounts receivable and
   other assets.............     4,567      22,063       (1,969)     (47,248)
  Accounts payable and other
   liabilities..............   111,124     (10,782)      31,211      109,760
  Cash restricted for
   tenants security
   deposits.................    (4,263)         41        1,223       (1,116)
  Tenants' security
   deposits.................     4,263         (41)      (1,223)       1,116
                              --------  ----------   ----------     --------
    Net cash provided by
     operating activities...   409,108     265,910      345,415      330,349
                              --------  ----------   ----------     --------
Cash flows from investing
 activities--additions to
 property and buildings.....   (24,731)    (58,174)     (58,174)    (306,513)
                              --------  ----------   ----------     --------
Cash flows from financing
 activities:
 Principal payments on notes
  payable...................       --   (3,801,821)  (3,801,821)    (109,458)
 Borrowings on notes
  payable...................       --    2,850,000    2,850,000          --
 Net contributions
  (distributions)...........  (384,377)    744,151      664,580       85,622
                              --------  ----------   ----------     --------
    Net cash used in
     financing activities...  (384,377)   (207,670)    (287,241)     (23,836)
                              --------  ----------   ----------     --------
    Net change in cash and
     cash equivalents.......       --           66          --           --
Cash and cash equivalents at
 beginning of period........       --          --           --           --
                              --------  ----------   ----------     --------
Cash and cash equivalents at
 end of period..............  $    --           66          --           --
                              ========  ==========   ==========     ========
Supplemental disclosure of
 cash flow information:
 Cash paid for interest.....  $    --      181,947      215,088      269,200
                              ========  ==========   ==========     ========


                See accompanying notes to financial statements.

                  RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Formation of Partnership

  RRC Operating Partnership of Georgia, L.P. (the Partnership) was formed on February 22, 1996 as a Georgia limited partnership for the purpose of acquiring, leasing and operating Parkway Station Shopping Center, a 94,290 square foot shopping center located in Warner-Robins, Georgia, for approximately $5.4 million. Parkway Station, which was constructed during 1983, has an aggregate cost, for federal income tax purposes, of approximately $2.1 million at December 31, 1997.

  The Partnership interest is held 16% by Regency Centers, L.P., a Delaware limited partnership (RCLP), as general partner, and 84% by various individuals (Limited Partners). The Partnership will terminate on December 31, 2050 or earlier upon the occurrence of certain events specified in the Partnership agreement.

(b) Method of Accounting

  The accompanying financial statements were prepared on the accrual basis of accounting. No provision for income taxes is made because any liability for income taxes is that of the individual Partners and not that of the Partnership.

(c) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the Partnership's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) Property and Buildings

  Property and building are recorded at cost. Major additions and improvements to property and buildings are capitalized to the property accounts, while replacements, maintenance, and repairs which do not improve or extend the useful lives of the respective assets are reflected in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and buildings, which is 39 years for buildings and improvements and the life of the lease term for tenant improvements.

(e) Revenue Recognition

  The Partnership leases space to tenants under agreements with varying terms. Leases are accounted for as operating leases with minimum rent recognized on a straight-line basis over the term of the lease regardless of when payments are due. Contingent rentals are included in income in the period earned.

(f) Deferred Costs

  Deferred costs consist of costs associated with leasing the property. Such costs are deferred and amortized using the straight-line method over the terms of the respective leases.

(g) Cash and Cash Equivalents

  For the purposes of the statement of cash flows, the Partnership considers all instruments with a maturity of 90 days or less at purchase to be cash equivalents.

(h) Impairment of Long-Lived Assets

  The Partnership follows the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in

                  RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

  circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed their fair value less costs to sell.

(i) Interim Unaudited Financial Statements

  The accompanying interim financial statements have been prepared by the Partnership, without audit, and in the opinion of management reflect all normal recurring adjustments necessary for a fair presentation of the results for the unaudited periods presented. Certain information in footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

(2) PARTNERS' CAPITAL

  The Partnership Agreement provides, among other provisions, that (1) 100% of the net income shall be allocated to RCLP, (2) RCLP has complete discretion as to the operations of Parkway Station Shopping Center, and to its ultimate disposal, and (3) the Limited Partners receive distributions in an amount equal to the dividends paid to RCLP's parent company's (Regency Realty Corporation) stockholders.

(3) NOTES PAYABLE

  The Partnership has two notes payable to RCLP, which total $3,484,916 and $4,436,737 at December 31, 1997 and 1996, respectively. The notes pay interest only annually at 6.73%, and are due in full August 28, 2012.

(4) LEASES

  The Partnership has various tenant leases with terms that expire through 2003. Future minimum rental payments under noncancelable operating leases as of December 31, 1997, including renewed terms and new tenants, are as follows:

      YEAR ENDING DECEMBER 31,                                          AMOUNT
      ------------------------                                        ----------
         1998.......................................................  $  644,208
         1999.......................................................     546,171
         2000.......................................................     495,409
         2001.......................................................     344,228
         2002.......................................................      99,641
         Thereafter.................................................       2,400
                                                                      ----------
                                                                      $2,132,057
                                                                      ==========

  Most tenants are responsible for payment or reimbursement of their proportionate share of taxes, insurance, and common area expenses.

  During each of 1997 and 1996, one tenant, Kroger Supermarkets, paid minimum rent totaling $264,576, which exceeded 10% of the total minimum rent earned by the Partnership.

(5) RELATED PARTY TRANSACTIONS

  The Partnership paid fees for property management to RCLP of $30,872 and $26,127 for the periods ended December 31, 1997 and 1996, respectively.

  The Partnership paid tenant lease commissions to RCLP of $6,800 for the year ended December 31, 1997. No leasing commissions were paid during 1996. Such payments have been recorded as deferred leasing costs in the accompanying balance sheets.

                         INDEPENDENT AUDITORS' REPORT

The Partners
Regency Office Partnership, L.P.:

  We have audited the accompanying balance sheets of Regency Office Partnership, L.P. as of December 31, 1997 and 1996, and the related statements of operations, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regency Office Partnership, L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Jacksonville, Florida
September 16, 1998

                        REGENCY OFFICE PARTNERSHIP, L.P.

                                 BALANCE SHEETS

                                                              DECEMBER 31,
                                                          ---------------------
                                              SEPTEMBER
                                               30, 1998      1997       1996
                                             ------------ ---------- ----------
                                              (UNAUDITED)
                   ASSETS
Cash restricted for tenants' security
 deposits................................... $     50,191     62,852     51,234
Property and buildings, at cost (note 2):
  Land......................................    7,394,905        --   3,624,212
  Buildings and improvements................   26,764,821        --  22,963,443
                                             ------------ ---------- ----------
                                               34,159,726        --  26,587,655
  Less accumulated depreciation.............      393,344        --   5,028,158
                                             ------------ ---------- ----------
    Net property and buildings..............   33,766,382        --  21,559,497
                                             ------------ ---------- ----------
Office buildings held for sale (note 2).....          --  19,258,232        --
                                             ------------ ---------- ----------
Other assets:
  Accounts receivable and other assets......      250,177     41,894     62,057
  Deferred leasing costs, less accumulated
   amortization.............................        9,008    278,771    249,917
                                             ------------ ---------- ----------
    Total other assets......................      259,185    320,665    311,974
                                             ------------ ---------- ----------
                                             $ 34,075,758 19,641,749 21,922,705
                                             ============ ========== ==========
     LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Mortgage loan payable..................... $        --         --   5,256,760
  Accounts payable and other liabilities....      238,557     87,142     20,372
  Tenants' security deposits................       50,191     62,852     51,234
                                             ------------ ---------- ----------
    Total liabilities.......................      288,748    149,994  5,328,366
                                             ------------ ---------- ----------
Partners' capital...........................   33,787,010 19,491,755 16,594,339
                                             ------------ ---------- ----------
                                             $ 34,075,758 19,641,749 21,922,705
                                             ============ ========== ==========




                See accompanying notes to financial statements.

                        REGENCY OFFICE PARTNERSHIP, L.P.

                            STATEMENTS OF OPERATIONS

                               NINE MONTHS ENDED
                                 SEPTEMBER 30,        YEAR ENDED DECEMBER 31,
                             --------------------- -----------------------------
                                1998       1997      1997      1996      1995
                             ----------- --------- --------- --------- ---------
                                  (UNAUDITED)
Revenues:
  Rental income............  $ 2,567,782 3,101,897 4,136,367 4,026,288 3,740,148
  Tenant reimbursements....      364,560   361,327   496,029   443,574   415,095
  Other income.............        6,662     5,047    52,597    28,486    25,561
                             ----------- --------- --------- --------- ---------
    Total revenues.........    2,939,004 3,468,271 4,684,993 4,498,348 4,180,804
                             ----------- --------- --------- --------- ---------
Expenses:
  Operating and
   maintenance.............      210,130   483,236   661,970   610,493   618,728
  Depreciation and
   amortization............      548,492   560,621   855,039   733,121   677,303
  General and
   administrative..........      108,311   247,364   309,874   240,471   254,038
  Utilities................       74,328   343,680   472,036   492,209   472,737
  Real estate taxes........      244,816   342,818   447,478   440,128   452,954
  Interest.................          --    239,730   290,127   444,666   444,233
                             ----------- --------- --------- --------- ---------
    Total expenses.........    1,186,077 2,217,449 3,036,524 2,961,088 2,919,993
                             ----------- --------- --------- --------- ---------
    Net income before gain
     on sale of real
     estate................    1,752,927 1,250,822 1,648,469 1,537,260 1,260,811
Gain on sale of real estate
 (note 2)..................   10,451,794       --    450,902       --        --
                             ----------- --------- --------- --------- ---------
    Net income.............  $12,204,721 1,250,822 2,099,371 1,537,260 1,260,811
                             =========== ========= ========= ========= =========



                See accompanying notes to financial statements.

                        REGENCY OFFICE PARTNERSHIP, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL

                                                                 TOTAL PARTNERS'
                                                                     CAPITAL
                                                                 ---------------
      Balance at December 31, 1994..............................  $ 17,258,776
      Net contributions (distributions).........................    (1,634,500)
      Net income................................................     1,260,811
                                                                  ------------
      Balance at December 31, 1995..............................    16,885,087
      Net contributions (distributions).........................    (1,828,008)
      Net income................................................     1,537,260
                                                                  ------------
      Balance at December 31, 1996..............................    16,594,339
      Net contributions (distributions).........................       798,045
      Net income................................................     2,099,371
                                                                  ------------
      Balance at December 31, 1997..............................    19,491,755
      Net contributions (distributions) (unaudited).............     2,090,534
      Net income (unaudited)....................................    12,204,721
                                                                  ------------
      Balance at September 30, 1998 (unaudited).................  $ 33,787,010
                                                                  ============


                See accompanying notes to financial statements.

                        REGENCY OFFICE PARTNERSHIP, L.P.

                            STATEMENTS OF CASH FLOWS

                             NINE MONTHS ENDED
                               SEPTEMBER 30,            YEAR ENDED DECEMBER 31,
                          ------------------------  ----------------------------------
                              1998         1997        1997        1996        1995
                          ------------  ----------  ----------  ----------  ----------
                                (UNAUDITED)
Cash flows from
 operating activities:
 Net income.............  $ 12,204,721   1,250,822   2,099,371   1,537,260   1,260,811
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation and
  amortization..........       548,492     560,621     855,039     733,121     677,303
 Deferred leasing costs.       (39,457)   (155,269)   (208,305)   (116,563)    (97,618)
 Gain on sale of real
  estate................   (10,451,794)        --     (450,902)        --          --
 Changes in assets and
  liabilities:
  Accounts receivable
   and other
   assets...............      (208,283)      2,979      20,163     (20,594)    211,303
  Accounts payable and
   other
   liabilities..........       151,415     461,845      66,770     (36,369)    (96,197)
  Cash restricted for
   tenants' security
   deposits.............        12,661      (4,881)    (11,618)       (623)        388
  Tenants' security
   deposits.............       (12,661)      4,881      11,618         623        (388)
                          ------------  ----------  ----------  ----------  ----------
    Net cash provided by
     operating
     activities.........     2,205,094   2,120,998   2,382,136   2,096,855   1,955,602
                          ------------  ----------  ----------  ----------  ----------
Cash flows from
 investing activities:
 Proceeds from sale of
  real estate...........    29,864,098         --    2,645,229         --          --
 Purchase of and
  additions to property
  and buildings.........   (34,159,726)   (415,479)   (568,650)   (250,430)   (235,528)
                          ------------  ----------  ----------  ----------  ----------
    Net cash used in
     investing
     activities.........    (4,295,628)   (415,479) (2,076,579)   (250,430)   (235,528)
                          ------------  ----------  ----------  ----------  ----------
Cash flows from
 financing activities:
 Principal payments on
  mortgage loan.........           --   (2,296,902) (5,256,760)     60,768     (51,121)
 Net contributions
  (distributions).......     2,090,534     591,383     798,045  (1,828,008) (1,634,500)
                          ------------  ----------  ----------  ----------  ----------
    Net cash provided by
     (used in) financing
     activities.........     2,090,534  (1,705,519) (4,458,715) (1,888,776) (1,685,621)
                          ------------  ----------  ----------  ----------  ----------
    Net change in cash
     and cash
     equivalents........           --          --          --      (42,351)     34,453
Cash and cash equiva-
 lents at beginning of
 period.................           --          --          --       42,351       7,898
                          ------------  ----------  ----------  ----------  ----------
Cash and cash equiva-
 lents at end of
 period.................  $        --          --          --          --       42,351
                          ============  ==========  ==========  ==========  ==========
Supplemental disclosure
 of cash flow
 information:
 Cash paid for interest.  $        --      239,730     302,627     444,666     444,233
                          ============  ==========  ==========  ==========  ==========

                See accompanying notes to financial statements.

                       REGENCY OFFICE PARTNERSHIP, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996, AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Partnership Structure

    Regency Office Partnership, L.P. (the Partnership) was formed as a Florida partnership for the purpose of acquiring, leasing and operating shopping centers and office buildings.

    The Partnership interest is currently held 99% by Regency Centers, L.P., a Delaware limited partnership (RCLP), as general partner, and 1% by Regency Realty Corporation, RCLP's parent. Prior to February 23, 1998, the Partnership was owned 100% by two wholly owned subsidiaries of Regency Realty Corporation.

(b) Method of Accounting

    The accompanying financial statements were prepared on the accrual basis of accounting. No provision for income taxes is made because any liability for income taxes is that of the individual Partners and not that of the Partnership.

(c) Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires the Partnership's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) Property and Buildings

    Property and building are recorded at cost. Major additions and improvements to property and buildings are capitalized to the property accounts, while replacements, maintenance, and repairs which do not improve or extend the useful lives of the respective assets are reflected in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and buildings, which is 39 years for buildings and improvements and the life of the lease term for tenant improvements. The aggregate cost, for federal income tax purposes was approximately $20.1 million at December 31, 1997.

(e) Revenue Recognition

    The Partnership leases space to tenants under agreements with varying terms. Leases are accounted for as operating leases with minimum rent recognized on a straight-line basis over the term of the lease regardless of when payments are due. During 1996 and 1995, the Partnership collected cash of $28,128 and $207,780, respectively, in excess of minimum rent recorded related to the impact of recognizing rent on a straight-line basis. Contingent rentals are included in income in the period earned.

(f) Deferred Costs

    Deferred costs consist of costs associated with leasing the property. Such costs are deferred and amortized using the straight-line method over the terms of the respective leases.

(g) Cash and Cash Equivalents

    For the purposes of the statement of cash flows, the Partnership considers all instruments with a maturity of 90 days or less at purchase to be cash equivalents.

                       REGENCY OFFICE PARTNERSHIP, L.P.

(h) Impairment of Long-Lived Assets

    The Partnership follows the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of". This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverablility of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed their fair value, less costs to sell.

(i) Interim Unaudited Financial Statements

    The accompanying interim financial statements have been prepared by the Partnership, without audit, and in the opinion of management reflect all normal recurring adjustments necessary for a fair presentation of the results for the unaudited periods presented. Certain information in footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

(2) SALE OF OFFICE BUILDINGS AND PURCHASE OF SHOPPING CENTERS

    During 1997, 1996 and 1995, the operations of the Partnership were generated from the rental of four office properties. Those properties were
  (1) Quadrant, a 188,502 square foot property located in Jacksonville, Florida, constructed and acquired in 1985 for approximately $17.9 million,
  (2) Paragon Cable Building, a 40,298 square foot property located in Tampa, Florida, constructed and acquired in 1993 for approximately $3.0 million,
  (3) Westland One, a 36,304 square foot property located in Jacksonville, Florida, constructed and acquired in 1988 for approximately $2.0 million, and (4) Fairway Executive Center, a 33,135 square foot property located in Fort Lauderdale, Florida. On December 22, 1997 the Partnership sold Fairway Executive Center for $2,645,229 which resulted in a gain of $450,902.

    In December 1997, the Partnership classified all of its office buildings as held for sale. Accordingly, no depreciation has been recorded on such properties from that point forward. During the first six months of 1998 the Partnership sold the remaining three office properties for a net sales price of $29,864,098, and recorded a gain of $10,451,794. Subsequent to the sales of the office properties, the Partnership purchased two shopping centers, Cherry Grove, a 186,040 square foot property located in Cincinnati, Ohio, and Bloomingdale Square, a 267,935 square foot property located in Tampa, Florida, for a total purchase price of $33,635,875.

(3) LEASES

    The Partnership has various tenant leases with terms that expire through 2021. Based on the sales and subsequent purchases of rental property described in note 2, the following future minimum rental payments reflect the leases related to the Partnership's current rental properties only, Cherry Grove and Bloomingdale Square:

      YEAR ENDING DECEMBER 31,                                         AMOUNT
      ------------------------                                       -----------
         1998......................................................  $ 3,432,045
         1999......................................................    3,369,109
         2000......................................................    3,126,854
         2001......................................................    2,792,840
         2002......................................................    2,369,348
         Thereafter................................................   16,406,402
                                                                     -----------
                                                                     $31,496,598
                                                                     ===========

                       REGENCY OFFICE PARTNERSHIP, L.P.

    Most tenants are responsible for payment or reimbursement of their proportionate share of taxes, insurance, and common area expenses.

    During each of 1997, 1996, and 1995, two office building tenants, paid minimum rents totaling $1,228,764, which exceeded 10% of the total minimum rent earned by the Partnership.

(4) Related Party Transactions

    The Partnership paid fees for property management to RCLP of $172,194, $166,172 and $129,636 for the years ended December 31, 1997, 1996, and 1995, respectively. In addition, during 1996 and 1995 the Partnership paid RRG, an affiliate of RCLP, $45,000 and $120,000, respectively for asset management services.

    The Partnership paid tenant lease commissions to RCLP of $208,305, $116,563, and $97,618 for the years ended December 31, 1997, 1996, and 1995, respectively. Such payments have been recorded as deferred leasing costs in the accompanying balance sheets.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors of Regency Realty Corporation and
RRC FL Five, Inc. :

  We have audited the accompanying balance sheets of RRC FL Five, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RRC FL Five, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Jacksonville, Florida
December 11, 1998

                               RRC FL FIVE, INC.

                                 BALANCE SHEETS

                                                             DECEMBER 31,
                                            SEPTEMBER    ----------------------
                                             30, 1998       1997        1996
                                           ------------  ----------  ----------
                                            (UNAUDITED)
                 ASSETS
                 ------
Cash.....................................  $    187,429      64,252      44,542
Cash restricted for tenants' security
 deposits................................        73,860      48,653      48,439
Property and buildings, at cost (note 2):
  Land...................................     2,751,094   2,751,094   2,751,094
  Buildings and improvements.............     9,474,520   9,435,081   9,427,833
                                           ------------  ----------  ----------
                                             12,225,614  12,186,175  12,178,927
  Less accumulated depreciation..........     1,992,106   1,635,974   1,165,150
                                           ------------  ----------  ----------
    Net property and buildings...........    10,233,508  10,550,201  11,013,777
                                           ------------  ----------  ----------
Other assets:
  Accounts receivable and other assets...       140,638     238,530     226,993
  Deferred leasing costs, less
   accumulated amortization..............       239,752     230,481     234,328
                                           ------------  ----------  ----------
    Total other assets...................       380,390     469,011     461,321
                                           ------------  ----------  ----------
                                           $ 10,875,187  11,132,117  11,568,079
                                           ============  ==========  ==========
  LIABILITIES AND STOCKHOLDER'S EQUITY
  ------------------------------------
Liabilities:
  Mortgage loan payable (note 2).........  $  8,633,856   8,713,253   8,823,403
  Accounts payable and other liabilities.       287,303       5,241      20,373
  Tenants' security deposits.............        73,860      48,653      48,439
                                           ------------  ----------  ----------
    Total liabilities....................     8,995,019   8,767,147   8,892,215
                                           ------------  ----------  ----------
Stockholder's equity
  Common stock $.01 par value per share:
   10,000 shares authorized, issued and
   outstanding...........................           100         100         100
  Additional paid in capital.............     3,125,591   3,250,449   3,065,296
  Accumulated deficit....................    (1,245,523)   (885,579)   (389,532)
                                           ------------  ----------  ----------
    Total stockholder's equity...........     1,880,168   2,364,970   2,675,864
                                           ------------  ----------  ----------
                                           $ 10,875,187  11,132,117  11,568,079
                                           ============  ==========  ==========

                See accompanying notes to financial statements.

                               RRC FL FIVE, INC.

                            STATEMENTS OF OPERATIONS

                          NINE MONTHS ENDED
                            SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                         ---------------------  -------------------------------
                            1998       1997       1997       1996       1995
                         ----------  ---------  ---------  ---------  ---------
                             (UNAUDITED)
Revenues:
  Rental income......... $  771,116    774,221  1,035,342  1,048,489  1,194,189
  Tenant reimbursements.    254,515    235,303    305,979    381,809    466,375
  Other income..........     40,027     36,272     54,143    109,289     39,561
                         ----------  ---------  ---------  ---------  ---------
    Total revenues......  1,065,658  1,045,796  1,395,464  1,539,587  1,700,125
                         ----------  ---------  ---------  ---------  ---------
Expenses:
  Operating and
   maintenance..........    187,032    194,961    255,702    267,789    249,821
  Depreciation and
   amortization.........    397,599    390,220    520,571    514,085    500,510
  General and
   administrative.......     42,801     40,856     55,456     70,329     88,889
  Real estate taxes.....    179,913    174,393    226,336    233,880    235,989
  Interest..............    618,257    626,113    833,446    843,036    728,738
                         ----------  ---------  ---------  ---------  ---------
    Total expenses......  1,425,602  1,426,543  1,891,511  1,929,119  1,803,947
                         ----------  ---------  ---------  ---------  ---------
    Net loss............ $ (359,944)  (380,747)  (496,047)  (389,532)  (103,822)
                         ==========  =========  =========  =========  =========


                See accompanying notes to financial statements.

                               RRC FL FIVE, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                          ADDITIONAL                   TOTAL
                                   COMMON  PAID IN    ACCUMULATED  STOCKHOLDER'S
                                   STOCK   CAPITAL      DEFICIT       EQUITY
                                   ------ ----------  -----------  -------------
Balance at December 31, 1994......   100  11,858,590     489,674    $12,348,364
Dividends.........................   --   (8,614,148)   (385,852)    (9,000,000)
Additional paid in capital
 (dividends), net.................   --      (61,091)        --         (61,091)
Net loss..........................   --          --     (103,822)      (103,822)
                                    ----  ----------  ----------    -----------
Balance at December 31, 1995......   100   3,183,351         --       3,183,451
Additional paid in capital
 (dividends), net.................   --     (118,055)        --        (118,055)
Net loss..........................   --          --     (389,532)      (389,532)
                                    ----  ----------  ----------    -----------
Balance at December 31, 1996......   100   3,065,296    (389,532)     2,675,864
Additional paid in capital
 (dividends), net.................   --      185,153         --         185,153
Net loss..........................   --          --     (496,047)      (496,047)
                                    ----  ----------  ----------    -----------
Balance at December 31, 1997......   100   3,250,449    (885,579)     2,364,970
Additional paid in capital
 (dividends), net (unaudited).....   --     (124,858)        --        (124,858)
Net Loss (unaudited)..............   --          --     (359,944)      (359,944)
                                    ----  ----------  ----------    -----------
Balance at September 30, 1998
 (unaudited)......................  $100   3,125,591  (1,245,523)     1,880,168
                                    ====  ==========  ==========    ===========



                See accompanying notes to financial statements.

                               RRC FL FIVE, INC.

                            STATEMENTS OF CASH FLOWS

                            NINE MONTHS ENDED
                              SEPTEMBER 30,        YEAR ENDED DECEMBER 31,
                            -------------------  ------------------------------
                              1998       1997      1997      1996       1995
                            ---------  --------  --------  --------  ----------
                               (UNAUDITED)
Cash flows from operating
 activities:
 Net loss.................  $(359,944) (380,747) (496,047) (389,532)   (103,822)
 Adjustments to reconcile
  net income to net cash
  provided by (used in)
  operating activities:
  Depreciation and
   amortization...........    397,599   390,220   520,571   514,085     500,510
  Deferred costs..........    (50,738)   (7,312)  (45,900)  (26,145)    (17,919)
  Changes in assets and
   liabilities:
   Accounts receivable and
    other assets..........     97,892    23,501   (11,537)  121,458    (117,179)
   Accounts payable and
    other liabilities.....    282,062   143,391   (15,132)   21,066     (18,181)
   Cash restricted for
    tenants' security
    deposits..............    (25,207)   (1,192)     (214)   27,075       6,667
   Tenants' security
    deposits..............     25,207     1,192       214   (27,075)     (6,667)
                            ---------  --------  --------  --------  ----------
    Net cash provided by
     (used in)
     Operating activities.    366,871   169,053   (48,045)  240,932     243,409
                            ---------  --------  --------  --------  ----------
Cash flows from investing
 activities:
 Additions to property and
  buildings...............    (39,439)   (7,248)   (7,248)  (42,437)    (62,546)
                            ---------  --------  --------  --------  ----------
Cash flows from financing
 activities:
 Proceeds from mortgage
  loan....................         --        --        --        --   9,000,000
 Dividends from
  refinancing proceeds....         --        --        --        --  (9,000,000)
 Principal payments on
  mortgage loan...........    (79,397)  (81,584) (110,150) (108,009)    (68,588)
 Additional paid in
  capital (dividends),
  net.....................   (124,858)  103,249   185,153  (118,055)    (61,091)
                            ---------  --------  --------  --------  ----------
    Net cash provided by
     (used in) financing
     activities...........   (204,255)   21,665    75,003  (226,064)   (129,679)
                            ---------  --------  --------  --------  ----------
    Net change in cash....    123,177   183,470    19,710   (27,569)     51,184
Cash at beginning of
 period...................     64,252    44,542    44,542    72,111      20,927
                            ---------  --------  --------  --------  ----------
Cash at end of period.....  $ 187,429   228,012    64,252    44,542      72,111
                            =========  ========  ========  ========  ==========
Supplemental disclosure of
 cash flow information:
 Cash paid for interest...  $ 618,257   626,113   833,446   843,036     728,738
                            =========  ========  ========  ========  ==========

                See accompanying notes to financial statements.

                               RRC FL FIVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996 AND 1995

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)Company Structure

    RRC FL Five, Inc. (the Company) was formed as a Florida corporation for the purpose of acquiring, leasing and operating Aventura Shopping Center a 102,876 square foot shopping center located in Miami, Florida. The Company is 100% owned by Regency Realty Corporation (RRC). Aventura, which was constructed during 1974, was acquired in 1994 for approximately $12.1 million. At December 31, 1997, its aggregate cost, for federal income tax purposes was approximately $2.6 million.

(b)Method of Accounting

    The accompanying financial statements were prepared on the accrual basis of accounting. No provision for income taxes is made because the Company is a qualified REIT subsidiary of RRC, and accordingly such subsidiaries are not subject to income taxes under the Internal Revenue Code.

(c)Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)Property and Buildings

    Property and building are recorded at cost. Major additions and improvements to property and buildings are capitalized to the property accounts, while replacements, maintenance, and repairs which do not improve or extend the useful lives of the respective assets are reflected in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and buildings, which is 39 years for buildings and improvements and the life of the lease term for tenant improvements.

(e)Revenue Recognition

    The Company leases space to tenants under agreements with varying terms. Leases are accounted for as operating leases with minimum rent recognized on a straight-line basis over the term of the lease regardless of when payments are due. Contingent rentals are included in income in the period earned.

(f)Deferred Costs

    Deferred costs consist of costs associated with leasing the property. Such costs are deferred and amortized using the straight-line method over the terms of the respective leases.

(g)Cash and Cash Equivalents

    For the purposes of the statement of cash flows, the Company considers all instruments with a maturity of 90 days or less at purchase to be cash equivalents.

(h)Impairment of Long-Lived Assets

    The Company follows the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of". This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in

                               RRC FL FIVE, INC.

  circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverablility of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed their fair value, less costs to sell.

(i)Interim Unaudited Financial Statements

    The accompanying interim financial statements have been prepared by the Company, without audit, and in the opinion of management reflect all normal recurring adjustments necessary for a fair presentation of the results for the unaudited periods presented. Certain information in footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

(2)MORTGAGE LOAN PAYABLE

    Mortgage note payable to a bank, bearing interest at 9.5% per annum, payable in monthly installments of $78,633, including principal and interest, maturing on March 1, 2002. The mortgage loan is secured by the property and buildings of the Company.

    Principal maturities on the mortgage loan is as follows:

      YEAR ENDING DECEMBER 31,                                          AMOUNT
      ------------------------                                        ----------
         1998........................................................ $  120,062
         1999........................................................    131,978
         2000........................................................    145,076
         2001........................................................    159,475
         2002........................................................  8,156,662
                                                                      ----------
                                                                      $8,713,253
                                                                      ==========

(3)LEASES

    The Company has various tenant leases with terms that expire through 2009. Future minimum rental payments under noncancelable operating leases as of December 31, 1997, including renewed terms and new tenants, are as follows:

      YEAR ENDING DECEMBER 31,                                          AMOUNT
      ------------------------                                        ----------
         1998........................................................ $  948,894
         1999........................................................  1,011,365
         2000........................................................    944,773
         2001........................................................    899,212
         2002........................................................    870,641
         Thereafter..................................................  2,557,965
                                                                      ----------
                                                                      $7,232,850
                                                                      ==========

    Most tenants are responsible for payment or reimbursement of their proportionate share of taxes, insurance, and common area expenses.

    During each of 1997, 1996, and 1995, one tenant, Publix Supermarkets, paid minimum rents totaling $107,724, which exceeded 10% of the total minimum rent earned by the Company.

                               RRC FL FIVE, INC.

(4)RELATED PARTY TRANSACTIONS

    The Company paid fees for property management to RRC of $55,252, $60,170, and $29,372 for the years ended December 31, 1997, 1996, and 1995, respectively. In addition, during 1996 and 1995 the Company paid RRG, an affiliate of RRC, $9,000 and $12,000, respectively, for asset management services.

    The Company paid tenant lease commissions to RRC of $45,900, $26,145 and $17,919 for the years ended December 31, 1997, 1996, and 1995, respectively. Such payments have been recorded as deferred leasing costs in the accompanying balance sheets.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors of Regency Realty Corporation and
RRC Acquisitions, Inc.:

  We have audited the accompanying balance sheets of RRC Acquisitions, Inc. as of December 31, 1997, and the related statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RRC Acquisitions, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Jacksonville, Florida
December 11, 1998

                             RRC ACQUISITIONS, INC.

                                 BALANCE SHEETS

                                                       SEPTEMBER   DECEMBER 31,
                                                        30, 1998       1997
                                                      ------------ ------------
                                                       (UNAUDITED)
                       ASSETS
                       ------
Cash restricted for tenants' security deposits....... $     29,914      30,714
Property and buildings, at cost:
  Land...............................................    3,866,500   3,866,500
  Buildings and improvements.........................   14,166,106  14,019,614
                                                      ------------  ----------
                                                        18,032,606  17,886,114
  Less accumulated depreciation......................      353,450      86,841
                                                      ------------  ----------
    Net property and buildings.......................   17,679,156  17,799,273
                                                      ------------  ----------
Other assets:
  Accounts receivable and other assets...............      230,932      93,413
  Deferred leasing costs, less accumulated
   amortization......................................       51,251       7,411
                                                      ------------  ----------
    Total other assets...............................      282,183     100,824
                                                      ------------  ----------
                                                      $ 17,991,253  17,930,811
                                                      ============  ==========
        LIABILITIES AND STOCKHOLDER'S EQUITY
        ------------------------------------
Liabilities:
  Accounts payable and other liabilities.............      144,767     188,264
  Tenants' security deposits.........................       29,914      30,714
                                                      ------------  ----------
    Total liabilities................................      174,681     218,978
                                                      ------------  ----------
Stockholder's equity
  Common stock $.01 par value per share:
   10,000 shares authorized, issued and outstanding..          100         100
  Additional paid in capital.........................   17,425,605  17,425,605
  Retained earnings..................................      390,867     286,128
                                                      ------------  ----------
    Total stockholder's equity.......................   17,816,572  17,711,833
                                                      ------------  ----------
                                                      $ 17,991,253  17,930,811
                                                      ============  ==========

                See accompanying notes to financial statements.

                             RRC ACQUISITIONS, INC.

                            STATEMENTS OF OPERATIONS

                                                       NINE MONTHS
                                                          ENDED      YEAR ENDED
                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1998          1997
                                                      ------------- ------------
                                                       (UNAUDITED)
Revenues:
  Rental income......................................  $ 1,377,387    393,892
  Tenant reimbursements and other income.............      427,645    113,528
                                                       -----------    -------
    Total revenues...................................    1,805,032    507,420
                                                       -----------    -------
Expenses:
  Operating and maintenance..........................      121,885     25,875
  Depreciation and amortization......................      271,613     87,277
  General and administrative.........................      179,850     44,082
  Real estate taxes..................................      217,846     64,058
                                                       -----------    -------
    Total expenses...................................      791,194    221,292
                                                       -----------    -------
   Net income........................................  $ 1,013,838    286,128
                                                       ===========    =======


                See accompanying notes to financial statements.

                             RRC ACQUISITIONS, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                            ADDITIONAL                TOTAL
                                     COMMON  PAID IN   RETAINED   STOCKHOLDER'S
                                     STOCK   CAPITAL   EARNINGS      EQUITY
                                     ------ ---------- ---------  -------------
Balance at December 31, 1996........  $100         --        --            100
Additional paid in capital..........   --   17,425,605       --     17,425,605
Net income..........................   --          --    286,128       286,128
                                      ----  ---------- ---------   -----------
Balance at December 31, 1997........   100  17,425,605   286,128    17,711,833
Additional paid in capital
 (dividends), net (unaudited).......   --          --   (909,099)     (909,099)
Net income (unaudited)..............   --          --  1,013,838     1,013,838
                                      ----  ---------- ---------   -----------
Balance at September 30, 1998
 (unaudited)........................  $100  17,425,605   390,867    17,816,572
                                      ====  ========== =========   ===========




                See accompanying notes to financial statements.

                             RRC ACQUISITIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                      NINE MONTHS  YEAR ENDED
                                                         ENDED      DECEMBER
                                                     SEPTEMBER 30,     31,
                                                         1998         1997
                                                     ------------- -----------
                                                      (UNAUDITED)
Cash flows from operating activities:
 Net income.........................................  $1,013,838       286,128
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization.....................     271,613        87,277
  Deferred costs....................................     (48,844)       (7,847)
  Changes in assets and liabilities:
   Accounts receivable and other assets.............    (137,519)      (86,907)
   Accounts payable and other liabilities...........     (43,497)      (40,263)
   Cash restricted for tenants' security deposits...         800           --
   Tenants' security deposits.......................        (800)          --
                                                      ----------   -----------
    Net cash provided by operating activities.......   1,055,591       238,388
                                                      ----------   -----------
Cash flows from investing activities--purchase of
 and additions to property and buildings............    (146,492)  (17,663,993)
                                                      ----------   -----------
Cash flows from financing activities--additional
 paid in capital (dividends), net...................    (909,099)   17,425,605
                                                      ----------   -----------
    Net change in cash..............................         --            --
Cash at beginning of period.........................         --            --
                                                      ----------   -----------
Cash at end of period...............................  $      --            --
                                                      ==========   ===========
Supplemental disclosure of non-cash transactions
 liabilities assumed in the acquisition of property
 and buildings......................................  $      --        222,121
                                                      ==========   ===========


                See accompanying notes to financial statements.

                            RRC ACQUISITIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996 AND 1995

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)Company Structure

    RRC Acquisitions, Inc. (the Company) was formed as a Florida corporation on November 16, 1993 for the purpose of acquiring, leasing and operating shopping centers . The Company was inactive, and thus had no operations, until November 10, 1997 when it purchased Kingsdale Shopping Center, a 255,177 square foot shopping center located in Columbus, Ohio, for approximately $17.9 million. Kingsdale, which was constructed during 1997, has an aggregate cost, for federal income tax purposes, of approximately $17.9 million at December 31, 1997. The Company is 100% owned by Regency Realty Corporation (RRC).

  (b)Method of Accounting

    The accompanying financial statements were prepared on the accrual basis of accounting. No provision for income taxes is made because the Company is a qualified REIT subsidiary of RRC, and accordingly such subsidiaries are not subject to income taxes under the Internal Revenue Code.

  (c)Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (d)Property and Buildings

    Property and building are recorded at cost. Major additions and improvements to property and buildings are capitalized to the property accounts, while replacements, maintenance, and repairs which do not improve or extend the useful lives of the respective assets are reflected in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and buildings, which is 39 years for buildings and improvements and the life of the lease term for tenant improvements.

  (e)Revenue Recognition

    The Company leases space to tenants under agreements with varying terms. Leases are accounted for as operating leases with minimum rent recognized on a straight-line basis over the term of the lease regardless of when payments are due. Contingent rentals are included in income in the period earned.

  (f)Deferred Costs

    Deferred costs consist of costs associated with leasing the property. Such costs are deferred and amortized using the straight-line method over the terms of the respective leases.

  (g)Cash and Cash Equivalents

    For the purposes of the statement of cash flows, the Company considers all instruments with a maturity of 90 days or less at purchase to be cash equivalents.

                            RRC ACQUISITIONS, INC.

  (h)Impairment of Long-Lived Assets

    The Company follows the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of". This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed their fair value, less costs to sell.

  (i)Interim Unaudited Financial Statements

    The accompanying interim financial statements have been prepared by the Company, without audit, and in the opinion of management reflect all normal recurring adjustments necessary for a fair presentation of the results for the unaudited periods presented. Certain information in footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

(2)LEASES

    The Company has various tenant leases with terms that expire through 2005. Future minimum rental payments under noncancelable operating leases as of December 31, 1997, including renewed terms and new tenants, are as follows:

      YEAR ENDING DECEMBER 31,                                          AMOUNT
      ------------------------                                        ----------
         1998........................................................ $1,705,882
         1999........................................................  1,482,964
         2000........................................................  1,368,729
         2001........................................................    998,212
         2002........................................................    767,701
         Thereafter..................................................  1,052,275
                                                                      ----------
                                                                      $7,375,763
                                                                      ==========

    Most tenants are responsible for payment or reimbursement of their proportionate share of taxes, insurance, and common area expenses.

(3)RELATED PARTY TRANSACTIONS

    The Company paid fees for property management to RRC of $19,640 for the year ended December 31, 1997. No such fees were paid in 1996, and 1995, respectively.

    The Company paid tenant lease commissions to RRC of $7,847 for the year ended December 31, 1997. No such commissions were paid in 1996, and 1995, respectively. Such payments have been recorded as deferred leasing costs in the accompanying balance sheets.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Trustees of Pacific Retail Trust

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Pacific Retail Trust and its consolidated investments at December 31, 1997 and 1996, and results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Dallas, Texas
January 23, 1998

                              PACIFIC RETAIL TRUST

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                         --------------------------
                                                             1997          1996
                                                         ------------  ------------
                         ASSETS
                         ------
Real estate investments................................. $851,458,212  $380,070,040
Less: accumulated depreciation..........................  (19,680,694)   (5,358,128)
                                                         ------------  ------------
                                                          831,777,518   374,711,912
                                                         ------------  ------------
Cash and cash equivalents...............................    4,496,896     1,954,131
Accounts receivable, net................................    7,814,026     2,979,600
Escrow deposits.........................................    2,582,250    16,669,667
Other assets, net.......................................   10,573,762     3,860,612
                                                         ------------  ------------
  Total assets.......................................... $857,244,452  $400,175,922
                                                         ------------  ------------
          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
Liabilities:
  Lines of credit....................................... $ 13,600,000  $ 75,000,000
  Bridge loan...........................................          --     26,500,000
  Notes payable.........................................   84,943,050    11,393,978
  Accounts payable and accrued expenses.................    8,140,425     3,982,168
  Accrued real estate taxes.............................    6,859,847     3,762,617
  Deferred income.......................................    1,820,900       667,091
  Tenant security deposits..............................    2,653,923     1,281,817
  Other liabilities.....................................       95,388        48,798
                                                         ------------  ------------
    Total liabilities...................................  118,113,533   122,636,469
Commitments and contingencies (Note 9)
Minority interest.......................................    7,681,400     7,709,527
Shareholders' equity:
  Shares of beneficial interest, $0.01 par value;
   150,000,000 shares authorized
    Series A preferred shares (1,130,276 authorized,
     issued and outstanding; stated liquidation
     preference of $10 per share plus declared and
     unpaid dividends)..................................   11,302,760    11,302,760
    Series B preferred shares (6,130,276 authorized;
     2,000,000 issued and outstanding; stated
     liquidation preference of $10 per share plus
     declared and unpaid dividends).....................   20,000,000    20,000,000
    Common shares (64,022,671 shares issued and
     outstanding at December 31, 1997; 23,959,979 shares
     issued and outstanding at December 31, 1996).......      640,227       239,598
   Additional paid-in capital...........................  713,511,243   240,013,905
   Employee share notes.................................   (7,930,780)          --
   Distributions in excess of net earnings..............   (6,073,931)   (1,726,337)
                                                         ------------  ------------
    Total shareholders' equity..........................  731,449,519   269,829,926
                                                         ------------  ------------
     Total liabilities and shareholders' equity......... $857,244,452  $400,175,922
                                                         ------------  ------------

                See accompanying notes to financial statements.

                              PACIFIC RETAIL TRUST

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                            1997        1996
                                                         ----------- -----------
Income:
  Rental income......................................... $78,985,279 $27,512,702
  Interest and other income.............................     889,477     168,659
                                                         ----------- -----------
                                                          79,874,756  27,681,361
                                                         ----------- -----------
Expenses:
  Rental expenses.......................................   8,569,986   2,712,809
  Depreciation and amortization.........................  14,715,334   5,082,601
  General and administrative............................   6,541,521   3,566,528
  Interest..............................................  11,667,415   2,249,507
  Insurance and real estate taxes.......................  11,169,298   4,005,949
                                                         ----------- -----------
                                                          52,663,554  17,617,394
                                                         ----------- -----------
    Earnings from operations............................  27,211,202  10,063,967
Minority interest.......................................     490,173     192,637
                                                         ----------- -----------
Net earnings............................................  26,721,029   9,871,330
  Less: Series A preferred share dividends..............     755,024     646,518
     Series B preferred share dividends.................   1,440,000     530,609
                                                         ----------- -----------
    Net earnings attributable to common shares.......... $24,526,005 $ 8,694,203
                                                         =========== ===========
  Weighted average common shares outstanding............  40,173,476  16,041,024
                                                         =========== ===========
  Weighted average diluted common shares outstanding....  40,268,452  16,049,423
                                                         =========== ===========
    Basic earnings per share............................ $      0.61 $      0.54
    Diluted earnings per share.......................... $      0.61 $      0.54


                See accompanying notes to financial statements.

                              PACIFIC RETAIL TRUST

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                            SHARES OF BENEFICIAL INTEREST
                           (150,000,000 SHARES AUTHORIZED)                                 RETAINED
                         ------------------------------------                              EARNINGS
                          SERIES A    SERIES B      COMMON     EMPLOYEE     ADDITIONAL  (DISTRIBUTIONS     TOTAL
                          PREFERRED   PREFERRED     SHARES      SHARES       PAID-IN     IN EXCESS OF  SHAREHOLDERS'
                           SHARES      SHARES    AT PAR VALUE    NOTES       CAPITAL       EARNINGS)      EQUITY
                         ----------- ----------- ------------ -----------  ------------ -------------- -------------
Balance at December 31,
 1995................... $11,302,760         --    $ 54,001           --   $ 53,928,999  $   (311,009) $ 64,974,751
Sale of shares, net.....             $20,000,000    185,597                 186,084,906                 206,270,503
Shareholder
 distributions..........                                                                  (11,286,658)  (11,286,658)
Net earnings............                                                                    9,871,330     9,871,330
                         ----------- -----------   --------   -----------  ------------  ------------  ------------
Balance at December 31,
 1996...................  11,302,760  20,000,000    239,598           --    240,013,905    (1,726,337)  269,829,926
                         ----------- -----------   --------   -----------  ------------  ------------  ------------
Sale of shares, net.....                            400,629   $(7,934,400)  473,497,338                 465,963,567
Shareholder
 distributions..........                                            3,620                 (31,068,623)  (31,065,003)
Net earnings............                                                                   26,721,029    26,721,029
                         ----------- -----------   --------   -----------  ------------  ------------  ------------
Balance at December 31,
 1997................... $11,302,760 $20,000,000   $640,227   $(7,930,780) $713,511,243  $ (6,073,931) $731,449,519
                         =========== ===========   ========   ===========  ============  ============  ============


                See accompanying notes to financial statements.

                              PACIFIC RETAIL TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                       1997           1996
                                                   -------------  ------------
Operating activities
  Net earnings.................................... $  26,721,029  $  9,871,330
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
    Depreciation and amortization.................    14,715,334     5,082,601
    Minority interest.............................       (28,127)      192,637
    Changes in operating assets and liabilities:
      Accounts receivable.........................    (4,834,426)   (2,119,330)
      Escrow deposits.............................    14,087,417   (16,419,567)
      Other assets................................    (7,105,918)   (2,841,000)
      Accounts payable and accrued expenses.......     4,158,257     3,246,573
      Accrued real estate taxes...................     3,097,230     2,473,505
      Deferred income.............................     1,153,809       604,074
      Tenant security deposits....................     1,372,106     1,118,930
      Other liabilities...........................        46,590      (710,251)
                                                   -------------  ------------
  Net cash provided by operating activities.......    53,383,301       499,502
                                                   -------------  ------------
Investing activities:
  Construction of and acquisition of real estate
   investments....................................  (396,469,436) (297,204,259)
                                                   -------------  ------------
  Net cash used in investing activities...........  (396,469,436) (297,204,259)
                                                   -------------  ------------
Financing activities:
  Principal payments on notes payable.............    (1,369,664)      (31,350)
  Proceeds from line of credit....................           --     74,398,960
  Payments on lines of credit.....................   (61,400,000)          --
  Proceeds from bridge loan.......................           --     26,500,000
  Payments on bridge loan.........................   (26,500,000)          --
  Proceeds from sales of shares, net of expenses..   473,897,967   206,270,503
  Employee share notes............................    (7,934,400)          --
  Payments on employee share notes................         3,620           --
  Distributions paid to shareholders..............   (31,068,623)  (11,286,658)
                                                   -------------  ------------
  Net cash provided by financing activities.......   345,628,900   295,851,455
                                                   -------------  ------------
Not increase (decrease) in cash and cash
 equivalents......................................     2,542,765      (853,302)
Cash and cash equivalents at beginning of period..     1,954,131     2,807,433
                                                   -------------  ------------
Cash and cash equivalents at end of period........ $   4,496,896  $  1,954,131
                                                   -------------  ------------
Supplemental cash flow information:
  Interest paid................................... $  11,123,133  $  1,848,451
                                                   -------------  ------------
Noncash investing and financing activities:
  Acquisition of real estate for assumption of
   notes payable.................................. $  74,918,736  $ 11,425,329
                                                   -------------  ------------
  Acquisition of real estate for minority interest
   partnership units (Note 4)..................... $         --   $  7,650,000
                                                   -------------  ------------

                See accompanying notes to financial statements.

                             PACIFIC RETAIL TRUST

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization and Formation

  Pacific Retail Trust ("Pacific Retail") was organized as a Maryland real estate investment trust on April 27, 1995 (originally named Southwest Retail Trust) for the purpose of acquiring, developing, managing and owning neighborhood infill retail properties in a nine state region of the western United States. On August 23, 1995 the Declaration of Trust was amended and restated to change the name to Pacific Retail Trust. At December 31, 1997, 69.2% of Pacific Retail's outstanding shares of beneficial interest are constructively owned by Security Capital Holdings, S.A. ("HOLDINGS"), a wholly-owned subsidiary of Security Capital U.S. Realty ("USREALTY"). Opportunity Capital Partners Limited Partnership ("OCP"), through its partnership Madison Property I, LP (MPI), acquired preferred shares of Pacific Retail as partial consideration for a pool of properties sold to Pacific Retail by MPI on October 20, 1995. At December 31, 1997, OCP owned 6.1% of Pacific Retail's outstanding shares of beneficial interest.

 Principles of Consolidation

  The consolidated financial statements include the accounts of Pacific Retail, its 81.6% ownership in Retail Property Partners Limited Partnership and its 95% ownership in PRT Development Corporation (Note 4).

 Revenue Recognition

  Minimum rents are recognized on a straight-line basis; as such, the rental revenues for leases which contain rent abatements and contractual increases are recognized on a straight-line basis over the initial term of the related lease. Property operating cost recoveries from tenants of common area maintenance, real estate taxes and other recoverable costs, are recognized in the period when the recoveries are earned. In addition, certain tenants pay percentage rental amounts based upon their sales volume and these percentage rents are recognized when billed.

 Real Estate Assets and Related Depreciation

  Costs related directly to the acquisition, development and improvement of real estate, including tenant improvements, are capitalized; ordinary repairs and maintenance are expensed as incurred. Costs incurred in connection with unsuccessful acquisitions are expensed at the time acquisition efforts are terminated. Depreciation is computed on a straight-line basis over the expected economic useful lives, which are principally 10 to 40 years for buildings and improvements.

  Pacific Retail has adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"). Under SFAS 121, Pacific Retail recognizes impairment losses on property whenever events and changes in circumstances indicate that the carrying amount of long-lived assets, on an individual property basis, may not be recoverable through undiscounted future cash flows. Such losses are determined by comparing the sum of the expected future discounted net cash flows to the carrying amount of the asset. Impairment losses are recognized in operating income as they are determined. As of December 31, 1997 no impairment losses have been incurred.

 Interest

  Pacific Retail capitalizes interest as part of the cost of real estate projects during construction periods. During the years ended December 31, 1997 and 1996, $1,567,444 and $317,563, respectively, in interest was capitalized.

 Cash and Cash Equivalents

  Cash and cash equivalents include all cash and cash equivalent investments with original maturities of three months or less.

                             PACIFIC RETAIL TRUST

 Deferred Loan Fees

  Included in other assets as of December 31, 1997 and 1996 are net costs of $1,668,710 and $924,680, respectively, associated with obtaining financing. Deferred loan fees are amortized to interest expense over the life of the loan and extensions, which is currently three years, using the straight-line method. Amortization of deferred loan fees for the years ended December 31, 1997 and 1996 were $773,952 and $270,345, respectively.

 Income Taxes

  Pacific Retail elected real estate investment trust ("REIT") status in 1995 under the Internal Revenue Code of 1986, as amended. REITs are not required to pay federal income taxes if minimum distribution, income, asset and shareholder tests are met and, accordingly, no provision has been made for federal income taxes in the accompanying financial statements. PRT Development Corporation will be taxed as a separate entity.

 Earnings per Share

  Pacific Retail has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), which establishes standards for computing and presenting earnings per share (EPS). Basic EPS excludes the effect of potentially dilutive securities while diluted EPS reflects the potential dilution that would occur if dilutive securities or other contracts to issue common shares were exercised, converted into, or resulted in the issuance of common shares that then shared in the earnings of the company. The following table summarizes the information required under SFAS 128:

                                             FOR THE YEAR ENDED DECEMBER 31,
                                                           1997
                                            -----------------------------------
                                              INCOME       SHARES     PER-SHARE
                                            (NUMERATOR) (DENOMINATOR)  AMOUNT
                                            ----------- ------------  ---------
BASIC EPS
  Net earnings attributable to common
   shares.................................. $24,526,005  40,173,476     $0.61
                                            -----------  ----------     -----
EFFECT OF DILUTIVE SECURITIES
  Options..................................                  93,583
  Deferred trustee shares..................                   1,393
                                                         ----------
DILUTED EPS
  Income available to common shares and
   assumed conversions..................... $24,526,005  40,268,452     $0.61
                                            -----------  ----------     -----
                                             FOR THE YEAR ENDED DECEMBER 31,
                                                           1996
                                            -----------------------------------
                                              INCOME       SHARES     PER-SHARE
                                            (NUMERATOR) (DENOMINATOR)  AMOUNT
                                            ----------- ------------  ---------
BASIC EPS
  Net earnings attributable to common
   shares.................................. $ 8,694,203  16,041,024     $0.54
                                            -----------  ----------     -----
EFFECT OF DILUTIVE SECURITIES
  Options..................................                   8,399
                                                         ----------
DILUTED EPS
  Income available to common shares and
   assumed conversions..................... $ 8,694,203  16,049,423     $0.54
                                            -----------  ----------     -----

                             PACIFIC RETAIL TRUST

  The assumed conversion of Series A preferred shares of beneficial interest, Series B preferred shares of beneficial interest and minority interest are not dilutive and have therefore been excluded from the calculation. Options to purchase 326,923 common shares at $13 per share were outstanding during the fourth quarter of 1997 but were not included in the computation of diluted EPS because the options' exercise price was greater than the estimated fair market value of the common shares. The options, which expire 10 years from the date of grant, or earlier upon termination of employment or death, were outstanding at December 31, 1997.

 Use of Estimates

  Pacific Retail has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in accordance with generally accepted accounting principles. Actual results could differ from those estimates.

 Fair value

  Pacific Retail has estimated the fair value of its financial instruments at December 31, 1997 and 1996 as required by Statement of Financial Accounting Standards No. 107. The Company believes the carrying values of the Company's financial instruments are reasonable estimates of their fair values.

2. REAL ESTATE INVESTMENTS

  As of December 31, 1997, Pacific Retail owned fifty-six properties. Twenty properties are located in three major metropolitan markets in Texas: the Dallas-Fort Worth metroplex, Austin and Houston. Shopping centers in the Dallas-Fort Worth metroplex generated approximately 40% of the total revenues of the portfolio for the year ended December 31, 1997. Twenty-five shopping centers are located in California and comprise approximately 39% of the total revenues for the year ended December 31, 1997. The remaining properties are located in Arizona, Colorado, Washington, and Oregon.

  The following summarizes real estate investments:

                                                           DECEMBER 31,
                                                     --------------------------
                                                         1997          1996
                                                     ------------  ------------
Improved land....................................... $229,092,191  $107,247,415
Land held for development...........................    1,062,657       233,770
Land under development..............................   12,544,434           --
Buildings and improvements..........................  549,244,562   243,925,431
Land improvements and parking lots..................   46,348,990    27,532,794
Properties under development........................   13,165,378     1,130,630
                                                     ------------  ------------
  Total real estate investments.....................  831,458,212   380,070,040
  Less accumulated depreciation.....................  (19,680,694)   (5,538,128)
                                                     ------------  ------------
    Net real estate investments..................... $831,777,518  $374,711,912
                                                     ============  ============

 Properties Under Development

  In July 1996, Pacific Retail acquired Hancock Center in Austin, Texas for the purpose of redeveloping it as a grocery anchored infill shopping center. Pacific Retail immediately embarked upon the redevelopment program. As of December 31, 1997 and 1996, Pacific Retail has incurred $8,447,883 and $846,000, respectively, in design and demolition costs and construction associated with the redevelopment.

                             PACIFIC RETAIL TRUST

  In June 1996, Pacific Retail acquired Valley Ranch Shopping Center in Coppell, Texas. A tract of undeveloped land was included as part of this purchase. As of December 31, 1997, the land was being developed into approximately 6,000 square feet of retail space at a cost of approximately $570,890, including tenant improvement costs.

 Land Held for Development

  In March 1996, Pacific Retail acquired Harwood Hills Shopping Center in Bedford, Texas. Between March and November of 1996, Pacific Retail completed the construction of an additional 20,300 square feet of retail space at a cost of approximately $1,857,000. As of December 31, 1997 and December 31, 1996, approximately 2.9 acres of land remained for additional development.

  In January 1997, Pacific Retail acquired Plaza de Hacienda in La Puenta, California. Associated with this shopping center were approximately 3.63 acres of land for additional development. As of December 31, 1997, no development has taken place.

 Land Under Development

  In August 1997, Pacific Retail acquired Prestonwood Park which consists of
24.55 acres of land in Dallas, Texas for future development into a grocery anchored shopping center. As of December 31, 1997, construction has not commenced.

  In November 1997, PRT Development Corporation acquired Hebron Park which consists of 7.77 acres of land in Carrollton, Texas for development into a grocery anchored shopping center. As of December 31, 1997, construction has not commenced.

3. BORROWINGS

 Lines of Credit--Secured

  On December 27, 1995, Pacific Retail entered into a credit agreement with a group of lenders to provide a secured line of credit up to a maximum of $50 million. On July 17,1996, the credit agreement was amended to increase the secured line of credit to a maximum of $75 million. The lenders determine the secured net borrowing base by using the lesser of 65% of the lenders' appraised value on ten of the properties or the permanent loan estimate for each property. As of December 31, 1997, the secured net borrowing base was $75 million. On November 14, 1997, the secured line of credit agreement was amended. Under the amended credit agreement, borrowings bear interest at the greater of prime or federal funds rate plus .50% or, at Pacific Retail's option, LIBOR plus a margin of 1.25%, if the ratio of total liabilities to gross asset value is less than .35 to one, or 1.40% if the ratio of total liabilities to gross asset value is greater than or equal to .35 to one. Additionally, there is a fee of .125% per annum of the average daily unfunded line of credit balance, or a fee of .25% per annum of the average daily unfunded line of credit balance if the average daily balance for both the secured and unsecured lines of credit is greater than $100 million. Interest is paid monthly based on the unpaid principal balance. The weighted average interest rates for the years ended December 31, 1997 and 1996 were 7.4% and 7.9%, respectively. The interest rates at December 31, 1997 and 1996 were 8.5% and 7.9%, respectively.

  The amended termination date of the credit agreement is March 28, 1999, but it may be extended for successive one-year periods, if acceptable to the lenders, for a .10% extension fee. All debt incurrences are subject to covenants, as more fully described in the credit agreement. Pacific Retail has utilized the line of credit to help finance the acquisition and development of neighborhood shopping centers and for general working capital purposes during 1997 and 1996.

                             PACIFIC RETAIL TRUST

 Lines of Credit--Unsecured

  On March 28, 1997, Pacific Retail entered into a credit agreement with a group of lenders to provide an unsecured line of credit up to a maximum of $75 million. On November 14, 1997, the unsecured line of credit was increased to a maximum of $125 million. Borrowings bear interest at the greater of prime or federal funds rate plus .50% or, at Pacific Retail's option, LIBOR plus a margin of 1.25%, if the ratio of total liabilities to gross asset value is less than .35 to one, or 1.40% if the ratio of total liabilities to gross asset value is greater than or equal to .35 to one. Interest is paid monthly based on the unpaid principal balance. The weighted average interest rate for the period from March 28, 1997 to December 31, 1997 was 7.7%. There were no borrowings outstanding under the unsecured line of credit at December 31, 1997.

  The termination date of the credit agreement is March 28, 1999, but it may be extended for successive one-year periods, if acceptable to the lenders, for a .10% extension fee. All debt incurrences are subject to covenants, as more fully described in the credit agreement. Pacific Retail has utilized the unsecured line of credit to help finance the acquisition of neighborhood shopping centers and for general working capital purposes during 1997.

 Bridge Loan

  On December 19, 1996, Pacific Retail entered into a credit agreement ("Bridge Loan") with a group of lenders. The agreement, amended on December 27, 1996, provided for an unsecured line of credit up to $32,500,000. Borrowings under the Bridge Loan bore interest at the same rate as the original secured line of credit. Pacific Retail entered into a "negative pledge" agreement whereby it pledged not to encumber certain of its properties with any debt until after the repayment of the funds borrowed under the Bridge Loan. The interest rate at December 31, 1996 was 8.0%. The Bridge Loan was repaid in January 1997.

 Notes Payable

  In March 1996, Pacific Retail acquired Harwood Hills Village Shopping Center subject to an existing note payable of $6,900,000. The note bears interest at 8.58% and payments are interest only until maturity on July 1, 1998.

  In September 1996, Pacific Retail acquired Paseo Village subject to an existing note payable of $4,525,329. The note bears interest at 7.5% and payments of principal and interest in the amount of $38,668 are due monthly until the note matures on May 1, 2001.

  In January 1997, Pacific Retail acquired Mills Pointe and Preston Park Village subject to an existing note payable of $32,750,000. The note bears interest at 7.23% and payments of principal and interest in the amount of $264,578 are due monthly until the note matures on July 1, 2000.

  In January 1997, Pacific Retail acquired Plaza de Hacienda subject to an existing note payable of $6,842,984. The note bears interest at 9% and payments of principal and interest in the amount of $57,128 are due monthly until the note matures on June 10, 2012.

  In February 1997, Pacific Retail acquired Market at Round Rock subject to an existing note payable of $7,617,490. The note bears interest at 8.625% and payments of principal and interest in the amount of $63,059 are due monthly until maturity in December 2005.

  In April 1997, Pacific Retail acquired North Hills Town Center subject to an existing note payable of $9,372,661. The note bears interest at 7.37% and payments of principal and interest in the amount of $76,974 are due monthly until maturity on January 1, 2014.

                             PACIFIC RETAIL TRUST

  In July 1997, Pacific Retail acquired Friar's Mission subject to an existing note payable of $16,990,218 and capital improvement municipal tax bonds payable totaling $1,345,366. The note bears interest at 9.5% and payments of principal and interest in the amount of $152,006 are due monthly until maturity on June 10, 2005. The tax bonds bear interest at rates between 7.3% and 7.9% with annual payments from $161,177 to $168,131 in two installments on March 2 and September 2 through September 2, 2015.

  Principal repayments of notes payable are due approximately as follows:

1998................................................................ $ 8,518,951
1999................................................................   1,877,173
2000................................................................  31,225,210
2001................................................................   4,834,124
2002................................................................     981,541
2003 and after......................................................  37,506,051
                                                                     -----------
                                                                     $84,943,050
                                                                     ===========

4. MINORITY INTEREST

  Minority interest represents limited partners' interests in Retail Property Partners Limited Partnership (the Partnership), a limited partnership controlled by Pacific Retail, and PRT Development Corporation (PRT Development), a Delaware corporation controlled by Pacific Retail.

 Retail Property Partners Limited Partnership

  In September 1996, Pacific Retail formed the Partnership by contributing cash to the Partnership in exchange for a 50.2% controlling general partnership interest in the Partnership, which invested in two retail centers in Dallas, Texas. On December 1, 1996, Pacific Retail contributed the Blossom Valley Shopping Center in Mountain View, California to the Partnership. The assets and liabilities of Blossom Valley were transferred at book value as the transfer was between entities under common control. The value of the contributed property was $17,354,543, which increased Pacific Retail's investment in the Partnership to 76.6%.

  On July 31, 1997, Pacific Retail contributed $8.9 million to the Partnership. With this contribution, Pacific Retail's investment in the Partnership increased to 81.6%. The Partnership used this contribution to purchase the Heritage Plaza land. Limited partners are entitled to exchange each partnership unit for one common share of beneficial interest in Pacific Retail beginning in August 1998. As of December 31, 1997 and December 31, 1996 there were 765,000 limited partnership units outstanding in the Partnership. The limited partners' interests will be reflected as minority interest in the consolidated financial statements until the units are exchanged for Pacific Retail shares.

 PRT Development Corporation

  On November 20, 1997, PRT Development Corporation was organized as a Delaware corporation for the purpose of acquiring land and developing and selling the developed neighborhood infill retail shopping centers. The authorized capital of PRT Development consists of 2,000,000 shares of common stock. 100,000 of the shares will be issued as Class A voting shares. The remaining 1,900,000 shares will be Class B nonvoting. As of December 31, 1997, 3,250 shares of Class A common stock were issued and outstanding. All of the Class A common stock is constructively owned by USREALTY, and is represented in minority interest. Pacific Retail owned 61,750 shares of Class B common stock issued and outstanding at December 31, 1997. The Class B common stock is generally entitled to 95% of all distributions made by PRT Development, and the

                             PACIFIC RETAIL TRUST

Class A common stock is generally entitled to 5% of all distributions made by PRT Development. Pacific Retail has consolidated the operations of PRT Development based on the control exerted in the ordinary course of business over the operating decisions of PRT Development.

5. SHAREHOLDERS' EQUITY

 Offerings

  Between October 20, 1995 and July 16, 1996, Pacific Retail closed on a series of private offerings to HOLDINGS which resulted in the sale of 20 million common shares of beneficial interest at $10 per share for a total amount of $200 million.

  On October 20, 1995, as a partial acquisition price for five properties acquired from OCP, Pacific Retail issued 1,130,276 Series A preferred shares of beneficial interest to MPI at a stated liquidation preference of $10 per share plus declared and unpaid dividends resulting in outstanding Series A Preferred shares valued at $11,302,760.

  On December 22, 1995, Pacific Retail completed an offering of 100,000 common shares at a price of $10 per share. Net proceeds, after offering costs, to Pacific Retail were $982,000.

  On August 6, 1996, OCP acquired 2,000,000 shares of Series B preferred shares of beneficial interest at a stated liquidation preference of $10 per share plus declared and unpaid dividends resulting in Series B preferred shares valued at $20 million.

  On August 30. 1996, OCP acquired one million common shares of beneficial interest in Pacific Retail at $10 per share for a total of $10 million.

  On August 31, 1996, Pacific Retail completed a private offering of 18,182,305 common shares of beneficial interest at $11 per share resulting in a total equity investment of $200,005,350. The first funding call took place on September 16, 1996 resulting in 2,860,197 shares being issued for net proceeds of $29,414,529. On January 9, 1997 and January 27, 1997, two funding calls took place resulting in a total of 10,214,738 shares being issued for net proceeds of $112,355,838. The final funding call took place on May 15, 1997 resulting in 5,107,370 shares being issued for net proceeds of $56,181,060.

  On April 30, 1997, Pacific Retail completed a private offering of 12,500,000 common shares of beneficial interest at $12 per share resulting in a total expected equity investment of $150,000,000. The first funding call took place on May 15, 1997 resulting in 1,898,100 shares being issued for net proceeds of $21,277,205. The second funding call took place on September 18, 1997 resulting in 3,180,570 shares being issued for net proceeds of $38,158,904. On October 1, November 11, and November 28, three funding calls took place resulting in a total of 4,342,300 shares being issued for net proceeds of $52,107,598. The final funding call took place on December 26, 1997 resulting in 3,079,030 shares being issued for net proceeds of $36,948,358.

  On December 29, 1997, Pacific Retail completed and fully funded a private offering of 11,538,462 common shares of beneficial interest at $13 per share for net proceeds of $148,474,528.

 Trustee Compensation

  On March 11, 1997, Pacific Retail granted 4,305 shares to the board of trustees as part of their compensation.

                             PACIFIC RETAIL TRUST

  Effective March 14, 1997, Pacific Retail adopted the Deferred Fee Plan for nonemployee trustees. Under this plan, trustees can defer receipt of cash and equity compensation otherwise payable to the trustee by Pacific Retail. Interest and dividends are earned on the deferred compensation. An election must be made by each trustee to defer their compensation, and this election shall remain in effect until modified or revoked by the trustee. Each trustee must specify when the payment of deferred compensation is to take place. The compensation may be deferred to a specific date of at least two years past the time the compensation is earned, or the compensation may become payable on the last day of the calendar year in which the trustee terminates service with Pacific Retail, or the compensation can become payable on the earlier of such dates.

  As of December 31, 1997, 4,825 shares have been deferred under this plan.

 Shares of Beneficial Interest

  As of December 31, 1997, 150,000,000 shares of beneficial interest, $.01 par value per share, were authorized. Pacific Retail's board of trustees is authorized to issue, from the authorized but unissued shares of Pacific Retail, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemptions of the shares of such series.

 Common Shares

  The outstanding common shares ("Shares") do not have redemption or conversion rights or the benefit of any sinking fund. In the event of liquidation, dissolution or winding up of Pacific Retail, the holders of Shares are entitled to receive ratably the assets remaining after satisfaction of all liabilities and payment of preferences and accrued dividends, if any, on Pacific Retail's shares ranking senior to the Shares (including the preferred shares). The rights of holders of Shares are subject to the rights and preferences established by Pacific Retail's board of trustees for any preferred shares which have been or may subsequently be issued.

 Preferred Shares

  The Series A preferred shares, the Series B preferred shares (together referred to as "Preferred Shares") and Shares vote together as a single class with respect to all matters presented to Pacific Retail's shareholders for a vote. If twelve consecutive quarterly dividends on the Preferred Shares are in arrears, the holders of Preferred Shares will be entitled to nominate and elect an additional trustee until such time as all arrearages have been paid. The Preferred Shares are entitled to a liquidation preference of $10 per share plus an amount equal to all dividends declared but unpaid to the date of final distribution. Pacific Retail may redeem the Preferred Shares any time after October 20, 2010 at a price of $10 per share, plus all declared but unpaid dividends.

 Series A Preferred Shares

  Series A preferred shares are convertible into Series B preferred shares on a one-for-one basis and contain provisions for adjustment to prevent dilution. For fiscal years beginning before January 1, 1997, the Series A preferred shares were entitled to a quarterly dividend in an amount equal to the greater of (i) $0.10 per share or (ii) $0.013 less than the dividend on the Shares. For fiscal years beginning on or after January 1, 1997, Series A preferred shares are entitled to quarterly dividends in an amount equal to the greater of (1) $0.10 per share, (ii) 65% of the highest funds from operations per Share for any preceding fiscal year and (iii) $0.013 less than

                             PACIFIC RETAIL TRUST
the dividend on the Shares. Dividends on the Series A preferred shares are cumulative from the original issue date. Pacific Retail is restricted from paying any dividends on any Shares or shares ranking on a parity with, or ranking junior to, the Series A preferred shares, unless all cumulative dividends are simultaneously paid on the Series A preferred shares.

 Series B Preferred Shares

  The board of trustees has authorized up to 6,130,276 Series B preferred shares for issuance. Series B preferred shares are convertible into Shares on a one-for-one basis and contain provisions for adjustment to prevent dilution. For fiscal years beginning before January 1, 1997, the Series B preferred shares were entitled to a quarterly dividend in an amount equal to the greater of (i) $0.10 per share or (ii) the dividend on the Shares. For fiscal years beginning on and after January 1, 1997, Series B preferred shares are entitled to quarterly dividends in an amount equal to the greater of (i) $0.10 per share, (ii) 65% of the highest funds from operations per Share for any preceding fiscal year or (iii) the dividend on the Shares. Dividends on the Series B preferred shares are cumulative from the original issue date. Pacific Retail is restricted from paying any dividends on any Shares or shares ranking on a parity with, or ranking junior to, the Series B preferred shares, unless all cumulative dividends are simultaneously paid on the Series B preferred shares.

 Investor Agreement

  On October 20, 1995, HOLDINGS, and Pacific Retail entered into an investor agreement whereby HOLDINGS agreed to purchase up to 20 million Shares at $10 per share, net of the original shares purchased, before October 20, 1997. As of December 31, 1996, HOLDINGS had completed the purchase of 20 million Shares. As long as HOLDINGS owns at least 25% of the outstanding common shares of Pacific Retail it will have certain rights regarding appointment of trustees to the board of trustees and regarding approval of budgets, property operations, property acquisitions, changes in executive officers and sales of shares.

 Shareholders' Agreement

  On October 20, 1995, OCP entered into a shareholders' agreement with HOLDINGS and Pacific Retail. Among other provisions of the agreement, OCP was to acquire two million shares of Series B preferred shares at $10 per share at its own request or if required by Pacific Retail. On August 6, 1996, OCP purchased the two million shares of Series B preferred shares.

  As part of the August 9, 1996 amendment to the shareholders' agreement, HOLDINGS and OCP shall each have the right to participate pro rata, based upon percentage ownership of the Shares on a fully diluted basis, in any offerings by Pacific Retail of any capital shares or securities convertible into capital shares on the same terms and at the same time as other offerees. The respective rights terminate at such time as the holder shall own less than 10% of the Shares on a fully diluted basis.

 Shareholder Ownership Limitations

  Pacific Retail's Declaration of Trust seeks to preserve its REIT status by restricting any shareholder from owning more than 9.8% of Pacific Retail's shares of beneficial interest, other than HOLDINGS or OCP. Pacific Retail intends to adopt a shareholder rights plan pursuant to which one purchase right will be issued as a dividend for each outstanding Share. Each purchase right will entitle the holder to purchase one share at a fixed exercise price and, under certain circumstances, to purchase at the exercise price shares or securities of an acquiring company having a market value equal to some multiple of the exercise price. The purchase rights would be exercisable only upon the occurrence of certain triggering events and purchase rights held by the acquiring person would not be exercisable. HOLDINGS and OCP would be exempted from this shareholder rights plan.

                             PACIFIC RETAIL TRUST

 6. INCENTIVE STOCK PROGRAMS

  Pacific Retail has authorized 1,875,000 Shares for a share incentive plan (the "Plan"). On September 24, 1997 the Plan was amended to increase the number of shares authorized to 5,250,000. Additionally, the Plan was amended to award "dividend equivalent units" with all option grants (other than matching options). Participants who are awarded dividend equivalent units will be credited with these units annually based on a calculated dividend yield, multiplied by the number of options outstanding. Matching options and a loan provision have also been added to the common share purchase portion of the Plan. This provision allows the compensation committee to award, for each common share purchased, one or more matching options. Matching options do not receive dividend equivalent units. Further, Pacific Retail may offer participants loans for the entire purchase price of any common shares purchased under the share purchase program. Any loans will be fully recourse to the participant and be for a maximum of 10 years, subject to an acceleration in the event of termination of employment or sale of the common shares. Participants will be required to pledge any common shares to secure the loan from Pacific Retail. Under all plans, the option exercise price represents the estimated fair market value at the date of grant. Vesting of the options commences no more than two years from grant date and options are fully vested no more than five year from grant date. Options expire in 10 years from the date of grant or earlier upon termination of employment or death.

  On October 30, 1997, 696,000 Shares at a price of $12 per share were issued under the amended Plan. Loans were issued for 95% of the total purchase amount and the remaining 5% was received in cash from the participants.

  On August 6, 1996, the board of trustees adopted the 1996 Trustees Plan (the "Trustees Plan"). Under the Trustees Plan, nonemployee trustees received options to purchase Shares at an exercise price equal to the market price on the date of the grant. Options granted under the Trustees Plan are immediately vested. These options expire in 5 years from the date of grant or earlier upon resignation from the board of trustees or death.

  Pacific Retail applies APB Opinion No. 25 and related Interpretations in accounting for the Plan. No compensation has been recognized for the Plan as Pacific Retail has issued the options at an exercise price which represents the fair market value at the date of grant. Had compensation cost for the Plan been determined based on the fair market value at the grant dates for awards, consistent with the method provided by Statement of Financial Accounting Standards No. 123 (SFAS No. 123), the Company's pro forma net earnings for the years ended December 31, 1997 and 1996 would have been:

                                                         FOR THE   FOR THE YEAR
                                                       YEAR ENDED     ENDED
                                                        DECEMBER   DECEMBER 31,
                                                        31, 1997       1996
                                                       ----------- ------------
Net earnings.............................. As reported $26,721,029  $9,871,330
                                           Pro Forma   $26,641,918   9,806,206
Per share net earnings attributable to
 common shares............................ As reported $      0.61  $     0.54
                                           Pro forma   $      0.61  $     0.54

  The fair value of each option grant is estimated on the date of grant using the "minimum value" calculation stipulated by SFAS No. 123 for nonpublic companies. Pacific Retail has assumed the following in estimating the fair value of the options:

                                                                      1997  1996
                                                                      ----  ----
Expected life (years)................................................ 5     5
Risk-free rate....................................................... 5.8%  6.1%
Dividend yield....................................................... 5.0%  5.0%

                             PACIFIC RETAIL TRUST

  The following table summarizes activity under all programs:

                                                          WEIGHTED
                                                          AVERAGE
                                                       EXERCISE PRICE  SHARES
                                                       -------------- ---------
Outstanding at January 1, 1996.......................         --            --
  Granted............................................      $10.04       327,282
                                                           ------     ---------
Outstanding at December 31, 1996.....................      $10.04       327,282
  Granted............................................       11.98     2,149,863
  Exercised..........................................      (11.00)       (2,000)
  Canceled...........................................      (10.57)      (11,273)
                                                           ------     ---------
Outstanding at December 31, 1997.....................      $11.73     2,463,872
                                                           ------     ---------
Options exercisable at December 31, 1997.............      $10.26       118,282
                                                           ------     ---------
Weighted average fair value of options granted during
 1997................................................      $ 2.25
                                                           ------

7. OPERATING LEASES

  Pacific Retail receives rental income from the properties under operating leases with terms ranging from less than one year to 24 years. The minimum future rental under operating leases as of December 31, 1997 are as follows:

1998.............................................................. $  70,672,996
1999..............................................................    64,320,969
2000..............................................................    56,303,689
2001..............................................................    47,212,842
2002..............................................................    40,144,332
Thereafter........................................................   248,609,475
                                                                   -------------
                                                                   $ 527,264,303
                                                                   =============

                             PACIFIC RETAIL TRUST

  A regional grocery chain leases space in nine of the retail centers. As of December 31, 1997, minimum future rentals under current lease agreements with this tenant account for $52,779,529 or 10% of the contracted minimum future rentals shown above. No other tenant account for more than 10% of the contracted minimum future rentals beginning in 1998.

8. COMMITMENTS AND CONTINGENCIES

  Pacific Retail is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate properties. As part of due diligence procedures, Pacific Retail has obtained or conducted Phase I environmental assessments on each property prior to acquisition. Pacific Retail is not aware of any environmental condition on any of its properties which is likely to have a materially adverse effect on Pacific Retail's financial condition or results of operations.

9. SUBSEQUENT EVENTS

  In January 1998, primarily using proceeds from the lines of credit, Pacific Retail and PRT Development acquired separate parcels of Twin Peaks in Poway, California, for a total purchase price of $29,750,000, In addition, Pacific Retail acquired Plaza Hermosa in Hermosa Beach, California for a total purchase price of $13,335,000.

  Also in January 1998, PRT Development purchased approximately 38.2 acres of undeveloped land. The purchase price of approximately $11,646,000 includes $2,087,230 placed in escrow for future development on the purchased land.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Trustees of Pacific Retail Trust

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Pacific Retail Trust at December 31, 1995 and the results of its operations and its cash flows for the period from April 27, 1995 (Inception) to December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

February 9, 1996
Dallas, Texas

                              PACIFIC RETAIL TRUST

                                 BALANCE SHEET

                                                                    DECEMBER
                              ASSETS                                31, 1995
                              ------                               -----------
Real estate....................................................... $63,790,452
Less accumulated depreciation.....................................    (344,043)
                                                                   -----------
                                                                    63,446,409
Cash and cash equivalents.........................................   2,807,433
Accounts receivable...............................................     860,270
Other assets......................................................   1,338,229
                                                                   -----------
  Total assets.................................................... $68,452,341
                                                                   ===========
               LIABILITIES AND SHAREHOLDERS' EQUITY
               ------------------------------------
Liabilities:
  Note payable.................................................... $   601,040
  Accounts payable and accrued expenses...........................   1,891,597
  Deferred income.................................................      63,017
  Tenant security deposits........................................     162,887
  Other liabilities...............................................     759,049
                                                                   -----------
    Total liabilities.............................................   3,477,590
Commitments and contingencies
Shareholders' Equity:
  Shares of beneficial interest, $0.01 par value;
   150,000,000 shares authorized
    Common shares (5,400,100 authorized and issued)...............      54,001
    Series A preferred shares (1,130,276 authorized and issued;
     stated liquidation preference of $10 per share plus declared and unpaid dividends)........................................  11,302,760
    Series B preferred shares (6,130,276 authorized; none issued).         --
  Additional paid-in-capital......................................  53,928,999
  Distributions in excess of net earnings.........................    (311,009)
                                                                   -----------
    Total shareholders' equity....................................  64,974,751
                                                                   -----------
    Total liabilities and shareholders' equity.................... $68,452,341
                                                                   ===========


                See accompanying notes to financial statements.

                              PACIFIC RETAIL TRUST

                            STATEMENT OF OPERATIONS
          PERIOD FROM APRIL 27, 1995 (INCEPTION) TO DECEMBER 31, 1995


Income:
  Rental income..................................................... $1,816,684
  Interest and other income.........................................     40,718
                                                                     ----------
    Total income....................................................  1,857,402
                                                                     ----------
Expenses:
  Rental expenses...................................................    153,672
  Depreciation and amortization.....................................    349,599
  General and administrative........................................    511,528
  Interest..........................................................    128,770
  Insurance and real estate taxes...................................    319,333
                                                                     ----------
                                                                      1,462,902
                                                                     ----------
    Net earnings....................................................    394,500
  Less: Series A preferred share dividends..........................    111,897
                                                                     ----------
    Net earnings attributable to common shares...................... $  282,603
                                                                     ==========
  Weighted average common shares outstanding........................  1,536,245
                                                                     ==========
  Weighted average diluted common shares outstanding................  1,536,245
                                                                     ==========
    Basic earnings per share........................................ $     0.18
    Diluted earnings per share...................................... $     0.18


                See accompanying notes to financial statements.

                              PACIFIC RETAIL TRUST

                       STATEMENT OF SHAREHOLDERS' EQUITY
          PERIOD FROM APRIL 27, 1995 (INCEPTION) TO DECEMBER 31, 1995

                               SHARES OF
                          BENEFICIAL INTEREST
                          (150,000,000 SHARES
                              AUTHORIZED)
                          -------------------
                           SERIES A
                           PREFERRED
                           SHARES AT  COMMON              DISTRIBUTIONS
                           AGGREGATE  SHARES  ADDITIONAL  IN EXCESS OF      TOTAL
                          LIQUIDATION AT PAR    PAID-IN        NET      SHAREHOLDERS'
                          PREFERENCE   VALUE    CAPITAL     EARNINGS       EQUITY
                          ----------- ------- ----------- ------------- -------------
Balance at April 27,
 1995 (Inception).......
Sale of shares for
 initial capitalization.              $53,001 $52,947,999                $53,001,000
Issuance of shares in
 partial payment of
 property acquisition...  $11,302,760                                     11,302,760
Sale of shares on
 December 22, 1995......                1,000     981,000                    982,000
Cash distributions......                                    $(705,509)      (705,509)
Net earnings............                                      394,500        394,500
                          ----------- ------- -----------   ---------    -----------
Balance at December 31,
 1995...................  $11,302,760 $54,001 $53,928,999   $(311,009)   $64,974,751
                          =========== ======= ===========   =========    ===========


                See accompanying notes to financial statements.

                              PACIFIC RETAIL TRUST

                            STATEMENT OF CASH FLOWS
          PERIOD FROM APRIL 27, 1995 (INCEPTION) TO DECEMBER 31, 1995

Operating Activities:
 Net income...................................................... $    394,500
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..................................      349,599
  Straightline rent..............................................      (38,187)
  Changes in operating assets and liabilities:
   Accounts receivable...........................................     (860,270)
   Other assets..................................................   (1,305,596)
   Accounts payable and accrued expenses.........................    1,891,597
   Deferred income...............................................       63,017
   Other liabilities.............................................      759,049
   Tenant security deposits......................................      162,887
                                                                  ------------
Net cash provided by operating activities........................    1,416,596
                                                                  ------------
Investing Activities:
 Acquisition of real estate......................................  (52,487,694)
                                                                  ------------
Net cash used in investing activities............................  (52,487,694)
                                                                  ------------
Financing Activities:
 Proceeds from line of credit....................................      601,040
 Proceeds from sale of shares, net of expenses...................   53,983,000
 Distributions paid to shareholders..............................     (705,509)
                                                                  ------------
Net cash provided by financing activities........................   53,878,531
                                                                  ------------
Net increase in cash and cash equivalents........................    2,807,433
Cash and cash equivalents at beginning of period.................          --
                                                                  ------------
Cash and cash equivalents at end of period....................... $  2,807,433
                                                                  ------------
Supplemental cash flow information:
 Interest paid................................................... $    128,770
                                                                  ------------
Noncash investing and financing activities:
 Acquisition of real estate for Series A preferred shares........ $(11,302,760)
                                                                  ------------
Issuance of shares as partial acquisition price.................. $ 11,302,760
                                                                  ------------

                See accompanying notes to financial statements.

                             PACIFIC RETAIL TRUST

                         NOTES TO FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization and Formation

  Pacific Retail Trust ("Pacific Retail") was organized as a Maryland real estate investment trust on April 27, 1995 as Southwest Retail Trust for the purpose of acquiring, developing, managing and owning neighborhood infill retail properties in a nine state region of the western United States. On August 23, 1995 the Declaration of Trust was amended and restated to change the name to Pacific Retail Trust. Pacific Retail intends to elect tax status as a real estate investment trust for 1995. Currently, 81% of Pacific Retail's outstanding shares of beneficial interest are constructively owned by Security Capital Holdings, S.A. ("HOLDINGS"), a wholly-owned subsidiary of Security Capital U.S. Realty ("USREALTY"). Opportunity Capital Partners Limited Partnership ("OCP"), through its partnership Madison Property I, LP (MPI), acquired 17% of the outstanding shares as partial consideration for a pool of properties sold to Pacific Retail by MPI on October 20, 1995 (Note 5). Pacific Retail intends to acquire additional shopping centers with proceeds from additional capital contributions and borrowings. As of December 31, 1995 Pacific Retail had signed contracts and deposited earnest money for the acquisition of one neighborhood center in the Dallas area and two neighborhood centers in California and was involved in the final due diligence analysis prior to closing on the purchase of the centers (Note 9).

  For financial reporting purposes, the properties acquired were recorded by Pacific Retail at their acquisition costs which represents fair market value at the time of acquisition.

 Revenue Recognition

  Minimum rents are recognized on a straight-line basis; as such, the rental revenues for leases which contain rent abatements and contractual increases are recognized on a straight-line basis over the initial term of the related lease. Property operating cost recoveries from tenants of common area maintenance, real estate taxes and other recoverable costs, are recognized in the period when the recoveries are earned. In addition, certain tenants pay percentage rental amounts based upon their sales volume and these percentage rents are recognized when billed.

 Real Estate Assets and Related Depreciation

  Costs related directly to the acquisition, development and improvement of real estate are capitalized. Interest costs incurred during construction periods are capitalized. There was no interest capitalized during the period from April 27, 1995 to December 31, 1995. Costs incurred with regard to unsuccessful acquisitions are expensed at the time such acquisition is deemed terminated.

  Pacific Retail has adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"). Under SFAS 121, Pacific Retail recognizes impairment losses on property whenever events and changes in circumstances indicate that the carrying amount of long-lived assets, on an individual property basis, may not be recoverable through undiscounted future cash flows. Such losses are determined by comparing the sum of the expected future discounted net cash flows to the carrying amount of the asset. Impairment losses are recognized in operating income as they are determined. As of December 31, 1995, no impairment losses had been incurred.

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the expected economic useful lives, which are principally 10 to 40 years for buildings and improvements.

                             PACIFIC RETAIL TRUST

 Cash and Cash Equivalents

  Cash and cash equivalents include all cash and cash equivalent investments with original maturities of three months or less.

 Deferred Loan Fees

  Included in other assets as of December 31, 1995 are costs of $613,808 associated with obtaining financing (Note 3) which have been capitalized. Deferred loan fees are amortized to interest expense over the life of the loan and extensions which is currently three years using the straight-line method. There was no amortization of the capitalized costs in 1995 as the loan and associated costs were not entered into until December 27, 1995.

 Income Taxes

  Pacific Retail intends to elect real estate investment trust ("REIT") status for 1995 under the Internal Revenue Code of 1986, as amended. REIT's are not required to pay federal income taxes if minimum distribution and income, asset and shareholder tests are met and, accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

 Earnings per Share

  Pacific Retail has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), which establishes standards for computing and presenting earnings per share (EPS). Basic EPS excludes the effect of potentially dilutive securities while diluted EPS reflects the potential dilution that would occur if dilutive securities or other contracts to issue common shares were exercised, converted into, or resulted in the issuance of common shares that then shared in the earnings of the company. The following table summarizes the information required under SFAS 128:

                                            FOR THE PERIOD FROM APRIL 27, 1995
                                             (INCEPTION) TO DECEMBER 31, 1995
                                            -----------------------------------
                                              INCOME       SHARES     PER-SHARE
                                            (NUMERATOR) (DENOMINATOR)  AMOUNT
                                            ----------- ------------- ---------
Basic EPS
 Net earnings attributable to common
  shares...................................  $282,603     1,536,245     $0.18
                                             --------     ---------     -----
Diluted EPS
 Income available to common shares and
  assumed conversions......................  $282,603     1,536,245     $0.18
                                             --------     ---------     -----

The assumed conversion of Series A preferred shares of beneficial interest are not dilutive and have therefore been excluded from the calculation.

2. REAL ESTATE INVESTMENTS

  Pacific Retail acquired the following properties between August 30 and October 20, 1995, all of which are located within 100 miles of the Dallas-Ft. Worth area:

                                                                         GROSS
                                                                        LEASABLE
                                                                         SQUARE
RETAIL CENTER                                             LOCATION        FEET
-------------                                             --------      --------
Arapaho Village South............................... Richardson, Texas  108,816
Ridglea Plaza....................................... Fort Worth, Texas  197,627
Southpark Shopping Center........................... Tyler, Texas       146,225
The Village Shopping Center......................... Duncanville, Texas  95,208
Cooper Street Plaza................................. Arlington, Texas   133,288
Northview Plaza..................................... Dallas, Texas      117,034

                             PACIFIC RETAIL TRUST

  The following summarizes real estate investments as of December 31, 1995:

Land............................................................... $10,148,477
Buildings and improvements.........................................  47,377,965
Land improvements and parking lots.................................   6,264,010
                                                                    -----------
  Total real estate................................................  63,790,452
  Less accumulated depreciation....................................    (344,043)
                                                                    -----------
    Net real estate................................................ $63,446,409
                                                                    ===========

3. LINE OF CREDIT

  On December 27, 1995 Pacific Retail entered into a credit agreement with Wells Fargo Realty Advisors Funding, Incorporated, as agent for a group of lenders, to provide a secured line of credit up to a maximum of $50 million. As of December 31, 1995, the secured net borrowing base was $29,865,000. The lenders determine the secured net borrowing base by using 65% of the lenders' appraised value on five of the properties, excluding Cooper Street Plaza, less an $880,000 reserve for the repair work to be done to the Ridglea Plaza roof (Notes 4 and 10). Borrowings bear interest at the greater of prime or federal funds rate plus 1/2% or at Pacific Retail's option, LIBOR plus 1.75%. Additionally, there is a fee of .125% per annum of the unfunded line of credit balance.

  The termination date of the credit agreement is December 27, 1998, but it may be extended for successive one year periods if acceptable to the lenders, for a .25% extension fee. All debt incurrences are subject to covenants, as more fully described in the credit agreement. The only borrowings made under the credit line in 1995 were for the lender fees.

  A summary of Pacific Retail's line of credit borrowings is as follows:

Total line of credit............................................... $50,000,000
Net borrowing base available....................................... $29,866,000
Borrowings outstanding at December 31, 1995........................ $   601,040
Weighted average interest rate at December 31, 1995................         8.5%

4. OTHER LIABILITIES

  Other liabilities include $669,549 of insurance proceeds for repair of a hail damaged roof on the Ridglea Plaza Shopping Center. Repair work has not been commenced on the roof. It is anticipated that these insurance proceeds will be sufficient to cover the costs of the necessary repairs. Additional other liabilities include escrow holdbacks set up at the acquisition of two of the retail properties for additional repairs.

5. SHAREHOLDERS' EQUITY

 Offerings

  On December 22, 1995 Pacific Retail completed an offering of 100,000 shares of beneficial interest at a price of $10 per share. Net proceeds, after offering costs, to Pacific Retail were $982,000.

  On October 20, 1995 Pacific Retail closed a private offering to HOLDINGS of 5,300,000 shares of beneficial interest at $10 per share for a total amount of $53,000,000.

  On October 20, 1995, as a partial acquisition price for five properties acquired from OCP, Pacific Retail issued 1,130,276 Series A Preferred shares of beneficial interest to MPI at a stated liquidation preference of $10 per share plus declared and unpaid dividends resulting in outstanding Series A Preferred shares valued at $11,302,760.

                             PACIFIC RETAIL TRUST

 Shares of Beneficial Interest

  As of December 31, 1995, 150,000,000 Shares of Beneficial Interest, $.01 par value per share, were authorized. Pacific Retail's Board of Trustees is authorized to issue, from the authorized but unissued shares of Pacific Retail, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemptions of the shares of such series.

 Common Shares

  The outstanding common shares ("Shares") do not have redemption or conversion rights or the benefit of any sinking fund. In the event of liquidation, dissolution or winding up of Pacific Retail, the holders of Shares are entitled to receive ratably the assets remaining after satisfaction of all liabilities and payment of preferences and accrued dividends, if any, on Pacific Retail's shares ranking senior to the Shares (including the Preferred Shares). The rights of holders of Shares are subject to the rights and preferences established by Pacific Retail's Board of Trustees for any preferred shares which have been or may subsequently be issued.

 Preferred Shares

  The Series A Preferred Shares, the Series B Preferred Shares (together referred to as "Preferred Shares") and Shares vote together as a single class with respect to all matters presented to Pacific Retail's shareholders for a vote. If twelve consecutive quarterly dividends on the Preferred Shares are in arrears, the holders of Preferred Shares will be entitled to nominate and elect an additional trustee until such time as all arrearages have been paid. The Preferred Shares are entitled to a liquidation preference of $10.00 per share plus an amount equal to all dividends declared but unpaid to the date of final distribution. Pacific Retail may redeem the Preferred Shares any time after October 20, 2010 at a price of $10.00 per share, plus all accrued and unpaid dividends.

 Series A Preferred Shares

  Series A Preferred Shares are convertible into Series B Preferred Shares on a one-for-one basis and contain provisions for adjustment to prevent dilution. For fiscal years beginning before January 1, 1997, the Series A Preferred Shares are entitled to a quarterly dividend in an amount equal to the greater of (i) $0.10 per share and (ii) $0.013 less than the dividend on the Shares. For fiscal years beginning on or after January 1, 1997, Series A Preferred Shares are entitled to quarterly dividends in an amount equal to the greater of (i) $0.10 per share, (ii) 65% of the highest funds from operations per Share for any preceding fiscal year and (iii) $0.013 less than the dividend on the Shares. Dividends on the Series A Preferred Shares are cumulative from the original issue date. Pacific Retail is restricted from paying any dividends on any Shares or shares ranking on a parity with, or ranking junior to, the Series A Preferred Shares, unless all cumulative dividends are simultaneously paid on the Series A Preferred Shares.

 Series B Preferred Shares

  The Board of Trustees has authorized up to 6,130,276 Series B Preferred Shares for issuance. Series B Preferred Shares are convertible into Shares on a one-for-one basis and contain provisions for adjustment to prevent dilution. For fiscal years beginning before January 1, 1997, the Series B Preferred Shares are entitled to a quarterly dividend in an amount equal to the greater of (i) $0.10 per share and (ii) the dividend on the Shares.

  For fiscal years beginning on and after January 1, 1997, Series B Preferred Shares are entitled to quarterly dividends in an amount equal to the greater of (i) $0.10 per share, (ii) 65% of the highest funds from operations per Share for any preceding fiscal year and (iii) the dividend on the Shares. Dividends on the Series B Preferred

                             PACIFIC RETAIL TRUST

Shares are cumulative from the original issue date. Pacific Retail is restricted from paying any dividends on any Shares or shares ranking on a parity with, or ranking junior to, the Series B Preferred Shares, unless all cumulative dividends are simultaneously paid on the Series B Preferred Shares. No Series B Preferred Shares are currently issued or outstanding.

 Investor Agreement

  On October 20, 1995 HOLDINGS and Pacific Retail entered into an investor agreement whereby HOLDINGS agreed to purchase up to 20 million Shares at $10 per share, net of the original shares purchased, before October 20, 1997. As long as HOLDINGS owns at least 25% of the outstanding common shares of Pacific Retail it will have certain rights regarding appointment of trustees to the Board of Trustees and regarding approval of budgets, property operations, property acquisitions, changes in executive officers and sales of shares.

 Shareholders' Agreement

  On October 20, 1995 OCP entered into a shareholders' agreement with HOLDINGS and Pacific Retail. Among other provisions of the agreement, OCP is to acquire an additional 2 million shares of Series B Preferred Shares at $10 per share at its own request or if required by Pacific Retail. In the event neither party requests the additional capital call, this provision expires on October 20, 1996. Pacific Retail intends to make an equity call for the entire $20 million before October 20, 1996. As long as OCP owns at least 10% of the outstanding common shares of Pacific Retail, it will have the right to nominate one Trustee.

  OCP has also agreed to attempt to sell the remaining three properties it owns and to utilize the proceeds for additional share acquisitions. If a sale of the properties is consummated before March 31, 1996, all proceeds will be used to acquire Series B Preferred Shares at $10 per share. Subsequent to March 31, 1996 but prior to December 7, 1996, the proceeds of a sale shall be used to acquire common shares at the fair market value, as defined, at the time of acquisition.

  Under the shareholders' agreement OCP has the right to have Pacific Retail return the properties acquired from OCP in the event that either (i) Pacific Retail has not acquired total real estate assets totaling $200 million by October 20, 1999, or (ii) prior to achieving $200 million in total real estate assets, Pacific Retail registers its Shares pursuant to Section 12(b) or 12(g) of the Exchange Act. In the event OCP does exercise its option to reacquire the properties, it will surrender its share holdings and $42,100,000, plus the cost of all capital improvements made to the properties which have been approved by OCP's nominee to the Board of Trustees.

  OCP also has the right to purchase up to a total of 5 million Series B Preferred Shares at $10 per share, including any shares issued in conjunction with the sale of its three remaining properties and the shares issued upon funding of its equity commitment of 1,130,276 Series A Preferred Shares. This right expires on March 31, 1996.

  OCP also has the option to acquire up to 5 million common shares at $10 per share, including any shares issued in conjunction with the sale of its three remaining properties and the shares issued upon funding of its equity commitment of 1,130,276 Series A Preferred Shares. This option expires on the earlier of (i) the date HOLDINGS' equity commitment is fully funded or (ii) October 20, 1997.

 Shareholder Ownership Limitations

  Pacific Retail's Declaration of Trust seeks to preserve its anticipated REIT status by restricting any shareholder from owning more than 9.8% of Pacific Retail's shares of beneficial interest, other than

                             PACIFIC RETAIL TRUST

HOLDINGS or OCP. Pacific Retail intends to adopt a shareholder rights plan prior to becoming a public company pursuant to which one purchase right will be issued as a dividend for each outstanding Share. Each purchase right will entitle the holder to purchase one Share at a fixed exercise price and, under certain circumstances, to purchase at the exercise price Shares or securities of an acquiring company having a market value equal to some multiple of the exercise price. The purchase rights would be exercisable only upon the occurrence of certain triggering events and purchase rights held by the acquiring person would not be exercisable. HOLDINGS and OCP would be exempted from this shareholder rights plan.

 6. OPERATING LEASES

  Pacific Retail receives rental income from the properties under operating leases with terms ranging from less than one year to eighteen years. The minimum future rentals under operating leases as of December 31, 1995, are as follows:

1996................................................................ $ 5,998,000
1997................................................................   5,541,000
1998................................................................   4,938,000
1999................................................................   4,368,000
2000................................................................   3,831,000
Thereafter..........................................................  25,388,000
                                                                     -----------
                                                                     $50,064,000
                                                                     ===========

  Tom Thumb Food Stores (Tom Thumb), a regional grocery chain, leases space in three of the retail centers owned by Pacific Retail. Beginning in 1996 minimum future rentals under current lease agreements with Tom Thumb (one expiring in 2007 and two expiring in 2010) will account for $17,212,000 or 34.4% of the contracted minimum future rentals shown above. No other tenant accounts for more than 15% of the minimum future rentals beginning in 1996. Pacific Retail anticipates that due to acquisitions to be made during the next twelve months, no single tenant will account for more than 10% of minimum future rentals beginning in 1997.

                             PACIFIC RETAIL TRUST

7. FAIR VALUE

  Pacific Retail has estimated the fair value of its financial instruments at December 31, 1995 as required by Statement of Financial Accounting Standards No. 107. The carrying values of the Company's financial instruments are reasonable estimates of their fair values.

8. COMMITMENTS AND CONTINGENCIES

  Pacific Retail is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate properties. As part of due diligence procedures, Pacific Retail has acquired or conducted Phase I environmental assessments on each property prior to acquisition. Pacific Retail is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on Pacific Retail's financial condition or results of operations.

9. SUBSEQUENT EVENTS

  On January 16, 1996, utilizing $14,457,000 of its credit line, Pacific Retail acquired The Promenade, a neighborhood infill retail center in Sacramento, California. The Promenade contains 136,022 square feet and is 95% leased. The acquisition will increase the secured net borrowing base, but the amount of the increase has not yet been determined by the lenders.

  In January 1996, Cooper Street Plaza was approved by the lender to be added to the secured net borrowing base. With the addition of Cooper Street Plaza, the secured net borrowing base increased to $37,145,000.

                              PACIFIC RETAIL TRUST

                       CONSOLIDATED FINANCIAL STATEMENTS
           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

                              PACIFIC RETAIL TRUST

                           CONSOLIDATED BALANCE SHEET

                                                                SEPTEMBER 30,
                                                                --------------
                                                                     1998
                                                                --------------
                                                                 (UNAUDITED)
                            ASSETS
                            ------
Real estate investments........................................ $1,080,739,840
Less: accumulated depreciation.................................    (35,941,954)
                                                                --------------
                                                                 1,044,797,886
Cash and cash equivalents......................................        388,870
Accounts receivable, net.......................................      8,600,273
Escrow deposits................................................      4,319,177
Other assets, net..............................................     15,530,465
                                                                --------------
  Total assets................................................. $1,073,636,671
                                                                ==============
             LIABILITIES AND SHAREHOLDERS' EQUITY
             ------------------------------------
Liabilities:
 Lines of credit............................................... $  211,500,000
 Notes payable.................................................     97,062,997
 Accounts payable and accrued expenses.........................      8,051,085
 Accrued real estate taxes.....................................      7,439,065
 Deferred income...............................................        659,426
 Tenant security deposits......................................      3,407,801
 Other liabilities.............................................         38,737
                                                                --------------
  Total liabilities............................................    328,159,111
Commitments and contingencies (Note 10)........................
Minority interest..............................................     19,346,292
Shareholders' equity:
Shares of beneficial interest, $0.01 par value;
 150,000,000 shares authorized
  Series A preferred shares (1,130,276 authorized, issued and outstanding;
   stated liquidation preference of $10 per share plus declared
   and unpaid dividends).......................................     11,302,760
  Series B preferred shares (6,130,276 authorized; 2,000,000 issued and
   outstanding; stated liquidation preference of $10 per share
   plus declared and unpaid dividends).........................     20,000,000
  Common shares (64,058,952 shares issued and outstanding at
   September 30, 1998).........................................        640,589
 Additional paid-in capital....................................    713,892,877
 Employee share notes..........................................     (8,447,524)
 Distributions in excess of net earnings.......................    (11,257,434)
                                                                --------------
  Total shareholders' equity...................................    726,131,268
                                                                --------------
   Total liabilities and shareholders' equity.................. $1,073,636,671
                                                                ==============

                See accompanying notes to financial statements.

                              PACIFIC RETAIL TRUST

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                      ------------------------
                                                         1998         1997
                                                      -----------  -----------
                                                            (UNAUDITED)
Income:
  Minimum rent....................................... $70,734,572  $42,331,227
  Percentage rent....................................   1,001,725      577,749
  Recoveries from tenants............................  18,763,861   11,183,597
  Management, leasing and brokerage fees.............      45,536      351,658
                                                      -----------  -----------
                                                       90,545,694   54,444,231
                                                      -----------  -----------
Operating Expenses:
  Operating and maintenance..........................  11,197,977    6,277,508
  Depreciation and amortization......................  17,058,178   10,210,065
  General and administrative.........................   6,937,115    4,767,096
  Real estate taxes..................................  10,193,588    7,107,638
                                                      -----------  -----------
                                                       45,386,858   28,362,307
                                                      -----------  -----------
Interest expense (income):
  Interest expense...................................  11,594,080    7,803,632
  Interest income....................................    (580,677)    (223,664)
                                                      -----------  -----------
                                                       11,013,403    7,579,968
                                                      -----------  -----------
  Earnings before minority interest and gain on sale
   of real estate investments........................  34,145,433   18,501,956
Gain on sale of real estate investments..............         --           --
Minority interest....................................    (578,510)    (353,573)
                                                      -----------  -----------
Net earnings.........................................  33,566,923   18,148,383
  Less:
    Series A preferred share dividends...............     608,658      566,268
    Series B preferred share dividends...............   1,155,000    1,080,000
                                                      -----------  -----------
  Net earnings attributable to common shares......... $31,803,265  $16,502,115
                                                      ===========  ===========
  Weighted average common shares outstanding.........  64,044,753   37,373,491
                                                      ===========  ===========
  Weighted average diluted common shares outstanding.  64,259,819   37,451,707
                                                      ===========  ===========
    Basic earnings per share......................... $       .50  $       .44
    Diluted earnings per share....................... $       .49  $       .44

                See accompanying notes to financial statements.

                              PACIFIC RETAIL TRUST

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                             SHARES OF BENEFICIAL INTEREST
                            (150,000,000 SHARES AUTHORIZED)
                          ------------------------------------
                                                                                             RETAINED
                                                                                             EARNINGS
                           SERIES A    SERIES B      COMMON                  ADDITIONAL   (DISTRIBUTIONS     TOTAL
                           PREFERRED   PREFERRED     SHARES     EMPLOYEE      PAID-IN      IN EXCESS OF  SHAREHOLDERS'
                            SHARES      SHARES    AT PAR VALUE SHARE NOTES    CAPITAL       EARNINGS)       EQUITY
                          ----------- ----------- ------------ -----------  ------------  -------------- -------------
Balance at December 31,
 1997...................   11,302,760  20,000,000    640,227    (7,930,780)  713,511,243     (6,073,931)  731,449,519
Sale of shares, net.....                               1,546    (1,909,500)    1,979,390                       71,436
Redemption of shares....                              (1,184)    1,345,263    (1,597,756)                    (253,677)
Shareholder
 distributions..........                                            47,493                  (38,750,426)  (38,702,933)
Net earnings............                                                                     33,566,923    33,566,923
                          ----------- -----------   --------   -----------  ------------   ------------  ------------
Balance at September 30,
 1998 (Unaudited).......  $11,302,760 $20,000,000   $640,589   $(8,447,524) $713,892,877   $(11,257,434) $726,131,268



                See accompanying notes to financial statements.

                              PACIFIC RETAIL TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                    --------------------------
                                                        1998          1997
                                                    ------------  ------------
                                                           (UNAUDITED)
Operating activities
  Net earnings..................................... $ 33,566,923  $ 18,148,383
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
    Depreciation and amortization..................   17,058,178    10,210,065
    Minority interest..............................      278,860       (59,527)
    Changes in operating assets and liabilities:
      Accounts receivable..........................     (786,247)   (2,650,168)
      Escrow deposits..............................   (1,736,927)   15,542,081
      Other assets.................................   (5,753,621)   (3,428,104)
      Accounts payable and accrued expenses........      (89,340)      373,543
      Accrued real estate taxes....................      579,218     2,614,787
      Deferred income..............................   (1,161,474)      293,677
      Tenant security deposits.....................      753,878     1,084,693
      Other liabilities............................      (56,651)       17,754
                                                    ------------  ------------
  Net cash provided by investing activities........   42,652,797    42,147,184
                                                    ------------  ------------
Investing activities:
  Construction of and acquisition of real estate
   investments..................................... (197,443,350) (293,660,395)
                                                    ------------  ------------
  Net cash used in investing activities............ (197,443,350) (293,660,395)
                                                    ------------  ------------
Financing activities:
  Principal payments on notes payable..............   (8,332,299)     (940,403)
  Proceeds from line of credit.....................  197,900,000    73,900,000
  Payments on lines of credit......................          --            --
  Payments on bridge loan..........................          --    (26,500,000)
  Proceeds from sales of shares, net of expenses...       71,436   228,015,482
  Redemption of shares.............................     (253,677)          --
  Distributions paid to shareholders...............  (38,702,933)  (21,806,268)
                                                    ------------  ------------
  Net cash provided by financing activities........  150,682,527   252,668,811
                                                    ------------  ------------
Net (decrease) increase in cash and cash
 equivalents.......................................   (4,108,026)    1,155,600
Cash and cash equivalents at beginning of period...    4,496,896     1,954,131
                                                    ------------  ------------
Cash and cash equivalents at end of period......... $    388,870  $  3,109,731
                                                    ============  ============
Supplemental cash flow information:
  Interest paid.................................... $ 11,577,427  $  7,272,919
                                                    ============  ============
Noncash investing and financing activities:
  Acquisition of real estate for assumption of
   notes payable................................... $ 20,452,246  $ 74,918,736
                                                    ============  ============
  Acquisition of real estate in exchange for
   minority interest partnership units............. $ 11,386,032  $        --
                                                    ============  ============
  Exchange of employee share notes for shares...... $  1,909,500  $        --
                                                    ============  ============
  Payments on employee shares notes from
   shareholder distributions....................... $     47,493  $        --
                                                    ============  ============
  Redemption of employee share notes............... $  1,345,263  $        --
                                                    ============  ============

                See accompanying notes to financial statements.

                             PACIFIC RETAIL TRUST

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization and formation

  Pacific Retail Trust ("Pacific Retail") was organized as a Maryland real estate investment trust on April 27, 1995 (originally named Southwest Retail Trust) for the purpose of acquiring, developing, managing and owning neighborhood infill retail properties in a nine state region of the western United States. On August 23, 1995, the Declaration of Trust was amended and restated to change the name to Pacific Retail Trust. At September 30, 1998, 69.9% of Pacific Retail's outstanding shares of beneficial interest are constructively owned by Security Capital Holdings S.A. ("HOLDINGS"), a wholly-owned subsidiary of Security Capital U.S. Realty ("USRealty"). Opportunity Capital Partners Limited Partnership ("OCP"), through its partnership Madison Property I, LP (MPI), acquired preferred shares of Pacific Retail as partial consideration for a pool of properties sold to Pacific Retail by MPI on October 20, 1995. At September 30, 1998, OCP owned 6.0% of Pacific Retail's outstanding shares of beneficial interest.

 Principles of consolidation

  The consolidated financial statements include the accounts of Pacific Retail, its 81.9% ownership in Retail Property Partners Limited Partnership and its 95% ownership in PRT Development Corporation (Note 4).

 Revenue recognition

  Minimum rents are recognized on a straight-line basis; as such, the rental revenues for leases, which contain rent abatements and contractual increases are recognized on a straight-line basis over the initial terms of the related leases. Property operating cost recoveries from tenants of common area maintenance, real estate taxes and other recoverable costs, are recognized in the period when the recoveries are earned.

 Real estate assets and related depreciation

  Costs related directly to the development and improvement of real estate, including tenant improvements, are capitalized; ordinary repairs and maintenance are expensed as incurred. Depreciation is computed on a straight-line basis over the expected economic useful lives, which are principally 10 to 40 years for buildings and improvements.

  Pacific Retail has adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"). Under SFAS 121, Pacific Retail recognizes impairment losses on property whenever events and changes in circumstances indicate that the carrying amount of long-lived assets, on an individual property basis, may not be recoverable through undiscounted future cash flows. Such losses are determined by comparing the sum of the expected future discounted net cash flows to the carrying amount of the asset. Impairment losses are recognized in operating income as they are determined. As of September 30, 1998, no impairment losses have been incurred.

 Adoption of recent accounting pronouncement

  In March 1998, the Emerging Issues Task Force (EITF) finalized Issue 97-11, requiring all internal costs associated with acquiring operating properties to be expensed as incurred. Pacific Retail has applied this policy prospectively.

  In July 1998, the EITF finalized Issue 98-9, requiring contingent rent based on the lessee's sales volume to be recognized when specified targets are met. Pacific Retail has applied this policy prospectively since May 1998.

                             PACIFIC RETAIL TRUST

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 Interest

  Pacific Retail capitalizes interest as part of the cost of real estate projects during construction periods. During the nine months ended September 30, 1998 and 1997, $2,205,621 and $971,736, respectively, in interest was capitalized.

 Cash and cash equivalents

  Cash and cash equivalents include all cash and cash equivalent investments with original maturities of three months or less.

 Reclassification

  Certain reclassifications have been made to prior year financial statements to conform to current year presentation.

 Deferred loan fees

  Included in other assets as of September 30, 1998 are net costs of $1,291,585 associated with obtaining financing. Deferred loan fees are amortized to interest expense over the life of the loan and extensions, which is currently three years, using the straight-line method. Amortization of deferred loan fees for the nine months ended September 30, 1998 and 1997 was $539,581, and $368,477, respectively.

 Income taxes

  Pacific Retail elected real estate investment trust ("REIT") status in 1995 under the Internal Revenue Code of 1986, as amended. REITs are not required to pay federal income taxes if minimum distribution, income, asset and shareholder tests are met and, accordingly, no provision has been made for federal income taxes in the accompanying financial statements. PRT Development Corporation and Retail Property Partners Limited Partnership are taxed as separate entities.

                             PACIFIC RETAIL TRUST

 Earnings per share

  Pacific Retail has adopted Statement of Financial Accounting Standards No. 128 ("SFAS" 128"), which establishes standards for computing and presenting earnings per share (EPS). Basic EPS excludes the effect of potentially dilutive securities while diluted EPS reflects the potential dilution that would occur if dilutive securities or other contracts to issue common shares were exercised, converted into, or resulted in the issuance of common shares that then shared in the earnings of the Company. The following tables summarize the information required under SFAS 128:

                                                  FOR THE NINE MONTHS ENDED
                                                      SEPTEMBER 30, 1998
                                                         (UNAUDITED)
                                               --------------------------------
                                                                      PER SHARE
                                                 INCOME      SHARES    AMOUNT
                                               ----------- ---------- ---------
BASIC EPS
  Net earnings attributable to common shares.. $31,803,265 64,044,753   $0.50
                                                                        -----
EFFECT OF DILUTIVE SECURITIES
  Options.....................................         --     208,348
  Deferred trustee shares.....................         --       6,718
                                               ----------- ----------
DILUTED EPS
  Income available to common shares and
   assumed conversions........................ $31,803,265 64,259,819   $0.49
                                               =========== ==========   =====
                                                  FOR THE NINE MONTHS ENDED
                                                      SEPTEMBER 30, 1997
                                                         (UNAUDITED)
                                               --------------------------------
                                                                      PER SHARE
                                                 INCOME      SHARES    AMOUNT
                                               ----------- ---------- ---------
BASIC EPS
  Net earnings attributable to common shares.. $16,502,115 37,373,491   $0.44
                                                                        -----
EFFECT OF DILUTIVE SECURITIES
  Options.....................................         --      77,622
  Deferred trustee shares.....................         --         594
                                               ----------- ----------
DILUTED EPS
  Income available to common shares and
   assumed conversions........................ $16,502,115 37,451,707   $0.44
                                               =========== ==========   =====

                             PACIFIC RETAIL TRUST

  The assumed conversion of Series A preferred shares of beneficial interest, Series B preferred shares of beneficial interest and minority interest are not dilutive and have therefore been excluded from the calculation of diluted EPS. Options to purchase 625,078 common shares at $13 per share were outstanding during the third quarter of 1998 and options to purchase 41,667 common shares at $12 per share were outstanding during the third quarter of 1997, but were not included in the computation of diluted EPS because the options' exercise price was greater than or equal to the estimated fair market value of the common shares. The options expire 10 years from the date of grant, or earlier upon termination of employment or death.

 Use of estimates

  Pacific Retail has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities, and related revenues and expenses, to prepare these financial statements in accordance with generally accepted accounting principles. Actual results could differ from those estimates.

 Fair value

  Pacific Retail has estimated the fair value of its financial instruments at September 30, 1998 as required by Statement of Financial Accounting Standards No. 107. The Company believes the carrying values of the Company's financial instruments are reasonable estimates of their fair values.

2. REAL ESTATE INVESTMENTS

  As of September 30, 1998, Pacific Retail owned seventy-one properties. Twenty-one properties are located in three major metropolitan markets in
Texas: the Dallas-Fort Worth metroplex, Austin and Houston. Shopping centers in the Dallas-Fort Worth metroplex generated approximately 23% of the total revenues of the portfolio for the nine months ended September 30, 1998. Thirty-three shopping centers are located in California and comprise approximately 49% of the total revenues for the nine months ended September 30, 1998. The remaining properties are located in Arizona, Colorado, Washington, and Oregon.

  The following summarizes real estate investments:

                                                                 SEPTEMBER 30,
                                                                      1998
                                                                 --------------
                                                                  (UNAUDITED)
Improved land................................................... $  272,059,415
Land held for development.......................................      1,062,657
Land under development..........................................     28,190,273
Buildings and improvements......................................    677,672,174
Land improvements and parking lots..............................     47,823,281
Construction in process.........................................     21,656,899
Redevelopment properties........................................     32,275,141
                                                                 --------------
  Total real estate investments.................................  1,080,739,840
  Less accumulated depreciation.................................    (35,941,954)
                                                                 --------------
    Net real estate investments................................. $1,044,797,886
                                                                 ==============

                             PACIFIC RETAIL TRUST

 Land held for development

  In March 1996, Pacific Retail acquired Harwood Hills Shopping Center in Bedford, Texas. Between March and November of 1996, Pacific Retail completed the construction of an additional 20,300 square feet of retail space at a cost of approximately $1,857,000. As of September 30, 1998, approximately 2.9 acres of land remained for additional development.

  In January 1997, Pacific Retail acquired Plaza de Hacienda in La Puenta, California. Associated with this shopping center were approximately 3.63 acres of land for additional development. As of September 30, 1998, no development has taken place.

 Land under development

  In August 1997, Pacific Retail acquired Prestonwood Park, which consists of
24.55 acres of land in Dallas, Texas for future development into a grocery anchored shopping center. As of September 30, 1998, construction has not commenced.

  In November 1997, PRT Development Corporation acquired Hebron Parkway Plaza, which consists of 7.77 acres of land in Carrollton, Texas for development into a grocery anchored shopping center. As of September 30, 1998, construction has not commenced.

  In January 1998, PRT Development Corporation acquired MacArthur Park, which consists of 38.2 acres of land in Irving, Texas for development into a shopping center. As of September 30, 1998, PRT Development Corporation has incurred $4,418,993 in design and construction costs associated with the development, which is included in construction in process.

  In March 1998, Pacific Retail acquired Hawthorne Plaza in Hawthorne, California, which consists of 10.4 acres of land and an existing shopping center. Pacific Retail plans to demolish the existing structure and rebuild a grocery anchored shopping center. As of September 30, 1998, Pacific Retail has incurred $986,735 in development costs associated with the development, which is included in construction in process.

 Redevelopment properties

  In July 1996, Pacific Retail acquired Hancock Center in Austin, Texas for the purpose of redeveloping it as a grocery anchored infill shopping center. Pacific Retail immediately embarked upon the redevelopment program. On April 1, 1998, a portion of the project representing $7,322,949 in redevelopment costs was completed and capitalized. As of September 30, 1998, $6,672,175 in design and demolition costs and construction associated with the redevelopment remained in construction in process.

  In November 1997, Pacific Retail acquired Bristol & Warner Shopping Center in Santa Ana, California. During 1998, significant rehabilitation work began on the property. As of September 30, 1998, Pacific Retail has incurred $4,130,826 in design, demolition and construction costs.

3. BORROWINGS

 Lines of credit--secured

  On December 27, 1995, Pacific Retail entered into a credit agreement with a group of lenders to provide a secured line of credit up to a maximum of $50 million. On July 17, 1996, the credit agreement was amended to

                             PACIFIC RETAIL TRUST
increase the secured line of credit to a maximum of $75 million. The lenders determine the secured net borrowing base by using the lesser of 65% of the lenders' appraised value on ten of the properties or the permanent loan estimate for each property. As of December 31, 1997, the secured net borrowing base was $75 million. On November 14, 1997, the secured line of credit agreement was amended. Under the amended credit agreement, borrowings bear interest at the greater of prime or federal funds rate plus .50% or, at Pacific Retail's option, LIBOR plus a margin of 1.25%, if the ratio of total liabilities to gross asset value is less than .35 to one, or 1.40% if the ratio of total liabilities to gross asset value is greater than or equal to
 .35 to one. Additionally, there is a fee of .125% per annum of the average daily unfunded line of credit balance, or a fee of .25% per annum of the average daily unfunded line of credit balance if the average daily balance for both the secured and unsecured lines of credit is greater than $100 million. Interest is paid monthly based on the unpaid principal balance. On May 18, 1998, the credit agreement was amended; the secured line of credit was paid in full and terminated through the use of funds from the unsecured line of credit. The weighted averaged interest rate for the period from January 1, 1998 to May 18, 1998 was 7.1%.

 Lines of credit--unsecured

  On March 28, 1997, Pacific Retail entered into a credit agreement with a group of lenders to provide an unsecured line of credit up to a maximum of $75 million. On November 14, 1997, the unsecured line of credit was increased to a maximum of $125 million. On May 18, 1998, the credit agreement was amended and the unsecured line of credit was increased to $350 million. Borrowings bear interest at the greater of prime or federal funds rate plus .50% or, at Pacific Retail's option, LIBOR plus a margin of 1.25%, if the ratio of total liabilities to gross asset value is less than .35 to one, or 1.40% if the ratio of total liabilities to gross asset value is greater than or equal to
 .35 to one and less than .5 to one. Additionally, there is a fee of .125% per annum of the average daily unfunded line of credit balance, or a fee of .25% per annum of the average daily unfunded line of credit balance if the average daily balance is greater than $175 million. Interest is paid monthly based on the unpaid principal balance. The weighted average interest rate for the nine months ended September 30, 1998 was 7.01%. The interest rate at September 30, 1998 was 6.87%.

  The termination date of the amended credit agreement is March 28, 2000, but it may be extended for successive one-year periods, if acceptable to the lenders, for a .10% extension fee. All debt incurrences are subject to covenants, as more fully described in the credit agreement. Pacific Retail has utilized the unsecured line of credit to help finance the acquisition of neighborhood shopping centers and for general working capital purposes during the nine months ended September 30, 1998.

                             PACIFIC RETAIL TRUST

 Notes payable

  Notes payable consisted of the following at September 30, 1998 (unaudited):

                                                                      PRINCIPAL
                                      INTEREST MATURITY PAYMENTS/    BALANCE AT
                             MARKET     RATE     DATE    PERIOD        9/30/98
                           ---------- -------- -------- ---------    -----------
Mortgage Notes Payable:
  Paseo Village........... Arizona      7.50     5/1/01 $ 38,668(2)  $ 4,257,322
  Mills Pointe & Preston
   Park Village(4)........ Texas        7.23     7/1/00  264,578(2)   31,324,957
  Plaza de Hacienda....... California   9.00    6/10/12   57,128(2)    6,704,676
  Market at Round Rock.... Texas        8.63   12/31/05   63,059(2)    7,439,467
  North Hills Town Center. Texas        7.37     1/1/14   76,974(2)    9,004,416
  Friar's Mission......... California   9.50    6/10/05  152,006(2)   16,712,657
  Woodman Van-Nuys........ California   8.80    9/15/15   57,745(2)    6,100,577
  Sunnyside 205........... Oregon       9.38    1/15/00   52,401(2)    5,792,294
  Murryhill Marketplace... Oregon       8.05     5/1/19   69,762(2)    8,404,932
Municipal Tax Bonds
 Payable:
  Friar's Mission......... California  7.30-     9/2/15 161,177-       1,321,699
                                        7.90             168,131(3)
                                                                     -----------
                                                                     $97,062,997
                                                                     -----------

--------
(1) Payments are interest only payable monthly with the full principal balance due at maturity.

(2) Payments are interest and principal payable monthly.

(3) Annual payments of principal and interest payable in two semiannual installments. Amount disclosed is the applicable annual payment range.

(4) Mills Pointe & Preston Park Village are subject to one mortgage note payable.

  Principal repayments of notes payable are due approximately as follows:

Three months remaining in 1998..................................... $   399,328
1999...............................................................   2,303,848
2000...............................................................  37,268,527
2001...............................................................   5,230,349
2002...............................................................   1,412,470
2003 and after.....................................................  50,448,475
                                                                    -----------
                                                                    $97,062,997
                                                                    ===========

4. MINORITY INTEREST

  Minority interest represents limited partners' interests in Retail Property Partners Limited Partnership (the Partnership), a limited partnership controlled by Pacific Retail, and PRT Development Corporation (PRT Development), a Delaware corporation controlled by Pacific Retail.

 Retail Property Partners Limited Partnership

  In September 1996, Pacific Retail formed the Partnership by contributing cash to the Partnership in exchange for a 50.2% controlling general partnership interest in the Partnership, which invested in two retail

                             PACIFIC RETAIL TRUST
centers in Dallas, Texas. On December 1, 1996, Pacific Retail contributed the Blossom Valley Shopping Center in Mountain View, California to the Partnership. The assets and liabilities of Blossom Valley were transferred at book value as the transfer was between entities under common control. The value of the contributed property was $17,354,543, which increased Pacific Retail's investment in the Partnership to 76.6%.

  On July 31, 1997, Pacific Retail contributed $8.9 million to the Partnership. With this contribution, Pacific Retail's investment in the Partnership increased to 81.6%. The Partnership used this contribution to purchase the Heritage Plaza land. On May 21, 1998, Pacific Retail contributed $14,273,244 to the Partnership. With this contribution, Pacific Retail's investment in the Partnership increased to 84.2%. The Partnership used this contribution to purchase the Thomas Lake property in May 1998.

  On July 10, 1998, Pacific Retail contributed $37,026,419 to the Partnership. The partnership used this contribution to purchase the Sherwood Market Center, Murrayhill Marketplace, Cherry Park Market and Sunnyside 205 properties in July 1998. Pacific Retail's investment in the Partnership at September 30, 1998 was 81.9%.

  Limited partners are entitled to exchange each partnership unit for one common share of beneficial interest in Pacific Retail beginning in August 1998. As of December 31, 1997, there were 765,000 limited partnership units outstanding in the Partnership. On May 21, 1998, an additional 115,385 partnership units were issued in association with the acquisition of Thomas Lake. On July 10, 1998, an additional 760,464 partnership units were issued in association with the acquisitions of the Sherwood Market Center, Murrayhill Marketplace, Cherry Park Market and Sunnyside 205 properties. The limited partners' interests will be reflected as minority interest in the consolidated financial statements until the units are exchanged for Pacific Retail shares.

  On July 10, 1998, the Partnership formed a limited liability company called PRT Sunnyside LLC for the purpose of owning, holding, managing, operating, leasing, or selling the property commonly referred to as Sunnyside 205. The property was purchased by the Partnership and then conveyed to PRT Sunnyside LLC subject to a note payable in the amount of $5,806,994.

 PRT Development Corporation

  On November 20, 1997, PRT Development Corporation was organized as a Delaware corporation for the purpose of acquiring land and developing and selling the developed property. The authorized capital of PRT Development consists of 2,000,000 shares of common stock. 100,000 of the shares will be issued as Class A voting shares. The remaining 1,900,000 shares will be Class B nonvoting. As of September 30, 1998 and December 31, 1997, 33,892 and 3,250 shares, respectively, of Class A common stock were issued and outstanding. All of the Class A common stock is constructively owned by USRealty, and is represented in minority interest. Pacific Retail owned 643,958 and 61,750 shares of Class B common stock issued and outstanding at September 30, 1998 and December 31, 1997, respectively. The Class B common stock is generally entitled to 95% of all distributions made by PRT Development, and the Class A common stock is generally entitled to 5% of all distributions made by PRT Development. Pacific Retail has consolidated the operations of PRT Development based on the control exerted in the ordinary course of business over the operating decisions of PRT Development.

5. SHAREHOLDERS' EQUITY

 Offerings

  Between October 20, 1995 and July 16, 1996, Pacific Retail closed on a series of private offerings to HOLDINGS which resulted in the sale of 20 million common shares of beneficial interest at $10 per share for a total amount of $200 million.

                             PACIFIC RETAIL TRUST

  On October 20, 1995, as a partial acquisition price for five properties acquired from OCP, Pacific Retail issued 1,130,276 Series A preferred shares of beneficial interest to MPI at a stated liquidation preference of $10 per share plus declared and unpaid dividends resulting in outstanding Series A preferred shares valued at $11,302,760.

  On December 22, 1995, Pacific Retail completed an offering of 100,000 common shares at a price of $10 per share. Net proceeds, after offering costs, to Pacific Retail were $982,000.

  On August 6, 1996, OCP acquired 2,000,000 shares of Series B preferred shares of beneficial interest at a stated liquidation preference of $10 per share plus declared and unpaid dividends resulting in Series B preferred shares valued at $20 million.

  On August 30, 1996, OCP acquired 1,000,000 common shares of beneficial interest in Pacific Retail at $10 per share for a total of $10 million.

  On August 31, 1996, Pacific Retail completed a private offering of 18,182,305 common shares of beneficial interest at $11 per share resulting in a total equity investment of $200,005,350. The first funding call took place on September 16, 1996 resulting in 2,860,197 shares being issued for net proceeds of $29,414,529. On January 9, 1997 and January 27, 1997, two funding calls took place resulting in a total of 10,214,738 shares being issued for net proceeds of $112,355,838. The final funding call took place on May 15, 1997 resulting in 5,107,370 shares being issued for net proceeds of $56,181,060.

  On April 30, 1997, Pacific Retail completed a private offering of 12,500,000 common shares of beneficial interest at $12 per share resulting in a total expected equity investment of $150,000,000. The first funding call took place on May 15, 1997 resulting in 1,898,100 shares being issued for net proceeds of $21,277,205. The second funding call took place on September 18, 1997 resulting in 3,180,570 shares being issued for net proceeds of $38,158,904. On October 1, November 11, and November 28, three funding calls took place resulting in a total of 4,342,300 shares being issued for net proceeds of $52,107,598. The final funding call took place on December 26, 1997 resulting in 3,079,030 shares being issued for net proceeds of $36,948,358.

  On December 29, 1997, Pacific Retail completed and fully funded a private offering of 11,538,462 common shares of beneficial interest at $13 per share for net proceeds of $148,474,528.

 Trustee compensation

  On March 11, 1997, Pacific Retail granted 4,305 shares to the board of trustees as part of their compensation.

  Effective March 14, 1997, Pacific Retail adopted the Deferred Fee Plan for nonemployee trustees. Under this plan, trustees can defer receipt of cash and equity compensation otherwise payable to the trustee by Pacific Retail. Interest and dividends are earned on the deferred compensation. An election must be made by each trustee to defer their compensation, and this election shall remain in effect until modified or revoked by the trustee. Each trustee must specify when the payment of deferred compensation is to take place. The compensation may be deferred to a specific date of at least two years past the time the compensation is earned, or the compensation may become payable on the last day of the calendar year in which the trustee terminates service with Pacific Retail, or the compensation can become payable on the earlier of such dates.

  As of September 30, 1998 and December 31, 1997, 9,668 and 4,825 shares, respectively, have been deferred under this plan.

                             PACIFIC RETAIL TRUST

 Shares of beneficial interest

  As of September 30, 1998 and December 31, 1997, 150,000,000 shares of beneficial interest, $.01 par value per share, were authorized. Pacific Retail's board of trustees is authorized to issue, from the authorized but unissued shares of Pacific Retail, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption's of the shares of such series.

 Common shares

  The outstanding common shares ("Shares") do not have redemption or conversion rights or the benefit of any sinking fund. In the event of liquidation, dissolution or winding up of Pacific Retail, the holders of Shares are entitled to receive ratably the assets remaining after satisfaction of all liabilities and payment of preferences and accrued dividends, if any, on Pacific Retail's shares ranking senior to the Shares (including the preferred shares). The rights of holders of Shares are subject to the rights and preferences established by Pacific Retail's board of trustees for any preferred shares, which have been or may subsequently be issued.

 Preferred shares

  The Series A preferred shares, the Series B preferred shares (together referred to as "Preferred Shares") and Shares vote together as a single class with respect to all matters presented to Pacific Retail's shareholders for a vote. If twelve consecutive quarterly dividends on the Preferred Shares are in arrears, the holders of Preferred Shares will be entitled to nominate and elect an additional trustee until such time as all arrearages have been paid. The Preferred Shares are entitled to a liquidation preference of $10 per share plus an amount equal to all dividends declared but unpaid to the date of final distribution. Pacific Retail may redeem the Preferred Shares any time after October 20, 2010 at a price of $10 per share, plus all declared but unpaid dividends.

 Series A preferred shares

  Series A preferred shares are convertible into Series B preferred shares on a one-for-one basis and contain provisions for adjustment to prevent dilution. For fiscal years beginning before January 1, 1997, the Series A preferred shares were entitled to a quarterly dividend in an amount equal to the greater of (i) $0.10 per share or (ii) $0.013 less than the dividend on the Shares. For fiscal years beginning on or after January 1, 1997, Series A preferred shares are entitled to quarterly dividends in an amount equal to the greater of (i) $0.10 per share, (ii) 65% of the highest funds from operations per Share for any preceding fiscal year and (iii) $0.013 less than the dividend on the Shares. Dividends on the Series A preferred shares are cumulative from the original issue date. Pacific Retail is restricted from paying any dividends on any Shares or shares ranking on a parity with, or ranking junior to, the Series A preferred shares, unless all cumulative dividends are simultaneously paid on the Series A preferred shares.

 Series B preferred shares

  The board of trustees has authorized up to 6,130,276 Series B preferred shares for issuance. Series B preferred shares are convertible into Shares on a one-for-one basis and contain provisions for adjustment to prevent dilution. For fiscal years beginning before January 1, 1997, the Series B preferred shares were entitled to a quarterly dividend in an amount equal to the greater of (i) $0.10 per share or (ii) the dividend on the Shares. For fiscal years beginning on and after January 1, 1997, Series B preferred shares are entitled to quarterly dividends in an amount equal to the greater of (i) $0.10 per share, (ii) 65% of the highest funds from operations per Share for any preceding fiscal year or (iii) the dividend on the Shares. Dividends on the Series B preferred

                             PACIFIC RETAIL TRUST
shares are cumulative from the original issue date. Pacific Retail is restricted from paying any dividends on any Shares or shares ranking on a parity with, or ranking junior to, the Series B preferred shares, unless all cumulative dividends are simultaneously paid on the Series B preferred shares.

 Investor agreement

  On October 20, 1995, HOLDINGS, and Pacific Retail entered into an investor agreement whereby HOLDINGS agreed to purchase up to 20 million Shares at $10 per share, net of the original shares purchased, before October 20, 1997. As of December 31, 1996, HOLDINGS had completed the purchase of 20 million Shares. As long as HOLDINGS owns at least 25% of the outstanding common shares of Pacific Retail it will have certain rights regarding appointment of trustees to the board of trustees and regarding approval of budgets, property operations, property acquisitions, changes in executive officers and sales of shares.

 Shareholders' agreement

  On October 20, 1995, OCP entered into a shareholders' agreement with HOLDINGS and Pacific Retail. Among other provisions of the agreement, OCP was to acquire two million shares of Series B preferred shares at $10 per share at its own request or if required by Pacific Retail. On August 6, 1996, OCP purchased the two million shares of Series B preferred shares.

  As part of the August 9, 1996 amendment to the shareholders' agreement, HOLDINGS and OCP shall each have the right to participate pro rata, based upon percentage ownership of the Shares on a fully diluted basis, in any offerings by Pacific Retail of any capital shares or securities convertible into capital shares on the same terms and at the same time as other offerees. The respective rights terminate at such time as the holder shall own less than 10% of the Shares on a fully diluted basis.

 Shareholder ownership limitations

  Pacific Retail's Declaration of Trust seeks to preserve its REIT status by restricting any shareholder from owning more than 9.8% of Pacific Retail's shares of beneficial interest, other than HOLDINGS or OCP. Pacific Retail intends to adopt a shareholder rights plan pursuant to which one purchase right will be issued as a dividend for each outstanding Share. Each purchase right will entitle the holder to purchase one share at a fixed exercise price and, under certain circumstances, to purchase at the exercise price shares or securities of an acquiring company having a market value equal to some multiple of the exercise price. The purchase rights would be exercisable only upon the occurrence of certain triggering events and purchase rights held by the acquiring person would not be exercisable. HOLDINGS and OCP would be exempted from this shareholder rights plan.

6. MERGER

  On September 23, 1998, Pacific Retail entered into a merger agreement with Regency Realty Corporation (Regency), a publicly owned real estate investment trust. The merger, already approved by the board of trustees of Pacific Retail and the board of directors of Regency, would result in the acquisition of Pacific Retail by Regency with Regency being the surviving entity. The merger is expected to close on December 31, 1998. Each outstanding Common and Preferred share of Pacific Retail would be converted into 0.48 shares of Regency Common and Preferred stock, respectively.

  Regency commenced operations as a real estate investment trust in 1993 with the completion of its initial public offering. It succeeded to the real estate business operations of The Regency Group, Inc., which began operations in 1963. Regency acquires, owns, develops and manages neighborhood shopping centers in targeted infill markets primarily in the eastern half of the United States. The merged company would have a total market

                             PACIFIC RETAIL TRUST
capitalization of approximately $2.2 billion, owning over 195 shopping centers, consisting of approximately 22.5 million square feet in 22 states and Washington, D.C., including 13 shopping centers under development.

  USRealty is the largest shareholder of Regency, owning approximately 46.0% of the outstanding Regency Common Stock. USRealty has already approved the merger and will vote for the merger when both companies have their respective shareholder meetings. Those shareholders meetings and accompanying vote with regard to the merger are expected to occur in mid-December 1998. After the merger USRealty will own approximately 59.3% of the outstanding Regency Common Stock (52.5% on a fully diluted basis). It is anticipated that after the merger Regency will continue to be taxed as a real estate investment trust under the Internal Revenue Code and continue to be organized as a corporation under the laws of the state of Florida. Regency's headquarters are in Jacksonville, Florida.

7. INCENTIVE STOCK PROGRAMS

  Pacific Retail has authorized 1,875,000 shares for a share incentive plan (the "Plan"). On September 24, 1997, the Plan was amended to increase the number of shares authorized to 5,250,000. Additionally, the Plan was amended to award "dividend equivalent units" with all option grants (other than matching options). Participants who are awarded dividend equivalent units will be credited with these units annually based on a calculated dividend yield, multiplied by the number of options outstanding. Matching options and a loan provision have also been added to the common share purchase portion of the Plan. This provision allows the compensation committee to award, for each common share purchased, one or more matching options. Matching options do not receive dividend equivalent units. Further, Pacific Retail may offer participants loans for the entire purchase price of any common shares purchased under the share purchase program. Any loans will be fully recourse to the participant and be for a maximum of 10 years, subject to an acceleration in the event of termination of employment or sale of the common shares. Participants will be required to pledge any common shares to secure the loan from Pacific Retail. Under all plans, the option exercise price represents the estimated fair market value at the date of grant. Vesting of the options commences no more than two years from grant date and options are fully vested no more than five years from grant date. Options expire in 10 years from the date of grant or earlier upon termination of employment or death.

  On August 6, 1996, the board of trustees adopted the 1996 Trustees Plan (the "Trustees Plan"). Under the Trustees Plan, nonemployee trustees received options to purchase Shares at an exercise price equal to the market price on the date of the grant. Options granted under the Trustees Plan are immediately vested. These options expire in five years from the date of grant or earlier upon resignation from the board of trustees or death.

                             PACIFIC RETAIL TRUST

  Pacific Retail applies APB Opinion No. 25 and related Interpretations in accounting for both the Trustees Plan and the employee share incentive plan. No compensation has been recognized for the plans as Pacific Retail has issued the options at an exercise price, which represents the fair market value at the date of grant. Had compensation cost for the plans been determined based on the fair market value at the grant dates for awards, consistent with the method provided by Statement of Financial Accounting Standards No. 123 (SFAS No. 123), the Company's pro forma net earnings for the nine months ended September 30, 1998 and 1997 would have been:

                                                           FOR THE     FOR THE
                                                         NINE MONTHS NINE MONTHS
                                                            ENDED       ENDED
                                                          SEPTEMBER   SEPTEMBER
                                                          30, 1998    30, 1997
                                                         ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
Net earnings...................... As reported           $33,566,923 $18,148,383
                                   Pro forma (unaudited) $32,788,374 $18,045,954
Per share net earnings............ As reported           $       .50 $       .44
 attributable to common shares.... Pro forma (unaudited) $       .48 $       .44
Diluted per share net earnings.... As reported           $       .49 $       .44
 attributable to common shares.... Pro forma (unaudited) $       .48 $       .44

  The fair value of each option grant is estimated on the date of grant using the "minimum value" calculation stipulated by SFAS No. 123 for nonpublic companies. Pacific Retail has assumed the following in estimating the fair value of the options: expected lives of five years, dividend yield of 5%, expected volatility of 0%, and risk-free interest rates ranging from 6.56% to 5.48%.

  The following table summarizes activity under all programs:

                                                             WEIGHTED
                                                             AVERAGE
                                                             EXERCISE  NUMBER OF
                                                              PRICE     OPTIONS
                                                             --------  ---------
Outstanding at December 31, 1997............................ $ 11.73   2,463,872
 Granted....................................................   13.00     348,155
 Exercised..................................................     --          --
 Cancelled..................................................  (11.88)   (406,668)
                                                             -------   ---------
Outstanding at September 30, 1998...........................   11.87   2,405,359
                                                             =======   =========
Options exercisable at September 30, 1999................... $ 10.51     130,282
                                                             =======   =========
Weighted average net value of options granted during 1998... $  3.20
                                                             =======

8. OPERATING LEASES

  Pacific Retail receives rental income from the properties under operating leases with terms ranging from less than one year to 24 years. The minimum future rentals under operating leases as of September 30, 1998 are as follows:

Three months remaining in 1998.................................... $ 24,289,843
1999..............................................................   90,904,809
2000..............................................................   80,548,312
2001..............................................................   68,759,426
2002..............................................................   59,220,811
Thereafter........................................................  377,360,451
                                                                   ------------
                                                                   $701,083,652
                                                                   ============

                             PACIFIC RETAIL TRUST

9. COMMITMENTS AND CONTINGENCIES

Pacific Retail is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate properties. As part of due diligence procedures, Pacific Retail has obtained or conducted Phase I environmental assessments on each property prior to acquisition. Pacific Retail is not aware of any environmental condition on any of its properties which is likely to have a materially adverse effect on Pacific Retail's financial condition or results of operations.

                             PACIFIC RETAIL TRUST

            SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997
                                (IN THOUSANDS)

                                                    COSTS      GROSS AMOUNT AT WHICH CARRIED AT
                                INITIAL COSTS    CAPITALIZED           DECEMBER 31, 1997
                             ------------------- SUBSEQUENT    -------------------------------------                  YEAR
                     ENCUM-         BUILDINGS &      TO                    BUILDINGS &               ACCUMULATED  CONSTRUCTED/
    PROPERTIES       BRANCES  LAND  IMPROVEMENTS ACQUISITION     LAND      IMPROVEMENTS    TOTAL     DEPRECIATION   ACQUIRED
    ----------       ------- ------ ------------ -----------   ---------- -------------------------- ------------ ------------
OPERATING
 PROPERTIES
Austin, Texas Area:
  Market @ Round
   Rock............  $ 7,523 $2,000   $ 8,978      $    9      $    2,000   $     8,988  $    10,988   $  (236)       1997
  North Hills......    9,194  4,900    18,484          56           4,900        18,540       23,440      (406)       1997
Dallas/Ft. Worth
 Area:
  Arapaho Village
   South...........             837     7,083         328             837         7,411        8,248      (569)       1995
  Casa Linda Plaza.           4,515    23,190       4,260           4,515        27,450       31,965    (1,120)       1996
  Cooper Street
   Plaza...........           2,079    10,419          78           2,079        10,497       12,576      (690)       1995
  Harwood Hills
   Phase I & II....    6,900  2,618     6,475       2,004           2,618         8,478       11,096      (692)    1996,1996
  Hillcrest
   Village.........           1,600     1,752                       1,600         1,752        3,352       (65)       1996
  Market @ Preston
   Forest..........           4,400    10,643                       4,400        10,643       15,043      (248)       1997
  Mills Pointe.....    6,078  2,000    11,432         177           2,000        11,610       13,610      (334)       1997
  Mockingbird
   Commons.........           3,000     9,335          32           3,000         9,367       12,367      (398)       1996
  Northview Plaza..           1,957     7,999         263           1,957         8,262       10,219      (627)       1995
  Preston Park
   Village.........   25,910  6,400    45,957           9           6,400        45,966       52,366    (1,143)       1997
  Ridglea Plaza....           1,675    12,609          71           1,675        12,680       14,355      (978)       1995
  Southpark Center.           3,078     8,720          38           3,078         8,758       11,836      (662)       1995
  Valley Ranch
   Phase I & II....           2,593     6,276       3,989           3,021         9,837       12,858      (414)    1996,1996
  The Village......             522     6,809          38             522         6,847        7,369      (520)       1995
Denver Area:
  Boulevard Center.           3,659     9,382          47           3,659         9,429       13,088      (375)       1996
  Buckley Square...           3,270     4,248        (265)(b)       2,970         4,283        7,253      (180)       1996
  Leetsdale Center.           3,420     9,150         432           3,420         9,582       13,002      (417)       1996
  Littleton Square.           2,030     8,060          58           2,030         8,118       10,148      (241)       1996
Houston Area:
  Champion Forest..           2,666     7,943          22           2,666         7,965       10,631      (258)       1997
Los Angeles County
 Area:
  El Camino........           7,600     9,671                       7,600         9,671       17,271     (86)         1997

                             PACIFIC RETAIL TRUST

                               DECEMBER 31, 1997
                                (IN THOUSANDS)

                                                   COSTS     GROSS AMOUNT AT WHICH CARRIED AT
                              INITIAL COSTS     CAPITALIZED         DECEMBER 31, 1997
                           -------------------- SUBSEQUENT  ------------------------------------                  YEAR
                   ENCUM-          BUILDINGS &      TO                  BUILDINGS &              ACCUMULATED  CONSTRUCTED/
    PROPERTIES     BRANCES  LAND   IMPROVEMENTS ACQUISITION   LAND      IMPROVEMENTS    TOTAL    DEPRECIATION   ACQUIRED
    ----------     ------- ------- ------------ ----------- ---------- ------------------------- ------------ ------------
OPERATING
 PROPERTIES
  Plaza de
   Hacienda....... $ 6,764 $ 4,230   $ 9,744       $  3     $    4,230   $    9,747   $   13,977   $  (349)       1997
  Redondo Village.           1,313     3,810                     1,313        3,810        5,123      (252)       1996
  Ventura Village.           4,300     6,135         32          4,300        6,167       10,467      (311)       1996
Orange County
 Area:
  Heritage Plaza..           8,907    25,732         46          8,907       25,778       34,685      (370)       1997
  Morningside
   Plaza..........           4,300    12,819          3          4,300       12,823       17,123      (176)       1997
  Newland Center..          12,500    11,686                    12,500       11,686       24,186                  1997
  Rona Plaza......           1,500     4,239          2          1,500        4,240        5,740       (29)       1997
  Santa Ana
   Downtown Plaza.           4,240     7,105         13          4,240        7,118       11,358      (369)       1996
Phoenix Area:
  Paseo Village...   4,363   2,550     6,652        100          2,550        6,752        9,302      (284)       1996
  Pima Crossing...           5,800    24,208         98          5,800       24,306       30,106      (181)       1997
Portland Area:
  Walker Center...           3,840     6,244                     3,840        6,244       10,084      (155)       1997
Sacramento Area:
  Arden Square....           3,140     7,271                     3,140        7,271       10,411                  1997
  The Promenade...           2,526    12,244         18          2,526       12,263       14,789      (664)       1996
San Diego County
 Area:
  Costa Verde.....          12,740    21,991        261         12,740       22,253       34,993    (1,249)       1996
  El Norte Parkway
   Plaza..........           2,834     6,121          1          2,834        6,122        8,956      (431)       1996
  Friars Mission..  18,213   6,660    25,754                     6,660       25,754       32,414      (289)       1997
San Francisco Bay
 Area:
  Blossom Valley..           7,804     9,848         31          7,804        9,880       17,683      (451)       1996
  Country Club
   Village........           3,000    11,117        170          3,000       11,287       14,287      (353)       1996
  Encina Grande...           5,040    10,117          6          5,040       10,123       15,163      (306)       1997
  Loehmann's
   Plaza..........           5,420     8,044                     5,420        8,044       13,464                  1997
  San Leandro.....           1,300     7,689                     1,300        7,689        8,989       (55)       1997
  Sequoia Station.           9,100    17,697                     9,100       17,697       26,797                  1997
  Strawflower
   Village........           4,060     6,867         15          4,060        6,882       10,943      (301)       1996
  Tassajara
   Crossing.......           8,560    14,526         47          8,560       14,573       23,133      (766)       1996
  Westpark Plaza..           5,840     4,398         37          5,840        4,434       10,274      (109)       1997
  Woodside Central
   Plaza..........           3,500     8,623                     3,500        8,623       12,123      (187)       1997

                             PACIFIC RETAIL TRUST
       SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION--CONTINUED
                               DECEMBER 31, 1997
                                (IN THOUSANDS)

                                                                   GROSS AMOUNT AT WHICH CARRIED AT
                                  INITIAL COSTS         COSTS              DECEMBER 31, 1997
                              ---------------------  CAPITALIZED   -----------------------------------                  YEAR
                      ENCUM-           BUILDINGS &    SUBSEQUENT               BUILDINGS &             ACCUMULATED  CONSTRUCTED/
     PROPERTIES       BRANCES   LAND   IMPROVEMENTS TO ACQUISITION   LAND     IMPROVEMENTS    TOTAL    DEPRECIATION   ACQUIRED
     ----------       ------- -------- ------------ -------------- ---------- ------------------------ ------------ ------------
OPERATING PROPERTIES
Seattle Area:
  Lake Meridian
  Marketplace.......          $  6,510   $ 11,557      $   119     $    6,510   $   11,676  $   18,186   $   (355)      1996
  South Point Plaza.             5,000      9,697           37          5,000        9,735      14,735       (205)      1997
  Southcenter Plaza.             1,300     12,022           74          1,300       12,096      13,396       (357)      1996
  Totem Hill Plaza..             1,100      3,124           15          1,100        3,139       4,239       (105)      1997
                              --------   --------      -------     ----------   ----------  ----------   --------
TOTAL OPERATING
PROPERTIES..........  $84,943  215,732    571,699       12,773        215,861      584,347     800,205    (19,315)
                      ------- --------   --------      -------     ----------   ----------  ----------   --------
REDEVELOPMENT
PROPERTIES
Austin, Texas Area:
  Hancock Center....             8,232      4,150            4          8,232        4,154      12,386       (348)      1996
Orange County Area:
  Bristol and
  Warner............             5,000      7,095                       5,000        7,095      12,095        (18)      1997
                      ------- --------   --------      -------     ----------   ----------  ----------   --------
TOTAL REDEVELOPMENT
PROPERTIES..........      --    13,232     11,245            4         13,232       11,249      24,481       (366)
                      ------- --------   --------      -------     ----------   ----------  ----------   --------
LAND UNDER
DEVELOPMENT
Dallas/Ft. Worth
Area:
  Hebron Parkway
  Plaza.............             2,378                                  2,378                    2,378                  1997
  Prestonwood Park..            10,166                                 10,166                   10,166                  1997
                              --------   --------      -------     ----------   ----------  ----------   --------
TOTAL LAND UNDER
DEVELOPMENT.........            12,543        --           --          12,544          --       12,544        --
                              --------   --------      -------     ----------   ----------  ----------   --------
LAND HELD FOR
DEVELOPMENT
Dallas/Ft. Worth
Area:
  Harwood Hills.....               234                       1            235                      235                  1996
Los Angeles Area:
  Plaza de Hacienda.               770                      58            828                      828                  1997
                              --------   --------      -------     ----------   ----------  ----------   --------
TOTAL LAND HELD FOR
DEVELOPMENT.........             1,004        --            59          1,063          --        1,063        --
                              --------   --------      -------     ----------   ----------  ----------   --------
    GRAND TOTAL.....  $84,943 $242,512   $582,944      $12,837     $  242,700   $  595,596  $  838,293   $(19,681)
                      ======= ========   ========      =======     ==========   ==========  ==========   ========

(a) Reconciliation of total cost to balance sheet caption at December 31, 1997 (in thousands):

   Total per Schedule III............................................. $838,293
   Construction in process............................................   13,165
                                                                       --------
   Total real estate.................................................. $851,458
                                                                       ========

(b) Pad site was sold in 1997 to the tenant under a right of first refusal existing at time center was purchased. Sales price was $300,000 which was equal to the cost of the pad site.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO, DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CRE-ATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICI-TATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary....................................................................   1
The Company and the Partnership............................................   1
The Exchange Offer.........................................................   2
The New Notes..............................................................   3
Risk Factors...............................................................   5
Consolidated Ratios of Earnings to Fixed Charges...........................  11
The Partnership and the Company............................................  12
Use of Proceeds............................................................  12
Selected Financial Data....................................................  13
The Exchange Offer.........................................................  14
Description of Notes.......................................................  19
Information with Respect to the Guarantors.................................  30
Certain Federal Income Tax Consequences....................................  31
Plan of Distribution.......................................................  35
Legal Matters..............................................................  36
Experts....................................................................  36




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               OFFER TO EXCHANGE

                                 $100,000,000

                             REGENCY CENTERS, L.P.

                        7 1/8% NOTES DUE JULY 15, 2005

                               ----------------
                               ----------------


                                  PROSPECTUS

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Regency's officers and directors are and will be indemnified under Florida and Delaware law, the charter and by-laws of Regency, and the partnership agreement of Regency Centers, L.P.

     The Florida Business Corporation Act (the "Florida Act"), under which Regency, RRC FL Five, Inc. and RRC Acquisitions, Inc. are organized, permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

     The partnership agreement of Regency Centers, L.P. also provides for indemnification of Regency and its officers and directors against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership as set forth in the partnership agreement in which any indemnitee may be involved, or is threatened to be involved, unless it is established that
(i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the indemnitee had cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the indemnitee did not meet the requisite standard of conduct set forth in the respective partnership agreement section on indemnification. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation before judgment creates a rebuttable presumption that the indemnitee acted in a manner contrary to that specified in the indemnification section of the partnership agreement. Any indemnification pursuant to the Regency Centers, L.P. partnership agreement may only be made out of the assets of the partnership.



     The Agreement of Limited Partnership of Regency Office Partnership, L.P., a Delaware limited partnership and the Agreement of Limited Partnership of RRC Operating Partnership of Georgia, L.P., a Georgia limited partnership, each provide that neither its general partner, nor any affiliate, nor any shareholder, officer, director, partner or employee of such general partner or any affiliate shall be liable, responsible or accountable in damages or otherwise to any of the limited partners or to such Partnership for any act or omission performed or omitted by them in good faith, provided that they were not guilty of gross negligence or willful misconduct. Except for actions or omissions constituting gross negligence or willful misconduct, each Partnership Agreement provides that such respective Partnership shall indemnify its general partner, each affiliate and each shareholder, officer, director, partner and employee of such general partner or any affiliate, for any loss, liability, damage, or expense incurred by them on behalf of the Partnership or in furtherance of the Partnership's interests, including reasonable attorneys' fees and expenses.

Item 21.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

               The exhibits to this Registration Statement are listed in the
               Exhibit Index, which appears immediately after the signature page and is incorporated herein by this reference.

     (b)  Financial Statement Schedules

               (i) The Consolidated Real Estate and Accumulated Depreciation Schedule of the Partnership as of December 31, 1997 is found at page S-2 of the Partnership's registration statement on Form 10 and incorporated herein by reference.

               (ii) The Independent Auditors' Report on the above-referenced schedule of the Partnership is found at page S-1 of the Partnership's registration statement on Form 10 and incorporated herein by reference.

               (iii) The Consolidated Real Estate and Accumulated Depreciation Schedule of Regency as of December 31, 1997 is found at page S-2 of Regency's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

               (iv) The Independent Auditors' Report on the above-referenced schedule of Regency is found at page S-1 of Regency's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

               (v) All other schedules are omitted because they are not applicable, or because the required information is included in the financial statements of the Partnership or Regency or notes thereto incorporated herein by reference.

               (vi) Schedule III of Pacific Retail; Real Estate and Accumulated Depreciation as of December 31, 1997 on page S-1 of this Registration Statement.

               (viii) All other schedules are omitted because they are not applicable, or because the required information is included in the financial statements of Pacific Retail or notes thereto included elsewhere in this Registration Statement.

     (c)  Reports, Opinions and Appraisals

                      Not Applicable.

ITEM 22.  UNDERTAKINGS

     (a)  The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of a registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions discussed in Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of this Registration Statement through the date of responding to the request.

     (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on January 11, 1999.


                             REGENCY CENTERS, L.P.
                             By: Regency Realty Corporation, General Partner


                             By:  /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., Chairman of the Board,
                                 President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 11, 1999                      /s/ Martin E. Stein, Jr.
      --------------------------------      ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: January 11, 1999                      /s/  Bruce M. Johnson
      --------------------------------      ------------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: January 11, 1999                      /s/ J. Christian Leavitt
      --------------------------------      ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: January 11, 1999                              *
      --------------------------------      ------------------------
                                            Joan W. Stein, Chairman Emeritus and
                                            Director


Date: January 11, 1999                              *
      --------------------------------      ------------------------
                                            Richard W. Stein, Director

Date: January 11, 1999                                 *
      --------------------------------      ----------------------------------
                                            Edward L. Baker, Director


Date: January 11, 1999                                 *
      --------------------------------      ----------------------------------
                                            Raymond L. Bank, Director


Date: January 11, 1999                                 *
      --------------------------------      ----------------------------------
                                            J. Alexander Branch III, Director


Date: January 11, 1999                                 *
      --------------------------------      ----------------------------------
                                            A.R. Carpenter, Director


Date: January 11, 1999                                 *
      --------------------------------      ----------------------------------
                                            J. Dix Druce, Jr., Director


Date: January 11, 1999                                 *
      --------------------------------      ----------------------------------
                                            Albert Ernest, Jr., Director


Date: January 11, 1999                                 *
      --------------------------------      ----------------------------------
                                            Douglas S. Luke, Director


Date: January 11, 1999                                 *
      --------------------------------      ----------------------------------
                                            Mary Lou Rogers, Director


Date: January 11, 1999                                 *
      --------------------------------      ----------------------------------
                                            Jonathan Smith, Director


Date: January 11, 1999                                 *
      --------------------------------      ----------------------------------
                                            Lee S. Wielansky, Director

* /s/ J. Christian Leavitt
 ------------------------------------
      J. Christian Leavitt
      Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on January 11, 1999.


                             REGENCY REALTY CORPORATION


                             By:  /s/ Martin E. Stein, Jr.
                                 -------------------------
                                 Martin E. Stein, Jr., Chairman of the Board,
                                 President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 11, 1999                      /s/ Martin E. Stein, Jr.
      --------------------------------      ---------------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: January 11, 1999                      /s/ Bruce M. Johnson
      --------------------------------      ---------------------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: January 11, 1999                      /s/ J. Christian Leavitt
      --------------------------------      ---------------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: January 11, 1999                                  *
      --------------------------------      ---------------------------------
                                            Joan W. Stein, Chairman Emeritus and
                                            Director


Date: January 11, 1999                                  *
      --------------------------------      ---------------------------------
                                            Richard W. Stein, Director

Date: January 11, 1999                                  *
     --------------------------------       ----------------------------------
                                            Edward L. Baker, Director


Date: January 11, 1999                                  *
     --------------------------------       ----------------------------------
                                            Raymond L. Bank, Director


Date: January 11, 1999                                  *
     --------------------------------       ----------------------------------
                                            J. Alexander Branch III, Director


Date: January 11, 1999                                  *
     --------------------------------       ----------------------------------
                                            A.R. Carpenter, Director


Date: January 11, 1999                                  *
     --------------------------------       ----------------------------------
                                            J. Dix Druce, Jr., Director


Date: January 11, 1999                                  *
     --------------------------------       ----------------------------------
                                            Albert Ernest, Jr., Director


Date: January 11, 1999                                  *
     --------------------------------       ----------------------------------
                                            Douglas S. Luke, Director


Date: January 11, 1999                                  *
     --------------------------------       ----------------------------------
                                            Mary Lou Rogers, Director


Date: January 11, 1999                                  *
     --------------------------------       ----------------------------------
                                            Jonathan Smith, Director


Date: January 11, 1999                                  *
     --------------------------------       ----------------------------------
                                            Lee S. Wielansky, Director

*  /s/ J. Christian Leavitt
  -----------------------------------
       J. Christian Leavitt
       Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on January 11, 1999.

                             REGENCY OFFICE PARTNERSHIP, L.P.
                             By: Regency Centers, L.P., General Partner
                             By: Regency Realty Corporation, General Partner


                             By: /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., Chairman of the Board,
                                 President and Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 11, 1999                      /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: January 11, 1999                      /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: January 11, 1999                      /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: January 11, 1999                               *
      ------------------                    --------------------
                                            Joan W. Stein, Chairman Emeritus and
                                            Director


Date: January 11, 1999                              *
      ------------------                    --------------------
                                            Richard W. Stein, Director

Date: January 11, 1999                              *
      ------------------                    -------------------
                                            Edward L. Baker, Director


Date: January 11, 1999                              *
      ------------------                    -------------------
                                            Raymond L. Bank, Director


Date: January 11, 1999                              *
      ------------------                    ---------------------------
                                            J. Alexander Branch III, Director


Date: January 11, 1999                              *
      ------------------                    ------------------
                                            A.R. Carpenter, Director


Date: January 11, 1999                              *
      ------------------                    ---------------------
                                            J. Dix Druce, Jr., Director


Date: January 11, 1999                              *
      ------------------                    ----------------------
                                            Albert Ernest, Jr., Director


Date: January 11, 1999                              *
      ------------------                    -------------------
                                            Douglas S. Luke, Director


Date: January 11, 1999                              *
      ------------------                    -------------------
                                            Mary Lou Rogers, Director


Date: January 11, 1999                              *
      ------------------                    ------------------
                                            Jonathan Smith, Director


Date: January 11, 1999                              *
      ------------------                    --------------------
                                            Lee S. Wielansky, Director

* /s/ J. Christian Leavitt
 ----------------------------
      J. Christian Leavitt
      Attorney-in-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on January 11, 1999.
               -----------------

                             RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.
                             By: Regency Centers, L.P., General Partner
                             By: Regency Realty Corporation, General Partner


                             By: /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., Chairman of the Board,
                                 President and Chief Executive Officer




      Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 11, 1999                      /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: January 11, 1999                      /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: January 11, 1999                      /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: January 11, 1999                             *
      ------------------                    -----------------
                                            Joan W. Stein, Chairman Emeritus and
                                            Director


Date: January 11, 1999                             *
      ------------------                    --------------------
                                            Richard W. Stein, Director

Date: January 11, 1999                             *
      ------------------                    -------------------
                                            Edward L. Baker, Director


Date: January 11, 1999                             *
      ------------------                    -------------------
                                            Raymond L. Bank, Director


Date: January 11, 1999                             *
      ------------------                    ---------------------------
                                            J. Alexander Branch III, Director


Date: January 11, 1999                             *
      ------------------                    ------------------
                                            A.R. Carpenter, Director


Date: January 11, 1999                             *
      ------------------                    ---------------------
                                            J. Dix Druce, Jr., Director


Date: January 11, 1999                             *
      ------------------                    ----------------------
                                            Albert Ernest, Jr., Director


Date: January 11, 1999                             *
      ------------------                    -------------------
                                            Douglas S. Luke, Director


Date: January 11, 1999                             *
      ------------------                    -------------------
                                            Mary Lou Rogers, Director


Date: January 11, 1999                             *
      ------------------                    ------------------
                                            Jonathan Smith, Director


Date: January 11, 1999                             *
      ------------------                    --------------------
                                            Lee S. Wielansky, Director

* /s/ J. Christian Leavitt
 ----------------------------
      J. Christian Leavitt
      Attorney-in-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on January 11, 1999.
               -----------------

                             RRC FL FIVE, INC.


                             By: /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., President and
                                 Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 11, 1999                      /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: January 11, 1999                      /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: January 11, 1999                      /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: January 11, 1999                      /s/ Richard W. Stein
      ------------------                    --------------------
                                            Richard W. Stein, Director


Date: January 11, 1999                      /s/ Jonathan L. Smith
      ------------------                    ---------------------
                                            Jonathan L. Smith, Director

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on January 11, 1999.
               -----------------

                             RRC ACQUISITIONS, INC.


                             By: /s/ Martin E. Stein, Jr.
                                 ------------------------
                                 Martin E. Stein, Jr., President and
                                 Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 11, 1999                      /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: January 11, 1999                      /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: January 11, 1999                      /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: January 11, 1999                      /s/ Richard W. Stein
      ------------------                    --------------------
                                            Richard W. Stein, Director


Date: January 11, 1999                      /s/ Jonathan L. Smith
      ------------------                    ---------------------
                                            Jonathan L. Smith, Director

                                 EXHIBIT INDEX

EXHIBIT                                                    PAGINATION/
NUMBER            EXHIBIT DESIGNATION                   NUMBERING SYSTEM
  4.1    Indenture dated as of July 20, 1998        (incorporated by reference
         among Regency Centers, L.P., the           to Exhibit 10.2 to Regency
         Guarantors named therein and First         Centers, L.P.'s Registration
         Union National Bank, as trustee            Statement on Form 10)

  4.2    Exchange and Registration Rights           (incorporated by reference
         Agreement dated as of July 15, 1998        to Exhibit 10.3 to Regency
         among Regency Centers, L.P., the           Centers, L.P.'s Registration
         Guarantors named therein and the           Statement on Form 10)
         Purchasers named therein

  4.3*   Form of New Note

  5.1*   Opinion of Foley & Lardner as to the
         validity of the New Notes and the New
         Guarantees.

  8.1*   Opinion of Foley & Lardner as to
         tax matters and REIT status

   12*   Statement regarding computation of
         Ratio of Earnings to Fixed Charges.

 23.1    Consent of KPMG Peat Marwick LLP

 23.2    Consent of PricewaterhouseCoopers

 23.3*   Consent of Foley & Lardner, counsel to
         the Issuers (included in Exhibits 5.1
         and 8.1).

  25     Statement of Eligibility of Trustee.

 27.1*   Financial Data Schedule for Regency Office Partnership, L.P.

 27.2*   Financial Data Schedule for RRC Operating Partnership of Georgia, L.P.

 27.3*   Financial Data Schedule for RRC FL Five, Inc.

 27.4*   Financial Data Schedule for RRC Acquisitions, Inc.

 99.1*   Form of Letter of Transmittal.

 99.2*   Form of Exchange Agency Agreement.

___________________________

* Previously filed